                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
               EXCHANGE ACT OF 1934 (AMENDMENT NO.             )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     /X/ Preliminary proxy statement
     / / Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                      ASSOCIATED NATURAL GAS CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                               ERIK B. CARLSON
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

- --------------------------------------------------------------------------------


- ---------------
    (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                       ASSOCIATED NATURAL GAS CORPORATION
                           370 17TH STREET, SUITE 900
                             DENVER, COLORADO 80202

                               NOVEMBER   , 1994

To Our Stockholders:

     You are cordially invited to attend a Special Meeting of Stockholders to be
held at 9:00 a.m., local time, on             , December   , 1994 at the Brown
Palace Hotel, 321 17th Street, Denver, Colorado.

     At the Special Meeting, you will be asked to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated October 9, 1994, providing for the merger of a wholly-owned subsidiary of Panhandle Eastern Corporation with and into Associated Natural Gas Corporation. Under the terms of the Merger Agreement, each outstanding share of common stock of ANGC would be converted into the right to receive between 1.5725 and 1.8750 shares of common stock of Panhandle Eastern Corporation, depending on the average of the closing prices of the Panhandle common stock on the New York Stock Exchange during a specified period ending prior to the Special Meeting. The Merger Agreement and the proposed merger are discussed in more detail in the accompanying Joint Proxy Statement/Prospectus.

     The Board of Directors of ANGC has retained the investment banking firm of Dillon, Read & Co. Inc. to advise it with respect to the fairness of the consideration to be received by the ANGC stockholders in the merger. Dillon, Read & Co. Inc. has advised the Board that, in its opinion, the consideration to be received by the holders of ANGC common stock in the merger is fair, from a financial point of view, to such holders. A copy of the opinion of Dillon, Read & Co. Inc. is included in the enclosed Joint Proxy Statement/Prospectus as Appendix III thereto.

     YOUR BOARD OF DIRECTORS BELIEVES THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF ANGC AND ITS STOCKHOLDERS, AND RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

     The Merger Agreement and financial and other information concerning the business of Panhandle Eastern Corporation and ANGC are included in the enclosed Joint Proxy Statement/Prospectus. Please review the Joint Proxy
Statement/Prospectus carefully.

     If you have any questions prior to the Special Meeting or need further assistance, please call Corporate Investor Communications, Inc., who will be assisting in connection with the Special Meeting, at 1-(800) 346-7885.

     The affirmative vote of the holders of a majority of the outstanding shares of ANGC Common Stock is required to approve and adopt the Merger Agreement, so failure to vote will have the same effect as a vote against the Merger Agreement. Accordingly, we urge you to complete, sign and date the enclosed proxy or voting instruction card and return it in the enclosed return envelope, whether or not you plan to attend the meeting. Your vote is important.

                                            Sincerely,

                                            CORTLANDT S. DIETLER
                                            Chairman and Chief Executive Officer

                       ASSOCIATED NATURAL GAS CORPORATION
                           370 17TH STREET, SUITE 900
                             DENVER, COLORADO 80202

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER    , 1994

To the Stockholders of Associated Natural Gas Corporation:

     A Special Meeting of Stockholders of Associated Natural Gas Corporation, a
Delaware corporation ("ANGC"), will be held on                  , December   ,
1994 at 9:00 a.m., local time, at the Brown Palace Hotel, 321 17th Street, Denver, Colorado, for the following purposes:

          1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated October 9, 1994 (the "Merger Agreement"), relating to the merger of a wholly-owned subsidiary of Panhandle Eastern Corporation with and into ANGC pursuant to which each outstanding share of ANGC common stock, $.05 par value per share, would be converted into the right to receive between 1.5725 and 1.8750 shares of common stock, $1.00 par value per share, of Panhandle Eastern Corporation, depending on the average of the closing prices of the Panhandle common stock on the New York Stock Exchange during a fifteen consecutive trading day period ending on (but excluding) the third trading day prior to the Special Meeting, all as more fully set forth in the accompanying Joint Proxy Statement/Prospectus and in the Merger Agreement, a copy of which is included as Appendix I thereto; and

          2. To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on November 11, 1994 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof. Only holders of record of shares of ANGC Common Stock at the close of business on the record date are entitled to notice of and to vote at the meeting. A complete list of such stockholders will be available for examination at the offices of ANGC in Denver, Colorado during normal business hours by any ANGC stockholder, for any purpose germane to the Special Meeting, for a period of 10 days prior to the meeting. Stockholders of ANGC are not entitled to any appraisal or dissenter's rights under the Delaware General Corporation Law in respect of the merger.

     Your vote is important. The affirmative vote of the holders of a majority of the outstanding shares of ANGC Common Stock is required for approval and adoption of the Merger Agreement. Even if you plan to attend the meeting in person, we request that you sign and return the enclosed proxy or voting instruction card and thus ensure that your shares will be represented at the meeting if you are unable to attend. If you do attend the meeting and wish to vote in person, you may withdraw your proxy and vote in person.

                                                  By Order of the Board of
                                                  Directors

                                                  ERIK B. CARLSON
                                                  Secretary

Denver, Colorado
November   , 1994

***************************************************************************
*                                                                         *
*  Information contained herein is subject to completion or amendment. A  *
*  registration statement relating to these securities has been filed     *
*  with the Securities and Exchange Commission. These securities may not  *
*  be sold nor may offers to buy be accepted prior to the time the        *
*  registration statement becomes effective. This prospectus shall not    *
*  constitute an offer to sell or the solicitation of an offer to buy     *
*  nor shall there be any sale of these securities in any State in which  *
*  such offer, solicitation or sale would be unlawful prior to            *
*  registration or qualification under the securities laws of any such    *
*  State.                                                                 *
*                                                                         *
***************************************************************************


                 SUBJECT TO COMPLETION, DATED OCTOBER 20, 1994

                         PANHANDLE EASTERN CORPORATION
                       ASSOCIATED NATURAL GAS CORPORATION
                        JOINT PROXY STATEMENT/PROSPECTUS
                             ---------------------

     This Joint Proxy Statement/Prospectus relates to the proposed merger of Panhandle Acquisition Two, Inc., a Delaware corporation ("Merger Sub"), which is a wholly-owned subsidiary of Panhandle Eastern Corporation, a Delaware corporation ("Panhandle"), with and into Associated Natural Gas Corporation, a Delaware corporation ("ANGC"), pursuant to the Agreement and Plan of Merger dated October 9, 1994 among Panhandle, Merger Sub and ANGC (the "Merger Agreement"). The merger contemplated by the Merger Agreement is referred to herein as the "Merger."

     As a result of the Merger, (i) each share of common stock, $.05 par value per share, of ANGC ("ANGC Common Stock") outstanding immediately prior to the effective time of the Merger (other than ANGC Common Stock held directly or indirectly by Panhandle or ANGC) will be converted into the right to receive between 1.5725 and 1.8750 shares of common stock, $1.00 par value per share, of Panhandle ("Panhandle Common Stock"), depending on the average of the closing prices of the Panhandle Common Stock on the New York Stock Exchange during a fifteen consecutive trading day period ending on (but excluding) the third trading day prior to the ANGC special meeting described herein, and an equal number of associated rights to purchase one one-hundredth of a share of Participating Preferred Stock, $1.00 par value, of Panhandle, and (ii) ANGC will become a wholly-owned subsidiary of Panhandle.

     This Joint Proxy Statement/Prospectus is being furnished to holders of Panhandle Common Stock and ANGC Common Stock in connection with the solicitation of proxies by the respective Boards of Directors of Panhandle and ANGC for use
at special meetings of stockholders of each company to be held on December   ,
1994. This Joint Proxy Statement/Prospectus and the accompanying forms of proxy are first being mailed to stockholders of Panhandle and ANGC on or about
November   , 1994.

     At the ANGC special meeting, holders of ANGC Common Stock will be asked to approve and adopt the Merger Agreement. At the Panhandle special meeting, holders of Panhandle Common Stock will be asked to approve the issuance and reservation for issuance of up to 30,417,478 shares of Panhandle Common Stock pursuant to the Merger Agreement.

     This Joint Proxy Statement/Prospectus also constitutes a prospectus of Panhandle with respect to up to 30,417,478 shares of Panhandle Common Stock to be issued pursuant to the Merger Agreement in exchange for currently outstanding shares of ANGC Common Stock and additional shares of ANGC Common Stock which may become outstanding prior to the Merger pursuant to the exercise of outstanding options to purchase ANGC Common Stock ("ANGC Options") or upon conversion of ANGC's 9% Convertible Senior Subordinated Notes (the "ANGC Convertible Notes"). It is a condition to consummation of the Merger that the shares of Panhandle Common Stock issuable pursuant to the Merger be approved for listing on the New York Stock Exchange ("NYSE"), subject to official notice of issuance.

     On October 19, 1994, the closing prices of Panhandle Common Stock and ANGC Common Stock, as reported on the New York Stock Exchange Composite Tape, were $22 7/8 and $37 5/8, respectively.
                             ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY OTHER STATE SECURITIES COMMISSION NOR
  HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
    COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
     ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS IS             , 1994

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY PANHANDLE OR ANGC. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES OFFERED HEREBY SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF PANHANDLE OR ANGC SINCE THE DATE HEREOF OR THAT THE INFORMATION SET FORTH OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OF AN OFFER OR PROXY SOLICITATION.

     THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES CERTAIN DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. PANHANDLE AND ANGC EACH UNDERTAKE TO PROVIDE COPIES OF SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE), WITHOUT CHARGE, TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS JOINT PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST TO, IN THE CASE OF DOCUMENTS RELATING TO PANHANDLE, ROBERT W. REED, SECRETARY, PANHANDLE EASTERN CORPORATION, 5400 WESTHEIMER COURT, P.O. BOX 1642, HOUSTON, TEXAS 77251-1642 (TELEPHONE (713) 627-5400), AND, IN THE CASE OF DOCUMENTS RELATING TO ANGC, ERIK B. CARLSON, GENERAL COUNSEL AND SECRETARY, ASSOCIATED NATURAL GAS CORPORATION, 370 17TH STREET, SUITE 900, DENVER, COLORADO 80202 (TELEPHONE (303) 595-3331). IN ORDER TO ENSURE DELIVERY OF DOCUMENTS PRIOR TO
THE APPLICABLE STOCKHOLDERS MEETING, REQUESTS SHOULD BE RECEIVED BY DECEMBER   ,
1994.

                             AVAILABLE INFORMATION

     Panhandle and ANGC are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, file reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by Panhandle and ANGC can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621-2511. Copies of such material can be obtained by mail from the Public Reference Branch of the Commission at 450 West Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, reports, proxy statements and other information concerning Panhandle and ANGC may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005, and, with respect to Panhandle, at the offices of the Pacific Stock Exchange, 301 Pine Street, San Francisco, California.

     Panhandle has filed with the Commission a Registration Statement on Form S-4 (together with all amendments, supplements and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Panhandle Common Stock to be issued pursuant to the Merger Agreement. The information contained herein with respect to Panhandle and its affiliates, including Merger Sub, has been provided by Panhandle, and the information contained herein with respect to ANGC and its affiliates has been provided by ANGC. This Joint Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which were omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been filed with the Commission pursuant to the Exchange Act, are incorporated herein by reference:

          1. Panhandle's Annual Report on Form 10-K for its fiscal year ended December 31, 1993.

          2. Panhandle's Quarterly Reports on Form 10-Q for the periods ended March 31, 1994 and June 30, 1994.

          3. Panhandle's Current Reports on Form 8-K dated January 21, 1994 and October 10, 1994.

          4. Panhandle's Form 8-B dated January 11, 1981 and Panhandle's Form 8-A dated March 12, 1986.

          5. ANGC's Annual Report on Form 10-K for its fiscal year ended September 30, 1993.

          6. ANGC's Quarterly Reports on Form 10-Q for the periods ended December 31, 1993, March 31, 1994 and June 30, 1994 (as amended by Form 10-Q/A dated October 20, 1994).

          7. ANGC's Current Reports on Form 8-K dated January 13, 1994, February 25, 1994, April 5, 1994, July 15, 1994 and October 10, 1994.

          8. ANGC's Form 8-A dated August 3, 1988, as amended by Form 8 amendments dated August 10, 1988, September 8, 1988, September 21, 1988, October 7, 1988 and November 3, 1989.

     All documents filed by Panhandle or ANGC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Joint Proxy Statement/Prospectus and prior to the date of the special meetings of the stockholders of each company shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.

                               TABLE OF CONTENTS

                                           PAGE
                                          ------
Available Information...................       2
Incorporation of Certain Documents By
  Reference.............................       3
Summary.................................       5
  The Companies.........................       5
  The Special Meetings..................       5
  The Merger and the Merger Agreement...       6
  Stock Option..........................      10
  Irrevocable Proxies...................      10
  Certain Federal Income Tax
    Consequences........................      10
  Anticipated Accounting Treatment......      10
  No Appraisal Rights...................      10
  Exchange of ANGC Common Stock
    Certificates........................      11
  Interests of Certain Persons in the
    Merger..............................      11
  Comparative Rights of ANGC and
    Panhandle Stockholders..............      11
  Market Price and Dividend Data........      12
  Panhandle Selected Historical
    Consolidated Financial and Operating
    Information.........................      13
  ANGC Selected Historical Consolidated
    Financial and Operating
    Information.........................      14
  Selected Pro Forma Financial
    Information.........................      15
  Comparative Per Share Data............      16
The Companies...........................      17
  Panhandle and Merger Sub..............      17
  ANGC..................................      17
The Special Meetings....................      17
  Time, Date, Place and Purpose of
    Special Meetings....................      17
  Record Date and Outstanding Shares....      18
  Voting and Revocation of Proxies......      18
  Vote Required.........................      18
  Solicitation of Proxies...............      19
  Other Matters.........................      19
The Merger..............................      19
  General Description of the Merger.....      19
  Background............................      20
  Certain Information Provided..........      21
  Panhandle's Reasons for the Merger;
    Recommendation of Board of Directors
    of Panhandle........................      22
  ANGC's Reasons for the Merger;
    Recommendation of Board of Directors
    of ANGC.............................      23
  Opinions of Financial Advisors........      24
  Interests of Certain Persons in the
    Merger..............................      33
  Certain Federal Income Tax
    Consequences........................      33
  Accounting Treatment..................      34
  Governmental and Regulatory
    Approvals...........................      35
  Restrictions on Resales by
    Affiliates..........................      35
  Rights of Dissenting Stockholders.....      35

                                           PAGE
                                          ------
Certain Terms of the Merger Agreement...      36
  Effective Time of the Merger..........      36
  Manner and Basis of Converting
    Shares..............................      36
  ANGC Options..........................      37
  Conditions to the Merger..............      37
  Representations and Warranties........      39
  Certain Covenants; Conduct of Business
    Prior to the Merger.................      39
  No Solicitation.......................      40
  Certain Post-Merger Matters...........      41
  Termination or Amendment of the Merger
    Agreement...........................      41
  Expenses and Termination Fee..........      42
  Certain Benefit Plans and Severance...      43
  Indemnification.......................      43
Stock Option Agreement..................      43
Irrevocable Proxies.....................      44
Market Prices of Common Stock and
  Dividend Information..................      45
Unaudited Pro Forma Condensed Financial
  Information...........................      46
Principal Stockholders of Panhandle
  and ANGC..............................      53
  Panhandle.............................      53
  ANGC..................................      54
Description of Panhandle Capital
  Stock.................................      55
  General...............................      55
  Panhandle Common Stock................      55
  Preferred Stock.......................      56
  Rights................................      56
  Restrictions on Dividends.............      57
Comparative Rights of Panhandle and ANGC
  Stockholders..........................      57
  Number and Classification of Board of
    Directors...........................      57
  Power to Call Special Meetings........      57
  Stockholder Vote Required for Certain
    Transactions........................      57
  Action by Written Consent.............      58
  Amendments of Bylaws..................      58
Certain Litigation......................      58
Independent Public Accountants..........      58
Legal Matters...........................      58
Experts.................................      58
Stockholders' Proposals.................      59
Associated Natural Gas Corporation and
  Subsidiaries Index to Financial
  Statements............................     F-1
Appendices:
  I -- Merger Agreement.................    AI-1
 II -- Merrill Lynch Fairness Opinion...   AII-1
III -- Dillon Read Fairness Opinion.....  AIII-1

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Joint Proxy Statement/Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained in or incorporated by reference in this Joint Proxy Statement/Prospectus and the Appendices hereto. Stockholders are urged to carefully read this Joint Proxy Statement/Prospectus and the Appendices hereto in their entirety. As used in this Joint Proxy Statement/Prospectus, unless otherwise required by the context, the term "Panhandle" means Panhandle Eastern Corporation and its consolidated subsidiaries and the term "ANGC" means Associated Natural Gas Corporation and its consolidated subsidiaries. Capitalized terms used herein without definition are, unless otherwise indicated, defined in the Merger Agreement and used herein with such meanings.

                                 THE COMPANIES

     Panhandle and Merger Sub. Panhandle is a holding company whose subsidiaries are engaged primarily in the transportation of natural gas in interstate commerce and related services. Merger Sub is a wholly-owned subsidiary of Panhandle incorporated on July 27, 1994. The principal executive offices of Panhandle, a Delaware corporation, are located at 5400 Westheimer Court, P.O. Box 1642, Houston, Texas 77251-1642, and its telephone number at such offices is
(713) 627-5400.

     ANGC. ANGC is a holding company whose subsidiaries are engaged in the business of purchasing, gathering, processing and transporting natural gas, natural gas liquids ("NGLs") and crude oil and marketing those products to industrial end-users, local distribution companies, liquid petroleum gas wholesalers and retailers and refiners. The principal executive offices of ANGC, a Delaware corporation, are located at 370 17th Street, Suite 900, Denver, Colorado 80202, and its telephone number at such offices is (303) 595-3331.

                              THE SPECIAL MEETINGS

DATE, TIME AND PLACE

     Panhandle. The Special Meeting of Stockholders of Panhandle (the "Panhandle
Special Meeting") will be held on             , December   , 1994, at the J.W.
Marriott Hotel, 5150 Westheimer, Houston, Texas, commencing at 10:00 a.m. local time.

     ANGC. The Special Meeting of Stockholders of ANGC (the "ANGC Special
Meeting") will be held on                , December   , 1994, at the Brown
Palace Hotel, 321 17th Street, Denver, Colorado, commencing at 9:00 a.m. local time.

PURPOSES OF THE SPECIAL MEETINGS

     Panhandle. The purpose of the Panhandle Special Meeting is to consider and vote upon (i) a proposal to approve, as required by the rules of the NYSE, the issuance and reservation for issuance of up to 30,417,478 shares of Panhandle Common Stock pursuant to the Merger Agreement, and (ii) such other matters as may properly be brought before the Panhandle Special Meeting.

     ANGC. The purpose of the ANGC Special Meeting is to consider and vote upon
(i) a proposal to approve and adopt the Merger Agreement, and (ii) such other matters as may properly be brought before the ANGC Special Meeting.

RECORD DATES; SHARES ENTITLED TO VOTE

     Panhandle. Only holders of record of shares of Panhandle Common Stock at the close of business on November 11, 1994 (the "Record Date") are entitled to notice of and to vote at the Panhandle Special Meeting. On such date, there were shares of Panhandle Common Stock outstanding, each of which will be entitled to one vote on each matter to be acted upon at the Panhandle Special Meeting.

     ANGC. Only holders of record of shares of ANGC Common Stock at the close of business on the Record Date are entitled to notice of and to vote at the ANGC
Special Meeting. On such date, there were           shares of ANGC Common Stock
outstanding, each of which will be entitled to one vote on each matter to be acted upon at the ANGC Special Meeting.

QUORUM; VOTE REQUIRED

     Panhandle. The presence, in person or by proxy, at the Panhandle Special Meeting of the holders of a majority of the shares of Panhandle Common Stock outstanding and entitled to vote at the Panhandle Special Meeting is necessary to constitute a quorum at the meeting. Under the rules of the NYSE, the affirmative vote of the holders of a majority of the outstanding shares of Panhandle Common Stock present and entitled to vote thereon at the Panhandle Special Meeting is required to approve the issuance and reservation for issuance of up to 30,417,478 shares of Panhandle Common Stock pursuant to the Merger Agreement, provided that the total vote cast thereon represents over 50% of the total number of shares of Panhandle Common Stock entitled to vote on the proposal.

     ANGC. The presence, in person or by proxy, at the ANGC Special Meeting of the holders of a majority of the shares of ANGC Common Stock outstanding and entitled to vote at the ANGC Special Meeting is necessary to constitute a quorum at the meeting. The affirmative vote of the holders of a majority of the shares of ANGC Common Stock outstanding and entitled to vote thereon at the ANGC Special Meeting is required to approve and adopt the Merger Agreement.

SECURITY OWNERSHIP OF MANAGEMENT

     Panhandle. As of the Record Date for the Panhandle Special Meeting, the directors and executive officers of Panhandle owned less than 1% of the outstanding shares of Panhandle Common Stock entitled to vote at such meeting. Each of such directors and executive officers has advised Panhandle that he or she plans to vote or direct the vote of all such shares of Panhandle Common Stock entitled to vote in favor of the proposal to approve the issuance and reservation for issuance of Panhandle Common Stock pursuant to the Merger Agreement.

     ANGC. As of the Record Date for the ANGC Special Meeting, the directors and
executive officers of ANGC owned approximately     % of the outstanding shares
of ANGC Common Stock entitled to vote at such meeting. Each of such directors and certain executive officers and key employees of ANGC have granted to Panhandle irrevocable proxies with respect to an aggregate of [1,481,283] shares of ANGC Common Stock owned by them as of the Record Date (constituting approximately 9.8% of the outstanding ANGC Common Stock entitled to vote at the ANGC Special Meeting) permitting Panhandle to vote such shares in favor of the proposal to approve and adopt the Merger Agreement, and Panhandle intends to vote such shares, pursuant to such irrevocable proxies, in favor of the proposal to approve and adopt the Merger Agreement. See "Irrevocable Proxies."

                      THE MERGER AND THE MERGER AGREEMENT

     Terms of the Merger. At the Effective Time (as hereinafter defined), Merger Sub will merge with and into ANGC, with ANGC being the surviving corporation and a wholly-owned subsidiary of Panhandle (the "Surviving Corporation"). In the Merger, each outstanding share of ANGC Common Stock (other than shares held directly or indirectly by Panhandle or ANGC) will be converted into the right to receive between 1.5725 and 1.8750 shares of Panhandle Common Stock (determined as described below, the "Exchange Ratio"), determined by dividing $39.00 by the Average Daily Price (as hereinafter defined) of the Panhandle Common Stock during the fifteen consecutive trading days ending on (but excluding) the third trading day prior to the ANGC Special Meeting. If the Average Daily Price of the Panhandle Common Stock is less than $20.80, the Exchange Ratio will be 1.8750, and if the Average Daily Price of the Panhandle Common Stock is greater than $24.80, the Exchange Ratio will be 1.5725. Any resulting fractional shares will be settled in cash. The full text of the Merger Agreement is attached to this Joint Proxy Statement/Prospectus as Appendix I.

     Based on the number of shares of Panhandle Common Stock and ANGC Common Stock outstanding as of the Record Date for the Panhandle Special Meeting and the ANGC Special Meeting, between [23,772,422] and [28,345,496] shares of Panhandle Common Stock will be issuable pursuant to the Merger Agreement (assuming no exercise prior to the Effective Time of the ANGC Options and no conversion prior to the Effective Time of the ANGC Convertible Notes), representing between approximately 16.5% and 19.0% of the total Panhandle Common Stock to be outstanding after such issuance.

     Recommendations of the Boards of Directors. THE BOARD OF DIRECTORS OF PANHANDLE HAS DETERMINED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, THE STOCKHOLDERS OF PANHANDLE AND RECOMMENDS THAT THE STOCKHOLDERS OF PANHANDLE APPROVE THE ISSUANCE AND RESERVATION FOR ISSUANCE OF PANHANDLE COMMON STOCK PURSUANT TO THE TERMS OF THE MERGER AGREEMENT. See "The
Merger -- Background" and "Panhandle's Reasons for the Merger; Recommendation of Board of Directors of Panhandle."

     THE BOARD OF DIRECTORS OF ANGC HAS DETERMINED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, THE STOCKHOLDERS OF ANGC AND RECOMMENDS THAT THE STOCKHOLDERS OF ANGC APPROVE AND ADOPT THE MERGER AGREEMENT. See "The
Merger -- Background" and "ANGC's Reasons for the Merger; Recommendation of the Board of Directors of ANGC." In considering the recommendation of the ANGC Board with respect to the Merger, ANGC stockholders should be aware that certain officers and directors of ANGC have certain interests respecting the Merger, apart from their interests as stockholders of ANGC. See "The Merger -- Interests of Certain Persons in the Merger."

OPINIONS OF FINANCIAL ADVISORS

     Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") has delivered its written opinion dated October 8, 1994 to the Board of Directors of Panhandle that, as of such date, the Exchange Ratio was fair to the holders of Panhandle Common Stock from a financial point of view.

     Dillon, Read & Co. Inc. ("Dillon Read") has delivered its written opinion dated October 9, 1994 to the Board of Directors of ANGC that, as of such date, the consideration to be received by the holders of ANGC Common Stock pursuant to the Merger Agreement is fair, from a financial point of view, to the holders of ANGC Common Stock.

     For information regarding the opinions of Merrill Lynch and Dillon Read, including the assumptions made, matters considered and limits of such opinions, see "The Merger -- Opinions of Financial Advisors." Stockholders are urged to read in their entirety the opinions of Merrill Lynch and Dillon Read, attached as Appendices II and III, respectively, to this Joint Proxy Statement/Prospectus.

EFFECTIVE TIME OF THE MERGER

     The Merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (the "Effective Time"), unless the certificate of merger specifies a later Effective Time. Assuming all conditions to the Merger contained in the Merger Agreement are satisfied or waived prior thereto, it is anticipated that the Effective Time of the Merger will occur as soon as practicable following the Special Meetings.

CERTAIN CONDITIONS TO THE CONSUMMATION OF THE MERGER

     The respective obligations of Panhandle and ANGC to consummate the Merger are subject to the satisfaction of certain conditions, including the following:
(i) approval by the stockholders of Panhandle of the issuance of Panhandle Common Stock pursuant to the Merger Agreement, and approval and adoption of the Merger Agreement by the stockholders of ANGC; (ii) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); (iii) the absence of any order making the Merger illegal or otherwise prohibiting consummation of the Merger; (iv) Panhandle and ANGC having been advised in writing by KPMG Peat Marwick LLP that the Merger should be treated for financial accounting purposes as a "pooling of interests"; (v) the accuracy of the representations and warranties of each party and compliance with all agreements and covenants by each party;

(vi) the absence of certain regulatory conditions; (vii) the receipt of certain tax opinions; (viii) the effectiveness of the Registration Statement of which this Joint Proxy Statement/Prospectus is a part; (ix) the approval for listing on the NYSE of the Panhandle Common Stock to be issued in the Merger; (x) the absence of certain material adverse changes; and (xi) the execution of employment agreements by certain employees of ANGC.

     Panhandle and ANGC anticipate that all of the conditions to the consummation of the Merger (other than obtaining the required approvals of the stockholders of Panhandle and ANGC) will be satisfied prior to or at the time of the Panhandle Special Meeting and the ANGC Special Meeting. Either Panhandle or ANGC may extend the time for performance of any of the obligations of the other party or may waive compliance with those obligations at its discretion. See "Certain Terms of the Merger Agreement -- Conditions to the Merger."

GOVERNMENTAL APPROVALS

     On October 18, 1994, Panhandle and ANGC each filed a notification and report, together with requests for early termination of the waiting period, under the HSR Act with the Federal Trade Commission and the Antitrust Division of the Department of Justice in respect of the Merger. Expiration or early termination of the applicable waiting period under the HSR Act is a condition to the obligations of Panhandle and ANGC to consummate the Merger. The waiting period will expire on November 17, 1994 unless a request for additional information is received before such date. See "The Merger -- Governmental and Regulatory Approvals." Neither Panhandle nor ANGC is aware of any other governmental or regulatory approval required for consummation of the Merger, other than compliance with applicable securities laws.

NO SOLICITATION

     The Merger Agreement provides that ANGC will not initiate, solicit or encourage any inquiries or the making of any proposal relating to any Competing Transaction (as defined below), or enter into discussions or negotiations with any person in furtherance of a Competing Transaction, or agree to endorse a Competing Transaction; provided, however, that ANGC may furnish information or enter into discussions or negotiations with respect to an unsolicited bona fide proposal in writing to acquire ANGC pursuant to a merger, consolidation, share exchange, business combination or similar transaction or to acquire a substantial portion of the assets of ANGC if, and only to the extent that, the Board of Directors of ANGC, after consultation with and based upon the advice of independent legal counsel, determines in good faith that such action is necessary for such Board to comply with its fiduciary duties to stockholders under applicable law. Further, the Board of Directors of ANGC may determine not to solicit proxies in favor of the approval and adoption of the Merger Agreement if such Board determines in good faith after consultation with and based upon the advice of independent legal counsel that other action is necessary due to applicable fiduciary duties of the directors of ANGC. A "Competing Transaction" is defined to mean any of the following (other than the transactions contemplated by the Merger Agreement) involving ANGC or any of its subsidiaries:
(i) any merger, consolidation, share exchange, business combination or similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the assets of ANGC and its subsidiaries, taken as a whole; (iii) any tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of ANGC or the filing of a registration statement under the Securities Act in connection therewith; (iv) any person having acquired beneficial ownership of, or any group (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) having been formed which beneficially owns or has the right to acquire beneficial ownership of, 20% or more of the outstanding shares of capital stock of ANGC; or (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. See "Certain Terms of the Merger Agreement -- No Solicitation."

TERMINATION OF THE MERGER AGREEMENT

     By Either Party. The Merger Agreement may be terminated prior to the Effective Time (i) by mutual consent of Panhandle and ANGC, or (ii) by either party if (a) the Merger has not been consummated on or before March 31, 1995 (or June 30, 1995, if the Merger shall not have been consummated as a result of either party having failed by March 31, 1995 to receive all required regulatory approvals or consents with respect to the Merger), (b) any court or governmental order shall have prohibited consummation of the Merger or (c) the required approvals of the stockholders of Panhandle or ANGC are not received at the applicable meeting of stockholders.

     By Panhandle. Panhandle may terminate the Merger Agreement (i) upon a breach of any representation, warranty, covenant or agreement on the part of ANGC set forth in the Merger Agreement, or if any such representation or warranty shall have become untrue, in either case such that Panhandle's conditions to closing of the Merger would be incapable of being satisfied by March 31, 1995 (or as otherwise extended as described above) , or (ii) if the Board of Directors of ANGC withdraws, modifies or changes its recommendation of the Merger in a manner adverse to Panhandle or recommends to the stockholders of ANGC any Competing Transaction, or resolves to do so, or (iii) if a tender or exchange offer for 20% or more of the outstanding shares of capital stock of ANGC is commenced, and the Board of Directors of ANGC does not recommend that stockholders not tender their shares into such offer, or (iv) if any person (other than Panhandle or its affiliates) acquires beneficial ownership of, or any group shall have been formed which beneficially owns, 20% or more of the outstanding capital stock of ANGC.

     By ANGC. ANGC may terminate the Merger Agreement (i) upon a breach of any representation, warranty, covenant or agreement on the part of Panhandle set forth in the Merger Agreement, or if any such representation or warranty shall have become untrue, in either case such that ANGC's conditions to closing of the Merger would be incapable of being satisfied by March 31, 1995 (or as otherwise extended as described above), or (ii) if the Board of Directors of ANGC fails to make or withdraws its recommendation of the Merger Agreement if there exists at such time a Competing Transaction, or recommends to ANGC's stockholders approval or acceptance of a Competing Transaction, in each case only if, after consultation with and based upon the advice of independent legal counsel, ANGC's Board of Directors determines in good faith that such action is necessary for such Board to comply with its fiduciary duties to stockholders under applicable law.

     See "Certain Terms of the Merger Agreement -- Termination or Amendment of the Merger Agreement."

TERMINATION FEE

     If the Merger Agreement is terminated pursuant to certain of the reasons described above, and if as a result of such termination a Trigger Event (as described under the caption "Stock Option Agreement") has occurred, ANGC will pay to Panhandle an amount equal to $20,000,000, which amount is inclusive of all of Panhandle's expenses in connection with the transactions contemplated by the Merger Agreement. In addition, under those circumstances, the Stock Option granted by ANGC to Panhandle would become exercisable. See "-- Stock Option" and "Stock Option Agreement."

ASSUMPTION OF ANGC OPTIONS

     As of the Effective Time, Panhandle will assume each ANGC Option that remains unexercised in whole or in part. Accordingly, each ANGC Option will be deemed to remain outstanding as an option to purchase, in place of the shares of ANGC Common Stock previously subject thereto, that number of shares of Panhandle Common Stock equal to the product of the number of shares of ANGC Common Stock subject to the ANGC Option multiplied by the Exchange Ratio. The exercise price per share of Panhandle Common Stock will be equal to the previous exercise price per share under the ANGC Option divided by the Exchange Ratio. See "Certain Terms of the Merger Agreement -- ANGC Options."

EMPLOYEE BENEFITS AND SEVERANCE

     The Merger Agreement provides that, for at least 50 weeks after the Effective Time, Panhandle will keep in effect certain employee benefit plans of ANGC (or benefit plans providing reasonably comparable benefits). The Merger Agreement also provides that any employee of ANGC whose employment is terminated by ANGC during the 50 week period after the Effective Time will be entitled to certain severance payments (which severance payments are similar to severance arrangements which Panhandle has used in the past). See "Certain Terms of the Merger Agreement -- Certain Benefit Plans and Severance."

INDEMNIFICATION

     The Merger Agreement also provides that, for a period of five years after the Effective time, Panhandle (i) will not amend certain indemnification and liability limitation provisions of ANGC's charter and bylaws in a manner that would adversely affect the rights of individuals who were officers or directors of ANGC, (ii) will guarantee the performance by ANGC of its obligations under the indemnification provisions of ANGC's bylaws, subject to certain limitations, and (iii) will cause to be maintained in effect ANGC's current directors' and officers' liability insurance, subject to certain limitations. See "Certain Terms of the Merger Agreement -- Indemnification."

                                  STOCK OPTION

     Panhandle and ANGC have entered into a Stock Option Agreement in connection with, and as consideration for, Panhandle's and Merger Sub's execution of the Merger Agreement. Under the Stock Option Agreement, ANGC has granted to Panhandle an irrevocable option to purchase up to 3,007,948 shares of ANGC Common Stock for an exercise price of $39.00 per share (subject to adjustment so that the excess of the Closing Price (as defined therein) of ANGC Common Stock over such exercise price will not exceed $3.50 per share), which option is exercisable under certain circumstances after termination of the Merger Agreement. See "Certain Terms of the Merger Agreement -- Termination or Amendment of the Merger Agreement" and "Stock Option Agreement."

                              IRREVOCABLE PROXIES

     In consideration for Panhandle's and Merger Sub's execution of the Merger Agreement, each of the directors and certain executive officers and key employees of ANGC executed an irrevocable proxy appointing Panhandle as his proxy to vote any shares of ANGC Common Stock owned by such person in favor of the Merger and adoption of the Merger Agreement, and against any business combination proposal or other matter that may interfere with or be inconsistent with the Merger or Merger Agreement (including any Competing Transaction), at any meeting of stockholders of ANGC (or consent in lieu thereof) and any adjournment or adjournments thereof. The proxies currently cover an aggregate of 1,481,283 shares of ANGC Common Stock, or approximately 9.8% of the shares entitled to vote at the ANGC Special Meeting. The proxies will terminate automatically on the earliest to occur of (i) the Effective Time, (ii) termination of the Merger Agreement, and (iii) June 30, 1995. See "Irrevocable Proxies."

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The Merger is intended to qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and should, therefore, constitute a non-taxable transaction for holders of ANGC Common Stock, except to the extent of cash received, if any, in lieu of fractional shares of Panhandle Common Stock. For a discussion of these and other federal income tax considerations in connection with the Merger, see "The Merger -- Certain Federal Income Tax Consequences."

                        ANTICIPATED ACCOUNTING TREATMENT

     The Merger is expected to be accounted for as a "pooling of interests" for financial accounting purposes. See "The Merger -- Accounting Treatment."

                              NO APPRAISAL RIGHTS

     Under Delaware law, neither Panhandle's nor ANGC's stockholders will be entitled to any appraisal or dissenter's rights in connection with the Merger. See "The Merger -- Rights of Dissenting Stockholders."

                   EXCHANGE OF ANGC COMMON STOCK CERTIFICATES

     Promptly after consummation of the Merger, Panhandle will mail a letter of transmittal with instructions to each holder of record of ANGC Common Stock immediately before the Effective Time for use in exchanging certificates formerly representing shares of ANGC Common Stock for certificates representing shares of Panhandle Common Stock and cash in lieu of any fractional shares. Certificates should not be surrendered by the holders of ANGC Common Stock until they have received the letter of transmittal from Panhandle. See "Certain Terms of the Merger Agreement -- Manner and Basis of Converting Shares."

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Certain members of ANGC's Board of Directors and management have certain interests respecting the Merger separate from their interests as holders of ANGC Common Stock, including those referred to above under "-- Assumption of ANGC Options; -- Employee Benefits and Severance and -- Indemnification." In addition, certain members of ANGC's Board of Directors and management have entered into employment agreements with ANGC which will become effective at the Effective Time. See "The Merger -- Interests of Certain Persons in the Merger."

             COMPARATIVE RIGHTS OF ANGC AND PANHANDLE STOCKHOLDERS

     Rights of stockholders of ANGC are currently governed by Delaware law, the Amended and Restated Certificate of Incorporation of ANGC (the "ANGC Charter") and ANGC's Bylaws. Upon consummation of the Merger, ANGC stockholders will become stockholders of Panhandle and their rights as stockholders of Panhandle will be governed by Delaware law, the Restated Certificate of Incorporation of Panhandle (the "Panhandle Charter") and Panhandle's Bylaws. There are various differences between the rights of ANGC stockholders and the rights of Panhandle stockholders. See "Comparative Rights of Panhandle and ANGC Stockholders" and "Description of Panhandle Capital Stock."

                         MARKET PRICE AND DIVIDEND DATA

     The Panhandle Common Stock is traded on the NYSE and the Pacific Stock Exchange under the symbol "PEL" and the ANGC Common Stock is traded on the NYSE under the symbol "NGA." The following table sets forth, for the periods indicated, the range of high and low per share sale prices for Panhandle Common Stock and ANGC Common Stock as reported on the NYSE Composite Tape, and the cash dividends paid on each share of Panhandle Common Stock and ANGC Common Stock.

                                                 PANHANDLE                     ANGC
                                           -------------------  --------------------------------------
                                             HIGH       LOW     DIVIDEND     HIGH     LOW     DIVIDEND
                                            -----       ----    --------    -----    ----     --------
1992*
  First Quarter..........................  $15 7/8    $13 1/2    $0.20    $30        $18 1/8    $0.03
  Second Quarter.........................   17 1/4     12 7/8     0.20     24 3/4     19 1/4     0.03
  Third Quarter..........................   19 3/8     15 3/4     0.20     30 7/8     22 1/2     0.03
  Fourth Quarter.........................   19 3/4     16 1/4     0.20     30 5/8     27 5/8     0.03
1993*
  First Quarter..........................  $23 3/4    $16 3/4    $0.20    $34 3/4    $25 1/2    $0.03
  Second Quarter.........................   25         19 3/4     0.20     37         32 1/4     0.03
  Third Quarter..........................   27 1/4     23         0.20     41         32         0.03
  Fourth Quarter.........................   26         20 3/8     0.20     39 1/2     28 1/2     0.03
1994*
  First Quarter..........................  $25 1/2    $20 5/8    $0.21    $36 3/8    $31 1/4    $0.03
  Second Quarter.........................   22 1/4     18 1/4     0.21     37         31 7/8     0.03
  Third Quarter..........................   23 1/2     19 1/2     0.21     35 15/16   28 1/4     0.03
  Fourth Quarter (through October 19)....   23 3/8     21 5/8      --      37 3/4     30 3/8      --

- ---------------

* Calendar quarters. Panhandle's fiscal year ends on December 31, and ANGC's fiscal year ends on September 30.

     On October 7, 1994, the last trading day prior to the announcement by Panhandle and ANGC that they had executed the Merger Agreement, the closing per share sale prices of Panhandle Common Stock and ANGC Common Stock, as reported on the NYSE Composite Tape, were $22 5/8 and $34 1/4, respectively. See the cover page of this Joint Proxy Statement/Prospectus for a recent closing price of Panhandle Common Stock and ANGC Common Stock.

     Following the Merger, Panhandle Common Stock will continue to be traded on the NYSE and the Pacific Stock Exchange. Following the Merger, ANGC Common Stock will cease to be traded on the NYSE, and there will be no further market for such stock.

     See "Market Prices of Common Stock and Dividend Information" respecting Panhandle's post-Merger dividend policy.

                                   PANHANDLE

      SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OPERATING INFORMATION

     The selected historical consolidated financial information of Panhandle and subsidiaries shown below for the five annual periods ended December 31, 1993 has been derived from the Panhandle audited consolidated financial statements, and for the six-month periods ended June 30, 1994 and 1993 has been derived from Panhandle's unaudited consolidated financial statements that include, in the opinion of Panhandle's management, all adjustments (consisting of normal recurring adjustments) necessary to present fairly the information for such periods. This information should be read in conjunction with the consolidated financial statements and related notes and the audit report, which refers to changes in the method of accounting for income taxes and postretirement benefits other than pensions included in Panhandle's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 ("Panhandle's 10-K Report"), and Panhandle's Quarterly Report on Form 10-Q for the quarter ended June 30, 1994, incorporated by reference in this Joint Proxy Statement/Prospectus. Certain amounts have been reclassified to conform to the current reporting presentation.

                                             SIX MONTHS
                                           ENDED JUNE 30                        YEARS ENDED DECEMBER 31
                                         ------------------    --------------------------------------------------------------
                                            1994      1993       1993            1992          1991       1990         1989(1)
                                         --------  --------    --------        --------      --------   --------      --------
                                                         (MILLIONS, EXCEPT PER SHARE AMOUNTS AND GAS VOLUMES)
INCOME STATEMENT DATA:
  Operating revenues...................  $1,225.3  $1,358.2    $2,513.2        $2,756.3(2)   $2,673.7   $3,261.7      $2,781.0
  Costs and expenses
    Gas purchased......................     426.2     501.4       918.6         1,033.5       1,116.1    1,657.1       1,451.4
    Operating and maintenance..........     249.2     288.7       621.2(3)        551.7         540.7      637.1         510.0
    Depreciation and amortization......     115.5     112.5       227.2           237.0         251.3      274.1         203.3
    LNG facilities write-down..........        --        --          --              --            --      310.0            --
    Other costs and expenses...........     154.6     154.4       306.3           321.6         333.0      355.0         232.2
                                         --------  --------    --------         -------       -------   --------      --------
  Operating income.....................  $  279.8  $  301.2    $  439.9        $  612.5      $  432.6   $   28.4      $  384.1
                                         --------  --------    --------        --------      --------   --------      --------
  Interest expense.....................  $  110.7  $  147.1    $  269.3        $  294.8(2)   $  336.0   $  357.5      $  362.9
  Income (loss) from continuing
    operations.........................  $  107.7  $  103.9    $  148.1(3)(4)  $  187.1(2)   $   85.8   $ (249.7)     $   69.5
  Net income (loss)....................  $  107.7  $  103.9    $  148.1(3)(4)  $  187.1(2)   $   85.8   $ (285.5)(5)  $   29.2
  Average common shares outstanding....     120.3     110.4       115.0           108.2          98.9       88.9          71.9
  Earnings (losses) per common share
    Continuing operations..............  $   0.90  $   0.94    $   1.29        $   1.73      $   0.87   $  (2.81)     $   0.97
    Total..............................      0.90      0.94        1.29            1.73          0.87      (3.21)         0.41
  Dividends per common share...........      0.42      0.40        0.80            0.80          0.80       1.40          2.00
BALANCE SHEET DATA (END OF PERIOD):
  Net plant, property and equipment....  $4,419.7  $4,261.5    $4,343.3        $4,303.7      $4,202.8   $4,236.8      $4,205.1
  Total assets.........................  $6,919.9  $7,020.4    $6,927.3        $7,179.1      $7,049.6   $7,323.3      $6,265.6
                                         --------  --------    --------        --------      --------   --------      --------
  Long-term debt due within one year...  $   62.5  $  228.5    $   62.5         $ 191.5      $  224.7   $  258.0      $  216.2
  Short-term debt......................       3.7     105.0        18.4            39.5            --         --          71.3
  Long-term debt.......................   1,884.0   1,982.8     1,922.5         2,478.6       2,251.6    2,470.1       2,785.6
  Common stockholders' equity..........   1,735.4   1,651.3     1,665.6         1,370.5       1,266.5    1,070.5(5)    1,415.1
                                         --------  --------    --------        --------      --------   --------      --------
    Total capitalization...............  $3,685.6  $3,967.6    $3,669.0        $4,080.1      $3,742.8   $3,798.6      $4,488.2
                                         --------  --------    --------        --------      --------   --------      --------
CAPITAL EXPENDITURES...................  $  197.5  $  107.7    $  298.7        $  263.2      $  236.7   $  400.3      $  311.2
NATURAL GAS PIPELINE VOLUMES, BCF(6):
  Market-area transports...............     1,233     1,005       1,970           1,768         1,454      1,302           949
  Sales................................        --       107         123             263           347        551           509
  Supply-area transports...............       146       161         307             347           329        329           331
                                         --------  --------    --------         -------      --------   --------      --------
    Total..............................     1,379     1,273       2,400           2,378         2,130      2,182         1,789
                                         --------  --------    --------         -------      --------   --------      --------

- ---------------

(1) Includes Texas Eastern Corporation's operating activity since April 27,
    1989.

(2) Includes benefits for the liquefied natural gas (LNG) project settlement of $88.6 million in operating revenues and $17.5 million reduced interest expense ($57.7 million after tax) described in Note 2 of the Notes to Consolidated Financial Statements included in Panhandle's 10-K Report.

(3) Includes a $100 million charge ($60.2 million after tax) reflecting Texas Eastern Transmission Corporation's settlement of Order 636 implementation and other issues, as described in Note 2 of the Notes to Consolidated Financial Statements included in Panhandle's 10-K Report.

(4) Includes a benefit of $48.2 million ($28.7 million after tax) resulting from the sale of certain interests in Northern Border Partners, L.P. described in
    Note 6 of the Notes to Consolidated Financial Statements included in Panhandle's 10-K Report.

(5) Includes a $60.7 million decrease for the cumulative effect of a change in accounting for income tax. See Note 1 of the Notes to Consolidated Financial Statements included in Panhandle's 10-K Report.

(6) Billion cubic feet at 14.73 pounds per square inch atmospheric pressure.

                                      ANGC

      SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OPERATING INFORMATION

     The selected historical consolidated financial information of ANGC and subsidiaries shown below for the three annual periods ended September 30, 1993 has been derived from ANGC's audited consolidated financial statements. These financial statements, along with the financial information for the periods ended December 31, 1990 and 1989, have been restated to give retroactive effect to the merger with Grand Valley Gas Company ("Grand Valley") that was effective July 1, 1994. The financial information for the nine-month periods ended June 30, 1994 and 1993 has been derived from ANGC's unaudited consolidated financial statements that include, in the opinion of ANGC's management, all adjustments (consisting of normal recurring adjustments and adjustments to give effect to the merger with Grand Valley) necessary to present fairly the information for such periods. This information should be read in conjunction with ANGC's consolidated financial statements and related notes included elsewhere in this Joint Proxy Statement/Prospectus and ANGC's Quarterly Report on Form 10-Q for the quarter ended June 30, 1994, incorporated by reference in this Joint Proxy Statement/Prospectus.

                                                        NINE MONTHS ENDED
                                                             JUNE 30                    YEARS ENDED SEPTEMBER 30
                                                       ------------------     ----------------------------------------------
                                                         1994      1993        1993       1992       1991     1990     1989
                                                       --------   -------     -------    -------    ------   ------   ------
                                                             (MILLIONS, EXCEPT PER SHARE AMOUNTS AND PRODUCT VOLUMES)
INCOME STATEMENT DATA:
  Operating revenues.................................. $1,612.1   $1,316.4     $1,788.8   $1,125.0   $735.8   $491.8   $387.2
  Costs and expenses
    Gas purchased.....................................  1,496.2    1,216.3      1,657.0    1,025.4    657.0    435.9    347.9
    Operating and maintenance.........................     33.0       25.9         34.2       25.4     21.2     15.9     11.6
    Depreciation and amortization.....................     22.8       17.4         23.6       21.9     17.5     11.2      8.8
    Other costs and expenses..........................     22.3       16.5         22.1       16.3     12.1      8.6      7.5
                                                       --------   --------     --------   --------   ------   ------   ------
  Operating income.................................... $   37.8   $   40.3     $   51.9   $   36.0   $ 28.0   $ 20.2   $ 11.4
                                                       --------   --------     --------   --------   ------   ------   ------
  Interest expense.................................... $   12.2   $   10.1     $   13.2   $   12.4   $  8.6   $  5.3   $  5.9
  Net income.......................................... $   14.8   $   18.7     $   23.5   $   14.9   $ 13.6   $ 10.7   $  4.3
  Average common shares outstanding...................     15.0       14.6         14.6       14.1     12.6     10.6      7.1
  Earnings per common share........................... $   0.99   $   1.28     $   1.61   $   1.06   $ 1.08   $ 1.01   $ 0.60
  Dividends per common share.......................... $   0.08   $   0.08     $   0.11   $   0.11   $ 0.11   $ 0.08   $   --
BALANCE SHEET DATA (END OF PERIOD):
  Net plant, property and equipment................... $  449.0   $  342.6     $  353.4   $  302.7   $231.4   $141.3   $105.8
  Total assets........................................ $  779.6   $  612.4     $  675.6   $  533.0   $386.9   $224.0   $145.0
                                                       --------   --------     --------   --------   ------   ------   ------
  Long-term debt due within one year.................. $    4.1   $    4.0     $    4.0   $    4.8   $   --   $  0.1   $  0.1
  Short-term debt.....................................       --         --           --        2.2       --       --       --
  Long-term debt......................................    239.1      155.0        163.0      137.0    120.8     49.1     47.7
  Stockholders' equity................................    240.2      207.5        213.8      186.3    139.8     98.0     32.8
                                                       --------   --------     --------   --------   ------   ------   ------
    Total capitalization.............................. $  483.4   $  366.5     $  380.8   $  330.3   $260.6   $147.2   $ 80.6
                                                       --------   --------     --------   --------   ------   ------   ------
CAPITAL EXPENDITURES.................................. $  108.4   $   52.8     $   71.9   $   97.3   $106.9   $ 46.9   $ 14.0
NATURAL GAS SALES VOLUMES,
  MILLION CUBIC FEET/DAY:
  System..............................................      850        682          689        564      424      324      295
  Off-system..........................................    1,488      1,023        1,096        819      502      341      305
                                                       --------   --------     --------   --------   ------   ------   ------
    Total.............................................    2,338      1,705        1,785      1,383      926      665      600
                                                       --------   --------     --------   --------   ------   ------   ------
NGLS SALES, THOUSAND BARRELS/DAY......................       38         24           26         22       18       16       15
                                                       --------   --------     --------   --------   ------   ------   ------
CRUDE OIL SALES, THOUSAND BARRELS/DAY.................       75         53           61         26       16       --       --
                                                       --------   --------     --------   --------   ------   ------   ------

                    SELECTED PRO FORMA FINANCIAL INFORMATION

     The following unaudited selected pro forma financial information is based on adjustments to the historical consolidated balance sheets and related consolidated statements of income of Panhandle and ANGC to give effect to the Merger using the pooling of interests method of accounting for business combinations, and assumes an Exchange Ratio of 1.7105.

     ANGC's consolidated financial statements are based on a fiscal year end of September 30 as compared with Panhandle's fiscal year end of December 31. As a result, the unaudited pro forma financial information combines different calendar periods. The unaudited pro forma condensed balance sheets as of June 30, 1994 and December 31, 1993, 1992 and 1991 assume that the Merger occurred as of those dates and reflect the combination of the historical balance sheets of Panhandle as of those dates with the historical balance sheets of ANGC as of March 31, 1994 and September 30, 1993, 1992 and 1991, respectively.

     The unaudited pro forma condensed statements of income for the six months ended June 30, 1994 and for the years ended December 31, 1993, 1992 and 1991 assume that the Merger occurred as of January 1, 1991, and combine the historical results of operations of Panhandle for those periods with the historical results of operations of ANGC for the six months ended March 31, 1994 and the years ended September 30, 1993, 1992 and 1991, respectively. The historical results of operations for ANGC have been restated to reflect ANGC's merger with Grand Valley that was effective July 1, 1994 and was accounted for as a pooling of interests.

     This pro forma information should be read in conjunction with the unaudited pro forma condensed financial information and notes thereto included elsewhere in this Joint Proxy Statement/Prospectus. The unaudited pro forma income statement data are not necessarily indicative of the operating results that would have occurred had the Merger occurred on January 1, 1991, nor are they necessarily indicative of future operating results of the combined companies.

                                        SIX MONTHS
                                          ENDED                  YEARS ENDED DECEMBER 31
                                         JUNE 30,        ---------------------------------------
                                           1994            1993            1992           1991
                                        ----------       --------        --------       --------
                                                  (MILLIONS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA:
  Operating revenues..................   $2,292.4        $4,302.0        $3,881.3(1)    $3,409.5
  Costs and expenses
     Gas purchased....................    1,412.7         2,575.6         2,058.9        1,773.1
     Operating and maintenance........      271.0           655.4(2)        577.1          561.9
     Depreciation and amortization....      130.3           250.8           258.9          268.8
     Other costs and expenses.........      168.6           328.4           337.9          345.1
                                         --------        --------        --------       --------
  Operating income....................   $  309.8        $  491.8        $  648.5       $  460.6
                                         --------        --------        --------       --------
  Interest expense....................   $  118.5        $  282.5        $  307.2(1)    $  344.6
  Net income..........................   $  120.9        $  171.6(2)(3)  $  202.0(1)    $   99.4
  Average common shares outstanding...      146.0           140.0           132.3          120.5
  Earnings per common share...........   $   0.83        $   1.23        $   1.53       $   0.82
  Dividends per common share(4).......   $   0.42        $   0.80        $   0.80       $   0.80
BALANCE SHEET DATA (END OF PERIOD):
  Net plant, property and equipment...   $4,858.7        $4,696.7        $4,606.4       $4,434.2
  Total assets........................   $7,701.5        $7,602.9        $7,712.1       $7,436.5
                                         --------        --------        --------       --------
  Long-term debt due within one
     year.............................   $   66.5        $   66.5        $  196.3       $  224.7
  Short-term debt.....................        3.7            18.4            41.7             --
  Long-term debt......................    2,103.0         2,085.5         2,615.6        2,372.4
  Common stockholders' equity.........    1,973.0         1,879.4         1,556.8        1,406.3
                                         --------        --------        --------       --------
     Total capitalization.............   $4,146.2        $4,049.8        $4,410.4       $4,003.4
                                         --------        --------        --------       --------

- ---------------

(1) Includes benefits for the LNG project settlement of $88.6 million in operating revenues and $17.5 million reduced interest expense ($57.7 million after tax) described in Note 2 of the Notes to Consolidated Financial Statements included in Panhandle's 10-K Report.

(2) Includes a $100 million charge ($60.2 million after tax) reflecting Texas Eastern Transmission Corporation's settlement of Order 636 implementation and other issues, as described in Note 2 of the Notes to Consolidated Financial Statements included in Panhandle's 10-K Report.

(3) Includes a benefit of $48.2 million ($28.7 million after tax) resulting from the sale of certain interests in Northern Border Partners, L.P. described in
    Note 6 of the Notes to Consolidated Financial Statements included in Panhandle's 10-K Report.

(4) Assumes dividend payments consistent with Panhandle's historical dividend level.

                             COMPARATIVE PER SHARE DATA

     Set forth below are the net income, cash dividends and book value per common share data of Panhandle and ANGC on an historical basis, a pro forma basis for Panhandle, and an equivalent pro forma basis for ANGC. The Panhandle pro forma data was derived by combining historical consolidated financial information of Panhandle and ANGC, giving effect to the Merger under the pooling of interests method of accounting for business combinations. Panhandle's pro forma dividends per common share assume dividend payments are consistent with Panhandle's historical dividend level. The equivalent pro forma data for ANGC was calculated by multiplying the Panhandle pro forma per common share data by an Exchange Ratio of 1.7105 (the Exchange Ratio resulting from an Average Daily Price of the Panhandle Common Stock of $22.80, which is the midpoint of the price range of $20.80 and $24.80 for Panhandle Common Stock used to determine the maximum and minimum Exchange Ratios of 1.8750 and 1.5725, respectively), as well as by the minimum and maximum Exchange Ratios of 1.5725 and 1.8750.

     The information set forth below should be read in conjunction with the respective audited and unaudited consolidated financial statements and related notes of Panhandle and ANGC incorporated by reference and included elsewhere in this Joint Proxy Statement/Prospectus and the unaudited pro forma condensed financial information and notes thereto included elsewhere in this Joint Proxy Statement/Prospectus.

                                   PANHANDLE

                                                      SIX
                                                     MONTHS
                                                     ENDED           YEARS ENDED DECEMBER 31
                                                    JUNE 30,     --------------------------------
                                                     1994         1993         1992         1991
                                                    ------       ------       ------       ------
HISTORICAL PER COMMON SHARE DATA:
  Net income..................................      $ 0.90       $ 1.29       $ 1.73       $ 0.87
  Dividends...................................        0.42         0.80         0.80         0.80
  Book value..................................       14.40        13.88        12.65        11.71
PRO FORMA PER COMMON SHARE DATA:
  Net income..................................      $ 0.83       $ 1.23       $ 1.53       $ 0.82
  Dividends...................................        0.42         0.80         0.80         0.80
  Book value..................................       13.50        12.95        11.68        10.78

                                      ANGC

                                                     SIX
                                                    MONTHS
                                                    ENDED           YEARS ENDED SEPTEMBER 30
                                                   MARCH 31,     --------------------------------
                                                     1994         1993         1992         1991
                                                    ------       ------       ------       ------
HISTORICAL PER COMMON SHARE DATA:
  Net income..................................      $ 0.88       $ 1.61       $ 1.06       $ 1.08
  Dividends...................................        0.05         0.11         0.11         0.11
  Book value..................................       15.80        14.52        12.77        10.78
EQUIVALENT PRO FORMA PER COMMON SHARE DATA:
  Midpoint -- Exchange Ratio of 1.7105
     Net income...............................      $ 1.42       $ 2.10       $ 2.62       $ 1.40
     Dividends................................        0.72         1.37         1.37         1.37
     Book value...............................       23.09        22.15        19.98        18.44
  Minimum -- Exchange Ratio of 1.5725
     Net income...............................      $ 1.32       $ 1.96       $ 2.44       $ 1.32
     Dividends................................        0.66         1.26         1.26         1.26
     Book value...............................       21.53        20.65        18.65        17.19
  Maximum -- Exchange Ratio of 1.8750
     Net income...............................      $ 1.53       $ 2.26       $ 2.81       $ 1.52
     Dividends................................        0.79         1.50         1.50         1.50
     Book value...............................       24.89        23.88        21.51        19.89

                                 THE COMPANIES

PANHANDLE AND MERGER SUB

     Panhandle Eastern Corporation is a holding company whose subsidiaries are engaged primarily in the transportation of natural gas in interstate commerce and related services. The principal interstate pipeline operating subsidiaries of Panhandle are Texas Eastern Transmission Corporation ("TETCO"), Algonquin Gas Transmission Company ("Algonquin"), Panhandle Eastern Pipe Line Company ("PEPL") and Trunkline Gas Company ("Trunkline"). Subsidiaries 1 Source Corporation ("1 Source") and Centana Energy Corporation ("Centana") pursue emerging opportunities in the natural gas market and producing areas, respectively. 1 Source provides customized transportation management services. In addition to gathering and processing natural gas, Centana owns and operates an intrastate pipeline system, markets hydrocarbon liquids and is a leading producer of helium. Panhandle also owns subsidiaries engaged in the importation of liquefied natural gas ("LNG") from Algeria, as well as in the transportation, storage and regasification of LNG. In addition, Panhandle owns subsidiaries engaged in the non-regulated marketing of natural gas nationwide and an investment in a cogeneration venture. Through subsidiaries, Panhandle also owns interests in a joint venture that owns and operates a chemical-grade methanol plant and an MBTE plant in Saudi Arabia, in a master limited partnership engaged in the transportation of natural gas in interstate commerce and related services, and in a master limited partnership engaged in the transportation and storage of petroleum products.

     Panhandle Acquisition Two, Inc. is a wholly-owned subsidiary of Panhandle incorporated on July 27, 1994 and has conducted no business prior to entering into the Merger Agreement.

ANGC

     ANGC is a holding company whose subsidiaries are engaged in the business of purchasing, gathering, processing and transporting natural gas, NGLs and crude oil and marketing those products to industrial end users, local distribution companies, liquid petroleum gas wholesalers and retailers and refiners. ANGC was formed in 1986 as a successor to Natural Gas Associates, a partnership, and owns and operates natural gas gathering, processing/fractionation and transportation facilities and crude oil and NGL facilities situated in major oil and natural gas-producing basins in the Rocky Mountain, Mid-Continent and Gulf Coast regions of the United States. These facilities connect over 8,000 producing wells to approximately 9,000 miles of its pipelines. ANGC's marketing operations extend from the west coasts of the United States and Canada through the Rocky Mountain and Midwest regions of the United States and in the United Kingdom. ANGC is one of the largest independent gatherers, transporters and marketers of natural gas, NGLs and crude oil in the United States, marketing and trading approximately 2.3 billion cubic feet of natural gas, 38,000 barrels of NGLs and 75,000 barrels of crude oil on a daily basis. ANGC's natural gas marketing services include supply and market aggregation, dispatching, balancing, transportation, marketing, customized transportation and supply services, storage and contract negotiation and administration.

                              THE SPECIAL MEETINGS

TIME, DATE, PLACE AND PURPOSE OF SPECIAL MEETINGS

     The Panhandle Special Meeting will be held at 10:00 a.m., local time, on December , 1994, at the J.W. Marriott Hotel, 5150 Westheimer, Houston, Texas, for the purpose of approving the issuance and reservation for issuance of up to 30,417,478 shares of Panhandle Common Stock (the "Panhandle Issuance of Common Stock") pursuant to the Merger Agreement, as required by the rules of the NYSE. The ANGC Special Meeting will be held at 9:00 a.m., local time, on December , 1994, at the Brown Palace Hotel, 321 17th Street, Denver, Colorado for the purpose of approving and adopting the Merger Agreement, as required under Delaware law.

RECORD DATE AND OUTSTANDING SHARES

     Only holders of record of Panhandle Common Stock outstanding at the close of business on the Record Date (November 11, 1994), are entitled to notice of, and to vote at, the Panhandle Special Meeting. Only holders of record of ANGC Common Stock at the close of business on the Record Date are entitled to notice of, and to vote at, the ANGC Special Meeting.

     On the Record Date, there were      holders of record of Panhandle Common
Stock, with           shares of Panhandle Common Stock issued and outstanding.
Each share of Panhandle Common Stock entitles the holder thereof to one vote on each matter submitted for stockholder approval. See "Principal Stockholders of Panhandle and ANGC -- Panhandle" for information regarding persons known to the management of Panhandle to be the beneficial owners of more than 5% of the outstanding Panhandle Common Stock.

     There were      holders of record of ANGC Common Stock on the Record Date,
with           shares of ANGC Common Stock issued and outstanding. Each share of
ANGC Common Stock entitles the holder thereof to one vote on each matter submitted for stockholder approval. See "Principal Stockholders of Panhandle and ANGC -- ANGC" for information regarding persons known to the management of ANGC to be the beneficial owners of more than 5% of the outstanding ANGC Common Stock.

VOTING AND REVOCATION OF PROXIES

     All properly executed proxies that are not revoked will be voted at the Panhandle Special Meeting and the ANGC Special Meeting, as applicable, in accordance with the instructions contained therein. If a holder of Panhandle Common Stock executes and returns a proxy and does not specify otherwise, the shares represented by such proxy will be voted "for" approval of the Panhandle Issuance of Common Stock in accordance with the recommendation of the Board of Directors of Panhandle. If a holder of ANGC Common Stock executes and returns a proxy and does not specify otherwise, the shares represented by such proxy will be voted "for" approval and adoption of the Merger Agreement in accordance with the recommendation of the Board of Directors of ANGC. A stockholder of Panhandle or a stockholder of ANGC who has executed and returned a proxy may revoke it at any time before it is voted at the appropriate Special Meeting by (i) executing and returning a proxy bearing a later date, (ii) filing written notice of such revocation with the Secretary of Panhandle or ANGC, as appropriate, stating that the proxy is revoked or (iii) attending the appropriate Special Meeting and voting in person.

VOTE REQUIRED

     Panhandle. Panhandle's Bylaws provide that the presence at the Panhandle Special Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Panhandle Common Stock entitled to vote thereat will constitute a quorum for the transaction of business. The Panhandle Issuance of Common Stock does not, under state law, require stockholder approval. However, the rules of the NYSE require, as a prerequisite to the listing on the NYSE of the shares of Panhandle Common Stock that are issued pursuant to the Merger Agreement, that such issuance be approved by a majority of the votes cast on the proposal, provided that the total vote cast on the proposal represents over 50% of the shares of Panhandle Common Stock entitled to vote on the proposal. Abstentions, but not broker non-votes, will be included in the total vote and, assuming that holders of over 50% of the shares of Panhandle Common Stock entitled to vote on the proposal cast votes in favor of or against the proposal or abstain, broker non-votes will have no effect upon the outcome of the vote. Abstentions will have the same effect as votes against the proposal.

     ANGC. The presence at the ANGC Special Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of ANGC Common Stock entitled to vote thereat will constitute a quorum for the transaction of business, and approval and adoption of the Merger Agreement requires the affirmative vote of a majority of the issued and outstanding ANGC Common Stock
entitled to vote thereon. On the Record Date, there were      shares of ANGC
Common Stock outstanding and entitled to vote at the ANGC Special Meeting. In determining whether the Merger Agreement has received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as a vote against the Merger Agreement. On the Record Date, the directors and
executive officers of ANGC held approximately      % of the outstanding
shares of ANGC Common Stock. The directors and certain executive officers and key employees of ANGC, holding an aggregate of [1,481,283] shares of ANGC Common Stock as of the Record Date (or approximately 9.8% of the outstanding shares at such date), have granted to Panhandle irrevocable proxies to vote such shares in favor of approval and adoption of the Merger Agreement, and against any business combination proposal or other matter that may interfere or be inconsistent with the Merger or the Merger Agreement (including, without limitation, a Competing Transaction). Such irrevocable proxies are not subject to the continued support of the Board of Directors of ANGC in recommending approval and adoption of the Merger Agreement (although such irrevocable proxies would terminate upon a termination of the Merger Agreement). See "Irrevocable Proxies."

SOLICITATION OF PROXIES

     In addition to solicitation by mail, the directors, officers, employees and agents of each of Panhandle and ANGC may solicit proxies from their respective stockholders by personal interview, telephone, telegram or otherwise. Panhandle and ANGC will each bear the costs of the solicitation of proxies from their respective stockholders, except that Panhandle and ANGC will each pay one-half of the cost of printing this Joint Proxy Statement/Prospectus. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries who hold of record voting securities of Panhandle or ANGC for the forwarding of solicitation materials to the beneficial owners thereof. Panhandle and ANGC will reimburse such brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection therewith. ANGC has engaged the services of Corporate Investor Communications, Inc. to distribute proxy solicitation materials to brokers, banks and other nominees and to assist in the solicitation of proxies from ANGC stockholders for a fee of $3,500 plus reasonable out-of-pocket expenses. Panhandle has also engaged the services of Corporate Investor Communications, Inc. to distribute proxy solicitation materials to brokers, banks and other nominees and to assist in the solicitation of proxies from Panhandle stockholders for a fee of $9,500, plus reasonable out-of-pocket expenses.

OTHER MATTERS

     At the date of this Joint Proxy Statement/Prospectus, the Boards of Directors of Panhandle and ANGC do not know of any business to be presented at their respective Special Meetings other than as set forth in the notices accompanying this Joint Proxy Statement/Prospectus. If any other matters should properly come before the respective Special Meetings, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting such proxies.

                                   THE MERGER

GENERAL DESCRIPTION OF THE MERGER

     The Merger Agreement provides that, at the Effective Time, Merger Sub will merge with and into ANGC with ANGC becoming the Surviving Corporation, and each outstanding share of ANGC Common Stock (other than shares of ANGC Common Stock held in the treasury of ANGC or owned by Panhandle or by any direct or indirect wholly-owned subsidiary of Panhandle or of ANGC, all of which will be canceled), will be converted into between 1.5725 and 1.8750 shares of Panhandle Common Stock, determined by dividing $39.00 by the Average Daily Price of the Panhandle Common Stock during the fifteen consecutive trading days ending on (but excluding) the third trading day prior to the ANGC Special Meeting. If the Average Daily Price of the Panhandle Common Stock is less than $20.80, the Exchange Ratio will be 1.8750, and if the Average Daily Price of the Panhandle Common Stock is greater than $24.80, the Exchange Ratio will be 1.5725. Any resulting fractional shares will be settled in cash.

     Based on the number of shares of Panhandle Common Stock and ANGC Common Stock outstanding as of the Record Date, between [23,772,422] and [28,345,496] million shares of Panhandle Common Stock will be issuable pursuant to the Merger Agreement (assuming no exercise prior to the Effective Time of the ANGC Options and no conversion prior to the Effective Time of the ANGC Convertible Notes), representing between approximately 16.5% and 19.0% of the total Panhandle Common Stock to be outstanding after such issuance.

BACKGROUND

     On May 13, 1993, during general discussions with respect to the nature of the post-Order 636 natural gas industry, representatives of Panhandle and ANGC had informal discussions regarding a possible combination of the two companies' non-jurisdictional gathering, processing and marketing activities. From November 1993 until January 1994, the parties continued these discussions. As a result of a number of factors, however, the parties chose not to pursue the discussions at that time.

     On August 10, 1994, in response to ongoing consolidation activities in the natural gas industry, a representative of Dillon Read met with officers of ANGC and, jointly with ANGC, identified certain companies (including Panhandle) that they considered might be interested in pursuing a business combination with ANGC. Subsequent to that date, Dillon Read contacted seven companies (other than Panhandle) that were determined to be appropriate candidates for discussions concerning a possible business combination.

     Also, during the summer of 1994, Panhandle had resumed its study of a possible business combination with ANGC. On August 11, 1994, a representative of Panhandle informed a representative of ANGC that Panhandle was interested in revisiting the possibility of a business combination. On August 18, 1994, an officer of Panhandle met with an officer of ANGC in Denver to discuss the possibility of a business combination and to express Panhandle's interest in pursuing further discussions with ANGC. On August 23 and 24, 1994, Panhandle and ANGC management met in Houston to discuss the synergies that could result from a possible business combination. During the remainder of August, there were several additional conversations between representatives of Panhandle and ANGC with respect to a possible business combination.

     The Board of Directors of ANGC was kept generally informed of various discussions concerning possible business combinations, and was briefed on the status of those discussions at its September 6, 1994 meeting.

     On September 8, 1994, Panhandle and ANGC entered into a Confidentiality Agreement that included a two year standstill provision. Pursuant to the Confidentiality Agreement, the two companies began exchanging confidential information to determine the advisability of a combination of the two companies. On September 9, 1994, an officer from Panhandle met with an officer of ANGC to further discuss a possible business combination and the process necessary to determine the desirability of such a combination.

     On September 12 and 13, 1994, several representatives of each company met and engaged in extensive discussions regarding the business operations of both companies. Numerous conversations regarding the businesses of the two companies, as well as a possible business combination, occurred during the remainder of the month of September.

     On September 28, 1994, Panhandle's Board of Directors met to receive and consider presentations by Panhandle management and its advisors concerning a business combination between Panhandle and ANGC. The Board authorized continued discussions with ANGC and a due diligence investigation of ANGC. On September 28 and 29, 1994, an officer of Panhandle met with officers of ANGC in Denver to discuss various business issues relating to the possible combination and to present ANGC with preliminary drafts of a merger agreement, stock option agreement and irrevocable proxy that set forth the basic structure of a business combination but did not include certain material business terms related to the combination.

     For various reasons, including price, only two of the seven companies (other than Panhandle) contacted by Dillon Read expressed sufficient interest in a business combination with ANGC to merit further discussions and due diligence. During the last two weeks of September and the first week of October, 1994, those two companies conducted due diligence with respect to ANGC at its headquarters in Denver, Colorado.

     From October 3 through October 7, 1994, representatives of Panhandle and its advisors conducted due diligence with respect to ANGC. On October 4, 1994, representatives of Panhandle, ANGC and their respective advisors met to discuss business and legal issues related to the combination. Conversations between representatives of each party continued on October 5, 1994.

     On October 6, 1994, ANGC's Board of Directors met and discussed the possibility of a business combination either with Panhandle, or with one of the two other companies that had conducted due diligence with respect to ANGC. ANGC's Board of Directors decided not to pursue a transaction with either of the two other companies because such companies' expressions of interest were unacceptable for various reasons, including price and uncertainty with respect to timing. ANGC's Board of Directors reviewed the material terms of the business combination that representatives of Panhandle and ANGC had discussed to that point, including the material terms of the draft Merger Agreement and Stock Option Agreement, and the Board requested ANGC management to negotiate further certain of such terms with Panhandle. Dillon Read made a presentation to the Board on a valuation of ANGC using various methods. See "-- Opinions of Financial Advisors -- ANGC." ANGC's legal counsel also made a presentation to the Board concerning the Board's fiduciary duties to ANGC's stockholders in connection with a business combination.

     On October 7, 1994, representatives of ANGC and its advisors met with representatives of Panhandle and its advisors in Houston. The parties negotiated the terms of the Merger Agreement, the Stock Option Agreement and other transaction documents, discussed the details of the proposed business combination and, late that day, agreed to present to their respective Boards of Directors the terms relating to a business combination, including a draft Merger Agreement and Stock Option Agreement. Also during October 7, 1994, representatives of ANGC and their advisors conducted due diligence with respect to Panhandle at Panhandle's headquarters in Houston. During the afternoon and evening of October 7, the parties completed the schedules to the Merger Agreement.

     On October 8, 1994, Panhandle's Board of Directors met. After reviewing the results of Panhandle's due diligence with respect to ANGC, reviewing the material terms of the Merger Agreement, the Stock Option Agreement and other transaction documents and receiving Merrill Lynch's oral opinion that, as of such date, the Exchange Ratio was fair to Panhandle's stockholders from a financial point of view, Panhandle's Board authorized the execution and delivery of the Merger Agreement, the Stock Option Agreement and other transaction documents. After the meeting, an officer of Panhandle communicated the results of the meeting to an officer of ANGC.

     On October 9, 1994, ANGC's Board of Directors met. After reviewing the results of ANGC's due diligence investigation of Panhandle, reviewing the material terms of the Merger Agreement, the Stock Option Agreement and the other transaction documents and receiving Dillon Read's oral opinion that, as of such date, the consideration to be received by the holders of ANGC Common Stock in the Merger was fair, from a financial point of view, to the stockholders of ANGC, ANGC's Board authorized the execution and delivery of the Merger Agreement, the Stock Option Agreement and the other transaction documents.

     On the evening of October 9, 1994, the Merger Agreement, the Stock Option Agreement and other transaction documents were executed and delivered. Before the commencement of trading on October 10, 1994, Panhandle and ANGC each issued a press release announcing the entering into of the definitive agreements.

CERTAIN INFORMATION PROVIDED

     In connection with the discussions between Panhandle and ANGC described above, Panhandle provided to ANGC certain preliminary financial forecasts with respect to Panhandle's operating results, cash flows and financing activities, capitalization and capital expenditures for 1994 and 1995, and the assumptions on which such preliminary financial forecasts were based. Such preliminary financial forecasts were developed for internal use only, were not prepared with the intent that they would be publicly distributed, were based on numerous assumptions (many of which are beyond the control of Panhandle) and are not necessarily indicative of future results. Such preliminary financial forecasts contained forecasted earnings per share data which did not materially differ from Panhandle's previously announced expectations that its 1994 earnings per share, exclusive of the effect of the Merger, would be at the high end of financial analyst estimates of $1.65 to $1.75, and that, although Panhandle expects there to be minor dilution to 1995 earnings per share as a result of the Merger, it expects that its earlier stated goal of 1995 earnings per share of $2.00 is still achievable.

     In connection with the discussions between Panhandle and ANGC described above, ANGC provided to Panhandle certain internal operating budgets relating to ANGC's 1994 and 1995 fiscal years, and the assumptions on which such budgets were based. These internal operating budgets contained, among other things, balance sheets, income statements, statements of cash flow and certain ratio and margin data. Such internal operating budgets were prepared by ANGC for internal use only, were not prepared with the intent that they would be publicly distributed, were based on numerous assumptions (many of which are beyond the control of ANGC) and are not necessarily indicative of future results. The internal operating budgets set forth operating income of $47.2 million and net income of $17.7 million for fiscal 1994 and operating income of $67.2 million and net income of $30.8 million for fiscal 1995.

PANHANDLE'S REASONS FOR THE MERGER; RECOMMENDATION OF BOARD OF DIRECTORS OF PANHANDLE

     The natural gas business has undergone fundamental change in recent years as a result of new regulation and legislation, volatile natural gas and other energy prices, the entry of a number of new parties in all segments of the natural gas business and a greater level of competition in general. Such changes have caused interstate natural gas pipeline companies to change the conduct of their traditional business and have led many companies to seek opportunities in a variety of functionally related but non-jurisdictional areas such as natural gas gathering, processing and marketing. These non-jurisdictional activities can be as important to producers and natural gas users as interstate natural gas transmission services. As a result, companies with large interstate pipeline systems, such as Panhandle, have logical business reasons to pursue opportunities with companies engaged in natural gas gathering, processing and marketing, such as ANGC.

     Panhandle established as a corporate objective increasing its financial investment in such non-jurisdictional businesses as natural gas gathering, processing, purchasing and marketing natural gas and related products. Panhandle believes such businesses will enable it to offer producers and natural gas users a wider array of services and to realize attractive returns on its investment. The Merger is a significant step in Panhandle's achievement of its objectives. Panhandle also believes that the Merger will combine two geographically distinct natural gas systems with complementary natural gas supply basins, service territories, and target marketing areas. The natural gas and related products marketing expertise of ANGC should permit Panhandle to compete more effectively in the post-Order 636 natural gas industry. The natural gas gathering, processing and marketing businesses of ANGC will complement Panhandle's traditional pipeline business and the developing business of Centana and 1 Source.

     The combined company will be a major participant in the natural gas gathering processing, transportation and marketing sector and initially will market, sell and transport an aggregate of over 9.8 billion cubic feet of natural gas per day. The combined company will also have over 35,000 total miles of transmission and gathering pipeline that serve direct markets and also interconnect with other major pipelines, and will be the nation's third largest independent natural gas marketing company, the fourth largest natural gas gathering company and one of the top 15 NGLs producers in the United States. The combined company will offer natural gas producers and shippers greater access to natural gas markets and natural gas buyers access to more supply areas throughout the United States and major supply areas of Canada than either company currently offers. Moreover, Panhandle believes that the Merger will combine significant growth opportunities with the financial resources to realize those opportunities.

     Also, the combined company's diversity of operations in all facets of the natural gas value stream should allow it to moderate the potential risks of any one sector of the industry. The combined company should attain enhanced revenue benefits and economies of scale in operations, and should be able to reduce overall administrative overhead costs, making it a more competitive service provider from the natural gas wellhead to the burnertip. Panhandle's stockholders should benefit from the Merger as a result of the combined company's strong financial position, undiminished dividend payments and enhanced prospects for future growth.

     For the foregoing reasons, the Board of Directors of Panhandle believes that the Exchange Ratio and the other terms of the Merger Agreement are fair to, and in the best interests of, Panhandle and the stockholders of Panhandle. In reaching its conclusion, Panhandle's Board considered the judgment and advice of Panhandle's management, the prior financial performance and future operating prospects of ANGC, the reasonableness of achieving prospective cost savings and future incremental revenues from the combined operation, the financial flexibility offered by the combination, the terms of the Merger Agreement, the opinion of Merrill Lynch described below, and the risks associated with achieving expected results. At the special meeting held on October 8, 1994, all members of the Board of Panhandle expressed support for the Merger and all members voting at the meeting approved the Merger Agreement and recommended that the stockholders of Panhandle vote "for" approval of the Panhandle Issuance of Common Stock.

     In analyzing the Merger Agreement, the Panhandle Board of Directors was assisted and advised by Merrill Lynch and, at the October 8, 1994 special meeting, the Board received an oral opinion from Merrill Lynch (which was subsequently confirmed in writing) that, as of such date, the Exchange Ratio in the Merger was fair to the stockholders of Panhandle from a financial point of view. See "-- Opinions of Financial Advisors -- Panhandle" as to Panhandle's agreement to compensate and indemnify Merrill Lynch.

ANGC'S REASONS FOR THE MERGER; RECOMMENDATION OF BOARD OF DIRECTORS OF ANGC

     ANGC believes that structural changes in the natural gas industry, especially the adoption of Order 636, are leading to the development of a North American natural gas market that has become and will continue to be highly competitive, and that industry consolidation is inevitable. Order 636 required interstate natural gas pipelines like Panhandle to unbundle their services of natural gas gathering, processing, storage, transportation and marketing with the result that customers could choose and pay for only those individual services offered by the pipeline which they desired to use. Management of ANGC believes that Panhandle constitutes an attractive company with which to merge for several reasons.

     The asset and customer base of Panhandle should allow ANGC to continue to expand its service-oriented business into new geographic areas, to connect additional natural gas supplies and to obtain greater diversity of markets. ANGC also believes the combined financial strength of ANGC and Panhandle should enable ANGC to be even more competitive in major asset acquisitions in order to continue to expand its asset base of natural gas gathering, processing and storage facilities. In turn, this will permit ANGC to better serve its expanding base of customers and provide more advanced and efficient transportation and marketing networks, trading activities and information management systems.

     The non-jurisdictional pipeline and storage facility assets of the combined entity should provide it with enhanced access to a variety of new markets, particularly in the Midwest and East Coast. The more comprehensive and geographically diverse market presence of the combined entity should also allow ANGC to enhance the value derived from its supply and marketing businesses and to assure its customers firm gas supplies at competitive prices. This, in turn, will permit producers and other shippers utilizing the assets of the combined entity greater opportunities to move their natural gas production to a national market.

     In addition to the foregoing reasons, the Board of Directors of ANGC considered the following factors in approving the Merger Agreement with
Panhandle:

          (a) The premium over the market price of ANGC Common Stock represented by the merger consideration;

          (b) The enhanced growth prospects and related financing opportunities of the combined company;

          (c) The opinion of Dillon Read that the consideration to be received by the holders of ANGC Common Stock pursuant to the Merger Agreement is fair, from a financial point of view, to the stockholders of ANGC;

          (d) The opportunity for stockholders of ANGC to maintain a continuing equity interest in the combined operations of ANGC and Panhandle;

          (e) The increase in market capitalization and liquidity for ANGC stockholders afforded by the combination of ANGC and Panhandle; and

          (f) The expectation that the Merger will be a tax-free reorganization to ANGC stockholders for United States Federal income tax purposes.

     All of the members of the Board were present at the special meeting held on October 9, 1994 at which the Board of Directors of ANGC approved the Merger Agreement and recommended that the stockholders of ANGC vote "for" the adoption and approval of the Merger Agreement. Donald H. Anderson, Harold R. Logan, Jr. and Michael J. Quigley, directors of ANGC, abstained from voting with respect to the Merger Agreement, since each of them was contemplated to enter into an employment agreement with ANGC effective as of the Effective Time. See
"-- Interests of Certain Persons in the Merger." All the other directors voted in favor of the adoption and approval of the Merger Agreement. Prior to reaching its conclusion as to the fairness of the Merger, the Board of Directors of ANGC considered the matters described under "-- Interests of Certain Persons in the Merger." See "-- Interests of Certain Persons in the Merger."

     In analyzing the Merger Agreement, the ANGC Board of Directors was assisted and advised by Dillon Read and, at the October 9, 1994 special meeting, the Board received an oral opinion from Dillon Read (which was subsequently confirmed in writing) that the consideration to be received by holders of ANGC Common Stock in the Merger is fair, from a financial point of view, to the stockholders of ANGC. See "-- Opinions of Financial Advisors -- ANGC" as to ANGC's agreement to compensate and indemnify Dillon Read.

OPINIONS OF FINANCIAL ADVISORS

  Panhandle

     At its meeting on October 8, 1994 to consider the Merger Agreement and the other transactions contemplated thereby, Panhandle's Board of Directors received the oral opinion of Merrill Lynch that, as of such date, the Exchange Ratio was fair to the holders of Panhandle Common Stock from a financial point of view. Such opinion was subsequently confirmed in writing to the Board of Directors of Panhandle. Merrill Lynch's opinion related only to the consideration to be paid by or on behalf of Panhandle in connection with the Merger and does not constitute a recommendation to any stockholder of Panhandle as to how such stockholder should vote at the Panhandle Special Meeting. The full text of Merrill Lynch's written opinion, which sets forth the assumptions made, procedures followed and matters considered in connection with such opinion, is attached as Appendix II to this Joint Proxy Statement/Prospectus. Stockholders of Panhandle are urged to read the opinion in its entirety.

     In connection with rendering its opinion, Merrill Lynch, among other things: (i) reviewed ANGC's Annual Reports, Forms 10-K and related financial information for the five fiscal years ended September 30, 1993, its Forms 10-Q and the related unaudited financial information for the quarterly periods ending December 31, 1993, March 31, 1994 and June 30, 1994 and its Form 8-K dated July 1, 1994; (ii) reviewed Panhandle's Annual Reports, Forms 10-K and related financial information for the five fiscal years ended December 31, 1993 and its Forms 10-Q and the related unaudited financial information for the quarterly periods ending March 31, 1994, and June 30, 1994; (iii) reviewed certain information, including financial forecasts relating to the business, earnings, cash flow, assets and prospects of ANGC and of Panhandle, furnished to Merrill Lynch by ANGC and Panhandle, respectively; (iv) conducted discussions with members of senior management of ANGC and Panhandle concerning the respective businesses and prospects of ANGC and Panhandle; (v) reviewed the historical market prices and trading activity for the shares of common stock of each of ANGC and Panhandle and compared them with similar characteristics of the common stock of certain publicly traded companies which Merrill Lynch deemed to be reasonably similar to ANGC and Panhandle, respectively; (vi) compared the results of operations of ANGC and Panhandle with those of certain companies which Merrill Lynch deemed to be reasonably similar to ANGC and Panhandle, respectively; (vii) compared the proposed financial terms of the transactions contemplated by the Merger Agreement with the financial terms of certain other mergers and acquisitions which Merrill Lynch deemed to be relevant; (viii) considered the pro forma effect of the Merger on Panhandle's capitalization ratios and earnings and cash flow per share; (ix) reviewed a draft of the Merger Agreement dated October 8, 1994; and (x) reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as Merrill Lynch deemed necessary, including its assessment of general economic, market and monetary conditions.

     In connection with orally advising the Panhandle Board of Directors of its opinion on October 8, 1994, confirming its opinion in writing and making its presentations to the Panhandle Board of Directors, Merrill Lynch performed a variety of financial and comparative analyses, including those described below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances. Consequently, such an opinion is not readily susceptible to summary description. In arriving at its opinion, Merrill Lynch did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Merrill Lynch believes that its analyses must be considered as a whole and that considering any portions of such analyses or such factors without considering all analyses and factors could create an incomplete or incorrect view of the process Merrill Lynch undertook with respect to rendering its opinion. In its analysis, Merrill Lynch made numerous assumptions with respect to general business, economic and regulatory conditions, industry performance and other matters, many of which are beyond Panhandle's and ANGC's control. Any estimates contained in these analyses are not necessarily indicative of actual values or predictions of future results or values, which may be significantly more or less favorable than as set forth therein.

     The following summary does not purport to be a complete description of the presentations made, or opinion rendered, to the Panhandle Board of Directors or of the analyses performed by Merrill Lynch in connection with the Merger.

     Discounted Cash Flow Analysis. Utilizing a discounted cash flow analysis, Merrill Lynch, in conjunction with Panhandle, estimated the present value of the future unlevered free cash flows that ANGC could be expected to generate during the period from January 1, 1995 to December 31, 2029 based upon information provided to Merrill Lynch by ANGC and Panhandle and certain other assumptions.

     With respect to the information provided by ANGC and Panhandle, Merrill Lynch assumed that such information was reasonably prepared based upon the best available estimates and judgments of each respective management. In conjunction with Panhandle, Merrill Lynch utilized the information provided and various assumptions regarding volumes, margins, operating expenses and inflation to project financial results for ANGC through the year 2029. Combination benefits to be realized from the Merger of $13.5 million were assumed. Merrill Lynch expressed no view with respect to, and did not independently verify, whether such combination benefits are reasonable or achievable. The estimated future unlevered free cash flows were discounted at after-tax discount rates of 9.0% and 10.0%, producing a reference valuation for the ANGC Common Stock of approximately $605 million to $705 million (or between approximately $37.91 and $44.17 per share of ANGC Common Stock), net of long-term indebtedness.

     Analyses of Selected Comparable Acquisitions. Merrill Lynch also reviewed publicly available information relating to certain acquisition transactions which took place between March 1989 and September 1994 in respect of companies with primarily U.S. operations in the natural gas gathering, processing and marketing industries.

     Merrill Lynch examined the multiples of the total consideration paid and indebtedness assumed in each of the transactions to, among other measures, such acquired companies' respective earnings before interest, taxes and depreciation, earnings before interest and taxes and total assets. The transactions that Merrill Lynch deemed to be most comparable to the Merger were Red Cedar Gathering Co.'s acquisition of WestGas Gathering, Inc., The Williams Companies, Inc.'s acquisition of San Juan/Permian (Public Service of New Mexico) and K N Energy, Inc.'s acquisition of American Oil & Gas Corporation (the "Comparable Mergers"). Merrill Lynch also examined 17 other comparable merger and acquisition transactions in the natural gas industry. An analysis of the total consideration paid in the Comparable Mergers as a multiple of expected earnings before interest, taxes and depreciation, earnings before interest and taxes and total assets yielded an average of 8.7x, 13.0x and 1.2x, respectively, compared to a value in the Merger of 7.5x, 11.2x and 1.0x, respectively. Merrill Lynch also reviewed certain recent stock acquisitions in a variety of industries from October 1990 through October 8, 1994 and examined the premiums paid for the targets' equity over the targets' equity market value prior to announcement of the transactions. Such analysis indicated premiums over the targets' stock prices one day, one week and four weeks before the announcement of each respective acquisition of 41.1%, 45.1% and 50.3%, respectively, compared to premiums over ANGC's stock price for similar periods before the announcement of the Merger of 13.9%, 23.3% and 16.9%, respectively. Merrill Lynch believes that the relative difference in premium between the comparable transactions and the Merger may largely be due to changes in market conditions and inherent differences between the operations of ANGC and the selected companies.

     Because the reasons for, and circumstances surrounding, each of the transactions analyzed were so diverse and due to the inherent differences between the operations of Panhandle, ANGC and the selected companies, Merrill Lynch believes that a purely quantitative comparable transaction analysis would not be dispositive in the context of the proposed Merger. Merrill Lynch further believes that an appropriate use of a comparable transaction analysis in this instance would involve qualitative judgments concerning the difference between the characteristics of these transactions and the Merger that would affect the acquisition value of the acquired companies and businesses and ANGC, which judgments are reflected in Merrill Lynch's opinion.

     Analyses of Selected Publicly Traded Comparable Companies. Merrill Lynch compared selected historical stock, financial and operating ratios for each of Panhandle and ANGC to the respective corresponding data and ratios of certain similar publicly traded companies. With respect to Panhandle, Merrill Lynch made such comparisons to The Coastal Corporation, Consolidated Natural Gas Company, El Paso Natural Gas Company, Enron Corp., Sonat Inc., TransCanada PipeLines Limited, Transco Energy Co. and The Williams Companies, Inc. With respect to ANGC, Merrill Lynch made such comparisons to Aquila Gas Pipeline Corporation, K N Energy, Inc., Trident NGL, Inc., Tejas Gas Corporation and Western Gas Resources, Inc.

     With respect to Panhandle, an analysis of the ratio of the market value of the common stock of the comparable companies at October 7, 1994 to their respective estimated net earnings to common for 1994 yielded a range of 10.8x to 16.8x with an average of 14.2x, and for 1995 yielded a range of 10.1x to 15.2x with an average of 12.6x, which compares with a valuation for Panhandle of 13.8x and 12.4x for 1994 and 1995, respectively. An analysis of the ratio of market capitalization (defined as market value of common equity, plus debt, plus liquidation value of preferred, less cash) (the "Market Capitalization") to earnings before interest and taxes of the comparable companies for 1994 yielded a range of 8.6x to 13.0x with an average of 10.6x, and for 1995 yielded a range of 8.1x to 11.4x with an average of 9.8x, which compares with a valuation for Panhandle of 11.3x and 10.1x for 1994 and 1995, respectively. An analysis of the ratio of Market Capitalization to earnings before interest, taxes and depreciation of the comparable companies for 1994 yielded a range of 5.5x to 7.6x with an average of 6.8x, and for 1995 yielded a range of 5.4x to 7.3x with an average of 6.5x, which compares with a valuation for Panhandle of 7.2x and 6.7x for 1994 and 1995, respectively. An analysis of the ratio of Market Capitalization to total assets of the comparable companies as of June 30, 1994 yielded a range of 0.7x to 1.1x with an average of 0.9x, which compares with a ratio of 0.7x for Panhandle.

     With respect to ANGC, an analysis of the ratio of the market value of the common stock of the comparable companies at October 7, 1994 to their respective estimated net earnings to common for 1994 yielded a range of 15.2x to 39.4x with an average of 25.1x, and for 1995 yielded a range of 10.5x to 18.0x with an average of 14.5x, which compares with a valuation for ANGC of 28.1x and 18.6x for 1994 and 1995, respectively. An analysis of the ratio of Market Capitalization to earnings before interest and taxes of the comparable companies for 1994 yielded a range of 10.8x to 22.4x with an average of 15.2x, and for 1995 yielded a range of 8.1x to 14.4x with an average of 11.4x, which compares with a valuation for ANGC of 15.0x and 11.3x for 1994 and 1995, respectively. An analysis of the ratio of Market Capitalization to earnings before interest, taxes and depreciation of the comparable companies for 1994 yielded a range of 7.2x to 9.7x with an average of 8.6x, and for 1995 yielded a range of 5.9x to 7.9x with an average of 7.3x, which compares with a valuation for ANGC of 9.2x and 7.5x for 1994 and 1995, respectively. An analysis of the ratio of Market Capitalization to total assets of the comparable companies as of June 30, 1994 yielded a range of 0.9x to 1.0x with an average of 0.9x, which compares with a ratio of 1.0x for ANGC.

     Because of the inherent differences between the operations of Panhandle, ANGC and the selected comparable companies, Merrill Lynch believes that a purely quantitative comparable company analysis would not be dispositive in the context of the proposed Merger. Merrill Lynch believes that an appropriate use of a comparable company analysis in this instance would involve qualitative judgments concerning differences between the financial and operating characteristics of Panhandle, ANGC and the selected companies, which judgments are reflected in Merrill Lynch's opinion.

     Purchase Price Analysis and Stock Trading History. Merrill Lynch performed an analysis which indicated that, pursuant to the terms of the Merger Agreement, holders of ANGC Common Stock would own between approximately 16.5% and 19.0% of the outstanding shares of Panhandle Common Stock following the Merger. Merrill Lynch also examined the history of trading prices and volume for the Panhandle Common Stock and the ANGC Common Stock and various historical ratios between such common stocks.

     Pro Forma Merger Analysis. Merrill Lynch analyzed certain pro forma effects which could result from the Merger. This analysis indicated that the pro forma net income per share of the combined company would be dilutive in 1994 and 1995 as compared to the comparable stand-alone projections for Panhandle. Merrill Lynch also analyzed the effects of the Merger on the balance sheet of the combined company. The combined company's estimated debt-to-debt-plus common equity ratio as of December 31, 1994 would be 54.9% as compared to 55.5% for Panhandle on a stand-alone basis.

     In connection with rendering its opinion, Merrill Lynch relied, without independent verification, upon the accuracy and completeness of all of the financial and other information made available to it by ANGC or Panhandle. With respect to forecasted financial information furnished to Merrill Lynch by Panhandle and ANGC, Merrill Lynch assumed such information to have been reasonably prepared and to reflect the best currently available estimates and judgments of the managements of Panhandle and ANGC as to the expected future financial performance of Panhandle and ANGC, respectively, and combined. In rendering its opinion, Merrill Lynch did not make or receive an independent evaluation or appraisal of the assets or liabilities of Panhandle or ANGC, nor did it independently verify any of the publicly available information relating to Panhandle or ANGC. The opinion of Merrill Lynch is necessarily based upon market, economic, regulatory and other conditions as they existed on, and could be evaluated as of, the date of such opinion. In rendering its opinion, Merrill Lynch relied upon Panhandle as to certain accounting aspects of the Merger and assumed that the Merger will be treated as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and that the Merger and the exchange of shares contemplated thereby will be treated for financial accounting purposes as a pooling of interests.

     As described above, Merrill Lynch's opinion and presentations to the Panhandle Board of Directors were one of the many factors taken into consideration by such Board of Directors in making its determination to approve the issuance of the shares of Panhandle Common Stock pursuant to the Merger Agreement.

     Merrill Lynch is an internationally recognized investment banking firm which, as part of its investment banking business, regularly is engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Panhandle selected Merrill Lynch to act as its financial advisor in connection with the Merger on the basis of such firm's expertise.

     Pursuant to the terms of an engagement letter dated September 27, 1994, Panhandle has paid Merrill Lynch $500,000 for acting as financial advisor in connection with the Merger. In addition, Panhandle has agreed to pay Merrill Lynch a fee equal to 0.667% of the aggregate purchase price paid by Panhandle in the Merger (against which such $500,000 payment will be credited). The term "purchase price" means (i) the fair market value of the Panhandle Common Stock to be issued by Panhandle in the Merger, as determined by Merrill Lynch and the Board of Directors of Panhandle as of the Effective Time, plus (ii) any cash to be paid by Panhandle in lieu of issuing fractional shares. Whether or not the Merger is consummated, Panhandle has also agreed to reimburse Merrill Lynch for its reasonable out-of-pocket expenses, including all reasonable fees and disbursements of counsel, and to indemnify Merrill Lynch and certain related persons against certain liabilities relating to or arising out of its engagement, including certain liabilities under the federal securities laws.

     Merrill Lynch has performed investment banking services for Panhandle from time to time and has been compensated therefor. Such services have included, among others, acting as manager of, or participating as a syndicate member in, various securities transactions of Panhandle and its subsidiaries and providing financial advisory services to Panhandle. In the ordinary course of Merrill Lynch's business, it may actively trade the securities of Panhandle and ANGC for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

  ANGC

     Dillon Read has delivered an opinion to the ANGC Board of Directors that, as of October 9, 1994, the consideration to be received by ANGC's stockholders pursuant to the Merger Agreement is fair, from a financial point of view, to ANGC's stockholders.

     The full text of the opinion of Dillon Read, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Appendix III to this Joint Proxy Statement/Prospectus. ANGC's stockholders are urged to read the opinion in its entirety for information with respect to the procedures followed, assumptions made and matters considered by Dillon Read in rendering such opinion. Dillon Read's opinion is directed only to the consideration to be received by ANGC's stockholders pursuant to the Merger Agreement and does not constitute a recommendation to any stockholder of ANGC Common Stock as to how such stockholder should vote at the ANGC Special Meeting. The summary of the opinion of Dillon Read set forth in this Joint Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of such opinion.

     In rendering its opinion, Dillon Read, among other things, reviewed the Merger Agreement and certain business and financial information relating to ANGC and its subsidiaries, including certain financial projections, estimates and analyses provided to it by ANGC, and reviewed and discussed the businesses and prospects of ANGC and its subsidiaries with representatives of ANGC's management. Dillon Read also considered certain financial and stock market data of ANGC and compared that information to similar data for other publicly-held companies in businesses similar to those of ANGC.

     In addition, Dillon Read reviewed certain publicly available business and financial information relating to Panhandle, as well as certain financial projections, estimates and analyses provided to it by Panhandle, and had discussions regarding the business and prospects of Panhandle with representatives of management of Panhandle. Dillon Read also considered certain financial and stock market data of Panhandle and compared that information to similar data for other publicly held companies in businesses similar to those of Panhandle.

     In arriving at its opinion, Dillon Read also considered the financial terms of certain other mergers and acquisitions which it believed to be generally comparable to the Merger and considered such other information, financial studies and analyses, and financial, economic and market criteria as it deemed relevant.

     In connection with its review, Dillon Read did not independently verify any of the publicly available information or non-public financial and other information furnished by ANGC or Panhandle and relied on its being complete and accurate in all material respects. Dillon Read did not make an independent evaluation or appraisal of any assets or liabilities (contingent or otherwise) of ANGC or Panhandle or any of their respective subsidiaries, nor was Dillon Read furnished with any such evaluations or appraisals. With respect to the financial projections, estimates and analyses provided to Dillon Read by ANGC and Panhandle, Dillon Read assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of ANGC's and Panhandle's respective managements as to the future financial performance of each company. Furthermore, Dillon Read's opinion is based on economic, monetary and market conditions existing on the date thereof. In addition, Dillon Read relied on ANGC's determination that the Merger would constitute a tax-free reorganization under the Internal Revenue Code.

     The Exchange Ratio (as defined in the Merger Agreement) and amount of consideration to be received by the holders of ANGC Common Stock pursuant to the Merger Agreement was determined through negotiations between ANGC and Panhandle.

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

     In rendering its opinion, Dillon Read did not render any opinion as to the value of the Panhandle Common Stock or make any recommendation to the stockholders of ANGC with respect to the advisability of disposing of or retaining shares of Panhandle Common Stock to be received pursuant to the Merger.

     In connection with rendering its opinion, Dillon Read performed a variety of financial and comparative analyses, some of which were included in Dillon Read's presentation made to the ANGC Board of Directors on October 6, 1994, which is summarized below. The following summary does not purport to be a complete description of the presentation by Dillon Read to the ANGC Board of Directors or of the analyses performed by Dillon Read in this regard.

     In connection with rendering its opinion, Dillon Read considered a variety of valuation methods which are summarized below:

     Stock Trading History: Dillon Read reviewed the performance of the per share market prices of ANGC Common Stock and Panhandle Common Stock over the period of approximately four years and nine months (January 1, 1990 - September 29, 1994). Dillon Read calculated the ratio of the per share market price of ANGC Common Stock to the per share market price of Panhandle Common Stock over the period. This analysis was utilized to provide historical perspective for the manner in which the public trading market had valued ANGC and Panhandle in absolute terms and relative to each other.

     Comparable Company Trading Analysis: Using publicly available information, Dillon Read compared, based upon market trading values as of September 29, 1994, multiples of certain financial criteria, such as net income, projected net income (as represented by the median earnings per share estimates for fiscal years 1994 and 1995 reported by Institutional Brokers Estimate System or "I/B/E/S" except for estimated fiscal year 1995 earnings for ANGC, which were based on estimates provided to Dillon Read by the management of ANGC), EBIT (earnings before interest and taxes), EBITDA (earnings before interest, taxes, depreciation and amortization), Cash Flow from Operations (net income plus depreciation, deferred taxes, and other non-cash expenses, but not including changes in working capital accounts), revenues and the book value of common equity of ANGC to certain other companies which, in Dillon Read's judgment, were comparable to ANGC for the purpose of this analysis. The factors Dillon Read considered in selecting companies for comparison included size, particularly equity market capitalization, financial condition and scope of business operations. For ANGC, the group of companies used in the comparison included, Aquila Gas Pipeline Corporation, K N Energy, Inc., Tejas Gas Corporation, Tejas Power Corporation, Trident NGL Holding, Inc., USX-Delhi Group, and Western Gas Resources, Inc. In addition, Dillon Read used publicly available information, based upon market trading values as of September 29, 1994, to compare certain financial criteria (including multiples of projected net income and historic latest twelve months EBITDA, dividend yields, estimated five year earnings per share growth rates, and debt to book capitalization ratios), among a group of potential acquiror companies, including Panhandle. For purposes of analysis, this group was composed of a number of pipeline companies (including The Coastal Corporation, Consolidated Natural Gas Company, El Paso Natural Gas Company, Enron Corp., NOVA Corporation, Sonat Inc., Tenneco, Inc., and The Williams Companies, Inc.), as well as other companies which were considered appropriate (including Chevron Corporation, IPL Energy Inc. and USX-Marathon Group).

     For the group of comparable gas gathering, transportation and marketing companies, the range, median and mean for equity market value as a multiple of each of the indicated statistics were as follows: (a) latest twelve months net income -- 13.2x to 29.9x, with a median of 22.1x and a mean of 21.4x, which compared to 23.2x for ANGC; (b) projected 1994 net income -- 15.7x to 91.7x, with a median of 31.9x and a mean of 38.2x, which compared to 23.7x for ANGC;
(c) projected 1995 net income -- 10.8x to 23.3x, with a median of 16.5x and a mean of 16.1x, which compared to 15.6x for ANGC; and (d) latest twelve months Cash Flow from Operations -- 5.2x to 9.3x, with a median of 8.2x and a mean of 7.7x, which compared to 8.5x for ANGC. The range, median and mean for Net Market Capitalization (defined as equity market value plus the book value of debt and preferred stock less cash and cash equivalents) as a multiple of each of the indicated statistics for the group of comparable companies were as follows: (a) latest twelve months EBITDA -- 6.7x to 12.1x, with a median of 8.6x and a mean of 8.9x, which compared to 8.8x for ANGC; and (b) latest twelve months EBIT -- 9.7x to 39.4x, with a median of 17.5x and a mean of 20.4x, which compared to 13.8x for ANGC.

     For the group of potential acquiror companies the range, median and mean for equity market value as a multiple of 1995 estimated earnings per share were as follows: 10.2x to 18.6x, with a median of 13.2x and a mean of 13.3x, which includes a figure of 12.4x for Panhandle. The range, median and mean for Net Market Capitalization as a multiple of latest twelve months EBITDA were as follows: 6.4x to 12.2x, with a median of 7.7x and a mean of 8.0x, which includes a figure of 7.2x for Panhandle. The range, median and mean for dividend yields were as follows: 1.4% to 7.0%, with a median of 3.6% and a mean of 3.6%, which included a figure of 3.7% for Panhandle. The range, median and mean for estimated five year earnings per share growth rates were as follows: 8.0% to 24.0%, with a median of 10.0% and a mean of 11.9%, which included a figure of 8.0% for Panhandle. The range, median and mean for debt to book capitalization were as follows: 36.6% to 83.8% with a median of 53.7% and a mean of 53.9%, which included a figure of 52.9% for Panhandle.

     Dillon Read also compared, based upon market trading values as of September 29, 1994, certain financial criteria (including multiples of historic net income, projected net income and book value, as well as dividend yields), for ANGC to the Standard & Poor's 400 Industrials and the Standard & Poor's 500 indices. For the Standard & Poor's 400 Industrials and the Standard & Poor's 500, the respective multiples of current market value to (i) latest twelve months net income were 20.7x and 18.3x, which compared to 23.7x for ANGC; and
(ii) book value were 4.0x and 3.1x, which compared to 2.0x for ANGC. For the Standard & Poor's 500, the multiple of current market value to 1995 net income (represented by Dillon Read's internal estimate for the Standard & Poor's 500 for the 12 months coinciding with ANGC's 1995 fiscal year, assumed to end September 30, 1995) was 13.3x, which compared to 15.6x to ANGC. Dividend yields (annual dividend divided by market value) for the Standard & Poor's 400 Industrials and the Standard & Poor's 500 were 2.4% and 2.8%, respectively, which compared to 0.4% for ANGC.

     The comparable company trading analysis is a valuation method used by Dillon Read to determine whether ANGC and Panhandle were reasonably valued by the public trading market, at existing market prices, in relation to the public trading market's valuation of similar companies. Dillon Read did not establish any specific valuation or reference range for ANGC or Panhandle in connection with this analysis.

     No public company utilized as a comparison is identical to ANGC, Panhandle or the business segment for which a comparison is being made. An analysis of the results of such a comparison is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies to which ANGC and Panhandle are being compared.

     Premiums Paid Analysis: Dillon Read examined median percentage premiums paid in all publicly disclosed stock-for-stock transactions with transaction values greater than $200 million since 1990. For purchase transactions the analysis indicated median percentage premiums to the target company's stock price one week prior to announcement of 43.2%, 33.8%, 64.9%, 13.5% and 23.1% in 1990, 1991, 1992, 1993, and 1994 to date, respectively. In pooling transactions, the analysis indicated median percentage premiums to the target company's stock price one week prior to announcement of 56.1%, 38.4%, 39.2%, and 31.0% in 1991, 1992, 1993, and 1994 to date, respectively (in 1990 no pooling transactions were noted), compared to the premium of 23.3% offered by Panhandle in the proposed Merger.

     Pro Forma Merger Analysis: Dillon Read analyzed the pro forma earnings impact of the proposed Merger using latest twelve months and estimated 1995 results of ANGC and Panhandle, and considered the impact on a pro forma basis of pretax cost savings to the combined entity ranging from $0 to $18 million. Dillon Read expressed no view on whether these savings could be obtained. Dillon Read also analyzed the pro forma impact of the proposed Merger on the combined entity's balance sheet, based upon ANGC's and Panhandle's balance sheets as of June 30, 1994. With respect to projections for ANGC and Panhandle, Dillon Read assumed that such projections were reasonably prepared upon bases reflecting the best available estimates and judgments of the respective managements. Such analysis indicated that earnings per share (resulting from a Merger throughout the range of the Exchange Ratio) would be accretive to ANGC's stockholders upon consummation of the Merger.

     Contribution Analysis: Dillon Read calculated the contribution of each of ANGC and Panhandle to the combined entity with respect to revenues, EBIT, net income available to common stockholders for the latest twelve months period as well as estimates for calendar year 1995, the aggregate book value of net assets, and the aggregate book value of common equity for the twelve-month period ended as of June 30, 1994. Excluding revenues, which Dillon Read does not consider truly comparable due to the substantial portion of ANGC's revenues which are derived from its natural gas marketing operations, these calculations yielded amounts reflecting ANGC's contribution to the combined entity ranging from 10.8% to 12.7% of the total pro forma combined entity, with an average contribution of 12.0%. Based on an Exchange Ratio not lower than 1.5725 nor greater than 1.8750, ANGC's stockholders will own approximately 16.5% to 19.0% of the Panhandle Common Stock upon consummation of the Merger, assuming no exercise prior to the Effective Time of the ANGC Options and no conversion prior to the Effective Time of the ANGC Convertible Notes. Furthermore, Dillon Read noted that based on the targeted consideration of $39.00 per share, and assuming that the Exchange Ratio is between 1.5725 and 1.8750 and that Panhandle's annual dividend continues at $0.84 per share, ANGC's stockholders would receive an increase in their annual dividend from $0.12 per share to between $1.32 and $1.58 for each share of ANGC Common Stock exchanged pursuant to the Merger.

     Discounted Estimated Future Stock Price and Dividend Analysis: Dillon Read performed an analysis of the present value of estimated future stock prices of ANGC based on various earnings per share growth rates, ranging from 15.0% (an I/B/E/S estimate) to 22.5% (approximating historical growth), and price/earnings multiples, ranging from 14.0x to 16.0x. Based on an assumed dividend payout ratio of 7.0%, Dillon Read also estimated the stream of future dividend payments. Dillon Read then discounted the projected stock prices to the present at a rate of 15% and the estimated cash dividend stream to the present at a rate of 11% and arrived at estimates of per share equity value for ANGC that ranged from $29.29 to $45.60.

     Comparable Mergers and Acquisitions: Using publicly available information, Dillon Read reviewed 28 merger and acquisition transactions in the gas gathering, transportation and marketing industry which were completed or announced since 1987. Of these 28 transactions, twelve lacked sufficient information to determine the latest twelve months EBITDA associated with the company or assets to be acquired. For the other sixteen transactions, which in Dillon Read's judgment were comparable to the Merger for the purpose of this analysis, Dillon Read compared the multiple of Net Market Capitalization implied by the purchase prices to latest twelve months EBITDA. In addition to fifteen completed transactions, Dillon Read included one announced and pending (but not yet completed) transaction because, in Dillon Read's judgment, it was also representative of the value acquirors were willing to pay for the target companies, and was therefore appropriate to include in its analysis. Dillon Read also compared a subset of these sixteen transactions. The subset, which comprised seven of the eight most recent transactions, included Natural Gas Clearinghouse/Trident NGL Holding, KN Energy/American Oil and Gas, Associated Natural Gas/Grand Valley Gas Company, Tejas Gas/Exxon Texas and Louisiana Systems and West Clear Lake Storage Facility, Western Gas Resources/Mountain Gas Resources, Associated Natural Gas/Spindle Facility, and Western Gas Resources/Union Texas Petroleum. The comparable transaction analysis was utilized to compare the valuation multiples for ANGC implied by the $39.00 per share target valuation of the ANGC Common Stock in the Merger to historical valuation multiples of gas gathering, transportation and marketing companies involved in past or pending mergers and acquisitions.

     The range and mean for the total transaction value as a multiple of latest twelve month EBITDA for the group of 16 comparable transactions were as follows:
3.5x to 13.1x, with a mean of 7.5x. The range and mean for the total transaction value as a multiple of latest twelve month EBITDA for the subset of seven comparable transactions were as follows: 5.3x to 13.1x, with a mean of 8.8x. ANGC's Net Market Capitalization valuation, based upon the consideration of $39.00 per share of ANGC Common Stock contemplated by the Merger, as a multiple of latest twelve months EBITDA was 10.2x.

     Implied Valuation Based on Multiples of Latest Twelve Months EBITDA: Dillon Read calculated hypothetical values for Net Market Capitalization based on multiples of latest twelve months EBITDA (estimated to show the pro forma effect of ANGC's acquisition of Grand Valley Gas Company) ranging from 8.5x to 10.0x. By subtracting net debt (defined as long term debt, including current portion, plus outstanding checks in excess of bank balances, less cash and cash equivalents) as of June 30, 1994 from these hypothetical

Net Market Capitalization values, Dillon Read obtained various implied equity valuations for ANGC. Dividing these implied equity valuations by the number of shares outstanding yielded implied values per share ranging from $30.06 to $37.98.

     Discounted Cash Flow Analysis: Dillon Read performed a discounted cash flow valuation of ANGC using several sets of projections. Projections were as provided in the financial plan for 1995 prepared by ANGC's management and as extrapolated through 1999 by Dillon Read using various assumed future product price increases (ranging from no increase to 2% in the first year and 4% thereafter) and reinvestment rate and return assumptions (ranging from reinvesting 75% of excess cash flow at operating margin rates decreasing from 18% to 15%, to reinvesting 100% of excess cash flow at an operating margin rate of 18%) following discussions with ANGC's management. With respect to projections for ANGC, Dillon Read assumed that such projections were reasonably prepared upon bases reflecting the best available estimates and judgments of management. Utilizing these projections, Dillon Read discounted to a present value, under varying assumed discount rates, (i) the free unlevered cash flows through fiscal 1999 and (ii) the projected terminal value at the end of fiscal year 1999, utilizing various assumed multiples of operating cash flow (EBITDA). Such analysis indicated that assuming terminal value multiples ranging from 8.0x to 9.0x (as indicated by the comparable company trading and comparable mergers analyses) and a discount rate of 11.0%, the net after-tax present value of ANGC's future cash flows (less net debt of approximately $228 million) ranged from $37.76 to $50.76 per share. Another variation of the analysis indicated that assuming a terminal value multiple fixed at 8.5x (as indicated by the comparable company trading and comparable mergers analyses) and discount rates ranging from 10.0% to 12.0%, the net after-tax present value of ANGC's future cash flows (less net debt of approximately $228 million) ranged from $38.36 to $49.98 per share.

     The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to particular circumstances, and, therefore, such opinion and analysis is not readily susceptible to summary description. Accordingly, notwithstanding the separate factors and analyses summarized above, Dillon Read believes that its analyses must be considered as a whole and that selecting portions of its analyses and other factors considered by it, without considering all factors and analyses, could create an incorrect view of the processes underlying its opinions. Dillon Read did not quantify the effect of each factor upon its opinion. Dillon Read made numerous assumptions with respect to industry performance, regulatory treatment, general business and economic conditions and the other matters discussed herein, many of which are beyond ANGC's and Panhandle's control. Any estimates contained in Dillon Read's analyses are not necessarily indicative of actual values, which may be significantly more or less favorable than as set forth therein. Estimates of the financial value of companies do not purport to be appraisals or necessarily reflect the prices at which companies actually may be sold. Because such estimates inherently are subject to uncertainty, neither Dillon Read nor any affiliated person assumes responsibility for their accuracy. In rendering its opinion, Dillon Read expresses no view as to the range of values at which Panhandle Common Stock may trade following consummation of the Merger, nor does Dillon Read make any recommendation to the holders of ANGC Common Stock with respect to how any such holder should vote on the Merger, or as to the advisability of disposing of or retaining such Panhandle Common Stock following the Merger.

     Dillon Read is an internationally recognized investment banking firm which, as part of its investment banking business, regularly is engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The ANGC Board of Directors selected Dillon Read on the basis of the firm's expertise and reputation.

     Dillon Read has acted as financial advisor to the Board of Directors of ANGC in connection with the Merger and will receive a fee upon the consummation thereof in addition to the fee it is receiving for rendering its opinion. In addition, Dillon Read has performed investment banking services for, and received compensation from, ANGC from time to time. Dillon Read has also provided investment banking services for, and received compensation from, Panhandle from time to time. These services have included acting as a manager or agent for various securities offerings of ANGC, Panhandle, and various subsidiaries of Panhandle.

     Pursuant to the terms of an engagement letter dated September 6, 1994, ANGC has agreed to pay Dillon Read, as financial advisor to ANGC in connection with this transaction, a fee representing 0.66% of the aggregate amount of consideration paid to ANGC's stockholders, following consummation of the Merger, against which amount will be credited $50,000 paid to Dillon Read in connection with the execution of the engagement letter on September 6, 1994 and an additional $450,000 which was earned following the rendering of the opinion described above on October 9, 1994. Whether or not the Merger is consummated, ANGC has also agreed to reimburse Dillon Read for its reasonable out-of-pocket expenses, including all reasonable fees and disbursements of counsel, and to indemnify Dillon Read and certain related persons against certain liabilities relating to or arising out of its engagement, including certain liabilities under federal securities laws. Dillon Read will not be additionally compensated for any solicitation of proxies by such firm on behalf of ANGC.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of ANGC's Board of Directors with respect to the Merger, ANGC's stockholders should be aware that certain members of ANGC's Board and management have certain interests respecting the Merger separate from their interests as holders of ANGC Common Stock, including those referred to below.

     Under the Merger Agreement, Panhandle has agreed to take action as of the Effective Time to assume each of the ANGC Options granted under the ANGC 1991 Equity Incentive Plan and the ANGC 1989 Non-qualified Stock Option Plan for Directors that remains unexercised in whole or in part at such time. See "Certain Terms of the Merger Agreement -- ANGC Options." The currently unvested portion of the ANGC Options will be vested and exercisable in full as a result of the Merger. Pursuant to such assumption, the assumed option will be an option for the purchase of such number of shares of Panhandle Common Stock that the holder of the ANGC Option being assumed would have received (without regard to any vesting schedule) upon consummation of the Merger had such ANGC Option been exercised immediately prior to the Effective Time, and appropriate adjustment will be made to the per share exercise price. The following directors of ANGC hold ANGC Options to purchase the aggregate number of shares of ANGC Common Stock set forth after their names with the currently unvested portion thereof and the average exercise price of all options, including those the vesting of which will be accelerated, shown in parentheses: Cortlandt S. Dietler -- 69,000 (33,250; $23.82); Frederick R. Mayer -- 5,000 (0; $19.125); Wayne T.
Biddle -- 5,000 (0; $19.125); John A. Redding -- 5,000 (0; $21.00); Donald H.
Anderson -- 87,000 (36,000; $23.52); Michael J. Quigley -- 77,500 (33,125;
$22.46); and Harold R. Logan, Jr. -- 63,500 (28,265; $24.09). The executive officers of ANGC as a group (excluding Messrs. Anderson, Dietler, Logan and Quigley, who are also directors) hold ANGC Options to purchase an aggregate of 386,690 shares of ANGC Common Stock, of which 218,003 are unvested, with an average exercise price of $24.41. In addition, the executive officers of ANGC as a group (including Messrs. Anderson, Dietler, Logan and Quigley, who are also directors), hold 31,208 shares of restricted stock. All such restricted stock will become vested as a result of the Merger. No other director owns any restricted stock.

     Certain of the executive officers and certain key employees of ANGC, including Messrs. Anderson, Logan and Quigley, who are also directors of ANGC, have entered into two year employment agreements with ANGC which provide that, from and after the Effective Time until the second anniversary of the Effective Time, upon a termination of the employment agreement for any reason other than for "Cause" (as defined therein), such employee will be paid an amount equal to one-half of such employee's base salary and minimum bonus set forth in such employment agreement for the remainder of what would otherwise have been the term of the employment agreement (but in no event for more than one year). The employment agreements contain a covenant not to compete with ANGC and its affiliates during the term of the agreement and during the period after termination that the employee is receiving payments thereunder. The base salaries and minimum bonuses of the employees under such agreements approximate the salaries and bonuses of such employees paid by ANGC on the date the Merger Agreement was executed.

     The Merger Agreement provides that Panhandle will maintain certain indemnification and limitation of liability provisions in ANGC's Charter and Bylaws for a period of five years after the Effective Time, will provide a limited guarantee of those indemnification obligations during such period, and will continue for five years ANGC's directors and officers liability insurance, subject to certain limitations. See "Certain Terms of the Merger Agreement -- Indemnification."

     See "Certain Terms of the Merger Agreement -- Certain Benefit Plans and Severance" as to post-Merger arrangements respecting ANGC employee benefit plans.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general summary of the material federal income tax consequences of the Merger to the holders of ANGC Common Stock and is based upon current provisions of the Code, existing regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. No attempt has been made to comment on all federal income tax consequences of the Merger that may be relevant to particular holders, including holders that are subject to special tax rules such as dealers in securities, foreign persons, mutual funds, insurance companies, tax-exempt entities and holders who do not hold their shares as capital assets. Holders of ANGC Common Stock are advised and expected to consult their own tax advisers regarding the federal income tax consequences of the Merger in light of their personal circumstances and the consequences under state, local and foreign tax laws.

     No ruling from the Internal Revenue Service ("IRS") has been or will be requested in connection with the Merger. Panhandle has received from its counsel, Vinson & Elkins L.L.P., an opinion to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, that Panhandle, Merger Sub and ANGC will each be a party to the reorganization within the meaning of Section 368(b) of the Code, and that Panhandle, Merger Sub and ANGC will not recognize any gain or loss as a result of the Merger. It is a condition to the obligation of Panhandle to consummate the Merger that such opinion shall not have been withdrawn or modified in any material respect. ANGC has received from its counsel, Holme Roberts & Owen LLC, an opinion to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, that Panhandle, Merger Sub and ANGC will each be a party to the reorganization within the meaning of Section 368(b) of the Code, and that stockholders of ANGC will not recognize any gain or loss from the receipt of Panhandle Common Stock for their ANGC Common Stock, other than with respect to cash received in lieu of a fractional share of Panhandle Common Stock. It is a condition to the obligation of ANGC to consummate the Merger that such opinion shall not have been withdrawn or modified in any material respect. Such opinions are subject to certain assumptions and based on certain representations of Panhandle, Merger Sub and ANGC. Stockholders of ANGC should be aware that such opinions are not binding on the IRS and no assurance can be given that the IRS will not adopt a contrary position or that the IRS position would not be sustained by a court.

     Assuming the Merger qualifies as a reorganization under Section 368(a) of the Code, the following federal income tax consequences will occur:

          (a) no gain or loss will be recognized by Panhandle, Merger Sub or ANGC in connection with the Merger;

          (b) no gain or loss will be recognized by a holder of ANGC Common Stock upon the exchange of all of such holder's shares of ANGC Common Stock solely for shares of Panhandle Common Stock in the Merger;

          (c) the aggregate basis of the shares of Panhandle Common Stock received by an ANGC stockholder in the Merger (including any fractional share deemed received) will be the same as the aggregate basis of the shares of ANGC Common Stock surrendered in exchange therefor;

          (d) the holding period of the shares of Panhandle Common Stock received by an ANGC stockholder in the Merger will include the holding period of the shares of ANGC Common Stock surrendered in exchange therefor, provided that such shares of ANGC Common Stock are held as capital assets at the Effective Time; and

          (e) a stockholder of ANGC who receives cash in lieu of a fractional share will recognize gain or loss equal to the difference, if any, between such stockholder's basis in the fractional share (as described in paragraph
     (c) above) and the amount of cash received. Such gain or loss will be a capital gain or loss if the ANGC Common Stock is held by such stockholder as a capital asset at the Effective Time.

ACCOUNTING TREATMENT

     The Merger is expected to be accounted for using the "pooling of interests" method of accounting pursuant to Opinion No. 16 of the Accounting Principles Board. The pooling of interests method of accounting assumes that the combining companies have been merged from inception, and the historical consolidated financial statements for periods prior to consummation of the Merger are restated as though the companies had been combined from inception. See the Unaudited Pro Forma Condensed Financial Information and notes thereto included elsewhere in this Joint Proxy Statement/Prospectus.

     Panhandle and ANGC have been preliminarily advised by their independent public accountants, KPMG Peat Marwick LLP, that the Merger should be treated as a pooling of interests in accordance with generally accepted accounting principles. Consummation of the Merger is conditioned upon the written confirmation of such advice. Also, such advice contemplates that each person who may be deemed an affiliate of ANGC or Panhandle will enter into an agreement with Panhandle not to sell or otherwise transfer any shares of ANGC Common Stock or Panhandle Common Stock, as the case may be, within 30 days prior to the Effective Time or any Panhandle Common Stock thereafter prior to the publication of financial results that include at least 30 days of post-Merger combined operations of Panhandle and ANGC.

GOVERNMENTAL AND REGULATORY APPROVALS

     Transactions such as the Merger are reviewed by the Department of Justice and the FTC to determine whether they comply with applicable antitrust laws. Under the provisions of the HSR Act, the Merger may not be consummated until such time as the specified waiting period requirements of the HSR Act have been satisfied. Panhandle and ANGC filed notification reports, together with requests for early termination of the waiting period, with the Department of Justice and the FTC under the HSR Act on October 18, 1994. Unless earlier terminated or a request for additional information is made, the applicable waiting period will expire on November 17, 1994.

     At any time before or after the Effective Time, the Department of Justice, the FTC or a private person or entity could seek under the antitrust laws, among other things, to enjoin the Merger or to cause Panhandle to divest itself, in whole or in part, of ANGC or of other businesses conducted by Panhandle. There can be no assurance that a challenge to the Merger will not be made or that, if such a challenge is made, Panhandle and ANGC will prevail.

     Panhandle and ANGC are aware of no other governmental or regulatory approvals required for consummation of the Merger, other than compliance with applicable securities laws.

RESTRICTIONS ON RESALES BY AFFILIATES

     The shares of Panhandle Common Stock to be received by ANGC stockholders in connection with the Merger have been registered under the Securities Act and, except as set forth in this paragraph, may be traded without restriction. The shares of Panhandle Common Stock to be issued in connection with the Merger and received by persons who are deemed to be "affiliates" (as that term is defined in Rule 144 under the Securities Act) of ANGC prior to the Merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 under the Securities Act (or, in the case of such persons who become affiliates of Panhandle, Rule 144 under the Securities Act) or as otherwise permitted under the Securities Act. Under guidelines published by the Commission, the sale or other disposition of Panhandle Common Stock or ANGC Common Stock by an affiliate of either Panhandle or ANGC, as the case may be, within 30 days prior to the Effective Time or the sale or other disposition of Panhandle Common Stock thereafter prior to the publication of financial results that include at least 30 days of post-Merger combined operations of Panhandle and ANGC (the "Pooling Period") could preclude pooling of interests accounting treatment of the Merger. Accordingly, the Merger Agreement provides that each of ANGC and Panhandle will use all reasonable efforts to cause its affiliates to execute a written agreement to the effect that such persons will not sell, transfer or otherwise dispose of any shares of ANGC Common Stock or Panhandle Common Stock, as the case may be, during the Pooling Period and, with respect to affiliates of ANGC, that such persons will not sell, transfer or otherwise dispose of Panhandle Common Stock at any time in violation of the Securities Act or the rules and regulations promulgated thereunder, including Rule 145.

RIGHTS OF DISSENTING STOCKHOLDERS

     Under Delaware law, neither Panhandle's nor ANGC's stockholders will be entitled to any appraisal or dissenter's rights in connection with the Merger.

                     CERTAIN TERMS OF THE MERGER AGREEMENT

     The following description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Appendix I to this Joint Proxy Statement/Prospectus and is incorporated herein by reference.

EFFECTIVE TIME OF THE MERGER

     The Merger Agreement provides that, as promptly as practicable after the satisfaction or waiver of the conditions to closing the Merger, the parties shall cause the Merger to be consummated by filing a Certificate of Merger with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, Delaware law (the date and time of such filing, or such later date or time agreed upon by Panhandle and ANGC and set forth therein, being the "Effective Time"). It is anticipated that, if the Panhandle Issuance of Common Stock is approved at the Panhandle Special Meeting and the Merger Agreement is approved and adopted at the ANGC Special Meeting and all other conditions to the Merger have been satisfied or waived, the Effective Time will occur on the date of the Special Meetings or as soon thereafter as practicable.

MANNER AND BASIS OF CONVERTING SHARES

     At the Effective Time, each outstanding share of ANGC Common Stock, other than shares of ANGC Common Stock held in the treasury of ANGC or owned by Panhandle or any direct or indirect wholly-owned subsidiary of either Panhandle or ANGC, which shares will be canceled at the Effective Time, will be converted into the right to receive a number of shares of Panhandle Common Stock calculated by dividing (x) $39.00 by (y) the Average Daily Price of the Panhandle Common Stock, with the result rounded down to the nearest ten thousandth; provided, however that if the Average Daily Price of the Panhandle Common Stock is less than $20.80, the Exchange Ratio shall be 1.8750, and if the Average Daily Price of the Panhandle Common Stock is greater than $24.80, the Exchange Ratio shall be 1.5725. As used in the Merger Agreement, the "Average Daily Price of the Panhandle Common Stock" means the average of the closing prices (or, if the Panhandle Common Stock should not trade on any trading day, the average of the bid and asked prices therefor on such day), regular way, per share of Panhandle Common Stock as reported on the New York Stock Exchange Composite Tape during the fifteen consecutive trading days ending on (but excluding) the third trading day prior to the ANGC Special Meeting. Notwithstanding the foregoing, if between the date of the Merger Agreement and the Effective Time the outstanding shares of Panhandle Common Stock or ANGC Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

     As soon as practicable following the Effective Time, Panhandle will mail to each record holder of ANGC Common Stock immediately prior to the Effective Time, a letter of transmittal and other information advising such holder of the consummation of the Merger and for use in exchanging ANGC Common Stock certificates for Panhandle Common Stock certificates and cash in lieu of fractional shares. Letters of transmittal will also be available following the Effective Time at the offices of Panhandle in Houston, Texas. After the Effective Time, there will be no further registration of transfers on the stock transfer books of ANGC of shares of ANGC Common Stock that were outstanding immediately prior to the Effective Time. Share certificates should not be surrendered for exchange by stockholders of ANGC prior to the Effective Time and the receipt of a letter of transmittal.

     No fractional shares of Panhandle Common Stock will be issued in the Merger. Each stockholder of ANGC entitled to a fractional share will receive an amount in cash equal to the value of such fractional share based upon the closing price of Panhandle Common Stock on the NYSE Composite Tape on the date of the Effective Time. No interest will be paid on such amount, and all shares of ANGC Common Stock held by a record holder shall be aggregated for purposes of computing the amount of such payment.

     Until so surrendered and exchanged, each certificate previously evidencing ANGC Common Stock shall represent solely the right to receive Panhandle Common Stock and cash in lieu of fractional shares. Unless and until any such certificates shall be so surrendered and exchanged, no dividends or other distributions payable to the holders of record of Panhandle Common Stock as of any time on or after the Effective Time shall be paid to the holders of such certificates previously evidencing ANGC Common Stock; provided, however, that, upon any such surrender and exchange of such certificates, there shall be paid to the record holders of the certificates issued and exchanged therefor (i) the amount, without interest thereon, of dividends and other distributions, if any, with a record date on or after the Effective Time theretofore paid with respect to such whole shares of Panhandle Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, if any, with a record date on or after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Panhandle Common Stock.

ANGC OPTIONS

     The Merger Agreement provides that Panhandle and ANGC will take such action as may be necessary to permit Panhandle to assume, at the Effective Time, each ANGC Option that remains unexercised in whole or in part and to substitute shares of Panhandle Common Stock for shares of ANGC Common Stock purchasable under such assumed ANGC Option, subject to certain terms and conditions. The assumed ANGC Option will not give the optionee additional benefits which such optionee did not have under the ANGC Option, and shall be assumed on the same terms and conditions as the ANGC Option being assumed, subject to the matters described in the following paragraph.

     The number of shares of Panhandle Common Stock purchasable under any ANGC Option assumed by Panhandle will be equal to the number of shares of Panhandle Common Stock that the holder of the ANGC Option would have received (without regard to any vesting schedule) upon consummation of the Merger had such ANGC Option been exercised in full immediately prior to the Effective Time, and the per share exercise price will be equal to the per share exercise price of the ANGC Option divided by the Exchange Ratio.

CONDITIONS TO THE MERGER

     The respective obligations of Panhandle and ANGC to consummate the Merger are subject to the satisfaction of the following conditions, any or all of which may be waived in writing by the parties hereto, in whole or in part, to the extent permitted by applicable law: (a) the Registration Statement shall have been declared effective by the Commission under the Securities Act, no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and no proceedings for that purpose shall have been initiated by the Commission, and Panhandle shall have received all "Blue Sky" permits and other authorizations necessary to consummate the transactions contemplated by the Merger Agreement; (b) the Merger Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of ANGC, and the issuance of the Panhandle Common Stock in the Merger shall have been approved by the requisite vote of the stockholders of Panhandle; (c) no Governmental Entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger; (d) the applicable waiting period under the HSR Act with respect to the transactions contemplated by the Merger Agreement shall have expired or been terminated; and (e) Panhandle and ANGC shall have been advised in writing by KPMG Peat Marwick LLP on the Closing Date that the Merger should be treated for financial accounting purposes as a pooling of interests in accordance with generally accepted accounting principles and the rules, regulations and interpretations of the Commission.

     The obligation of Panhandle to effect the Merger is also subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in writing by Panhandle, in whole or in part, to the extent permitted by applicable law: (a) each of the representations and warranties of ANGC contained in the Merger Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); (b) ANGC shall have performed or complied with all agreements and covenants required by the Merger Agreement to be performed or complied with by it on or prior to the Closing Date; (c) since the date of the Merger Agreement, there shall have been no change, occurrence or circumstance in the current or future business, financial condition or results of operations of ANGC or any of its subsidiaries having or reasonably likely to have, individually or in the aggregate, a material adverse effect on the financial condition, results of operations or current or future business of ANGC and its subsidiaries, taken as a whole; (d) there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any Governmental Entity in connection with the grant of a regulatory approval necessary, in the reasonable business judgment of Panhandle, to the continuing operation of the current or future business of ANGC, which imposes any condition or restriction upon Panhandle or the business or operations of ANGC which, in the reasonable business judgment of Panhandle, would be materially burdensome in the context of the transactions contemplated by the Merger Agreement; (e) Vinson & Elkins L.L.P. shall have delivered to Panhandle its written opinion as of the date that the Panhandle Proxy Statement is first mailed to Panhandle stockholders substantially to the effect that (x) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, (y) Panhandle, Merger Sub and ANGC will each be a party to that reorganization within the meaning of Section 368(b) of the Code, and (z) Panhandle, Merger Sub and ANGC will not recognize any gain or loss for U.S. federal income tax purposes as a result of the Merger, and such opinion shall not have been withdrawn or modified in any material respect; and (f) the employees of ANGC set forth in a letter from Panhandle to ANGC shall have entered into employment agreements with ANGC, effective as of the Effective Time, in form and substance reasonably acceptable to Panhandle.

     The obligation of ANGC to effect the Merger is also subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in writing by ANGC, in whole or in part, to the extent permitted by applicable law: (a) each of the representations and warranties of Panhandle and Merger Sub contained in the Merger Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); (b) Panhandle and Merger Sub shall have performed or complied with all agreements and covenants required by the Merger Agreement to be performed or complied with by them on or prior to the Closing Date; (c) since the date of the Merger Agreement, there shall have been no change, occurrence or circumstance in the current or future business, financial condition or results of operations of Panhandle or any of its subsidiaries having or reasonably likely to have, individually or in the aggregate, a material adverse effect on the financial condition, results of operations or current or future business of Panhandle and its subsidiaries, taken as a whole; (d) there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any Governmental Entity in connection with the grant of a regulatory approval necessary, in the reasonable business judgment of ANGC, to the continuing operation of the current or future business of Panhandle, which imposes any condition or restriction upon Panhandle or the business or operations of Panhandle which, in the reasonable business judgment of ANGC, would be materially burdensome in the context of the transactions contemplated by the Merger Agreement; (e) the shares of Panhandle Common Stock to be issued in the Merger shall have been approved for listing (subject to official notice of issuance) on the NYSE; and (f) Holme Roberts & Owen LLC shall have delivered to ANGC its written opinion as of the date that the ANGC Proxy Statement is first mailed to ANGC stockholders substantially to the effect that (x) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, (y) Panhandle, Merger Sub and ANGC will each be a party to that reorganization within the meaning of Section 368(b) of the Code, and (z) no gain or loss for U.S. federal income tax purposes will be recognized by the holders of ANGC Common Stock upon receipt of shares of Panhandle Common Stock in the Merger, except with respect to any cash received in lieu of a fractional share interest in Panhandle Common Stock, and such opinion shall not have been withdrawn or modified in any material respect.

     There can be no assurance that all of the conditions to the Merger will be satisfied.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains various representations and warranties of ANGC, Merger Sub and Panhandle relating to, among other things, (i) each of their organization and similar corporate matters, (ii) each of their capitalization, (iii) authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters, and the absence of conflicts, violations and defaults under their respective charters and bylaws and certain other agreements and documents, (iv) compliance with law, (v) the documents and reports filed by them with the Commission and the accuracy of the information contained therein, (vi) the absence of certain changes and events,
(vii) litigation, (viii) employee benefit matters, (ix) taxes and matters relating to a tax-free reorganization, (x) certain matters relating to pooling of interests accounting, (xii) certain business practices, (xiii) environmental matters, (xiv) vote required, (xv) brokers, (xvi) insurance, (xvii) properties, (xviii) certain contracts and restrictions, (xix) title to property, (xx) certain regulatory matters, (xxi) futures trading and fixed price exposure, and
(xxii) the accuracy of certain information provided. The representations and warranties expire at the Effective Time.

CERTAIN COVENANTS; CONDUCT OF BUSINESS PRIOR TO THE MERGER

     Each of ANGC and Panhandle has agreed that, prior to the Effective Time, unless otherwise expressly contemplated by the Merger Agreement or consented to in writing by the other, it will and will cause its subsidiaries to (a) operate its business in all material respects in the usual and ordinary course consistent with past practices; (b) use all reasonable efforts to preserve substantially intact its business organization, maintain its material rights and franchises, retain the services of its respective officers and key employees and maintain its relationships with its material customers and suppliers; (c) maintain and keep its material properties and assets in as good repair and condition as at present, ordinary wear and tear excepted, and maintain supplies and inventories in quantities consistent with its customary business practice; and (d) use all reasonable efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained.

     ANGC has agreed that, prior to the Effective Time, except as expressly contemplated by the Merger Agreement or otherwise consented to in writing by Panhandle, it will not do, and will not permit any of its subsidiaries to do, any of the following: (a)(i) increase the compensation payable to or to become payable to any director or executive officer, subject to certain exceptions;
(ii) grant any severance or termination pay to, or enter into or amend any employment or severance agreement with, any director, officer or employee, subject to certain exceptions; (iii) establish, adopt or enter into any employee benefit plan or arrangement; or (iv) amend, or take any other actions with respect to, any of ANGC's benefit plans, subject to certain exceptions; (b) declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock, with certain exceptions including a provision permitting regular quarterly dividends with respect to ANGC Common Stock in an amount not to exceed $.03 per share; (c)(i) except for certain matters, redeem, purchase or otherwise acquire any shares of its or any of its subsidiaries' capital stock or any securities or obligations convertible into or exchangeable for any shares of its or its subsidiaries' capital stock, or any options, warrants or conversion or other rights to acquire any shares of its or its subsidiaries' capital stock or any such securities or obligations; (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its or its subsidiaries' capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its or its subsidiaries' capital stock; (d)(i) except for certain matters and except as contemplated by the Stock Option Agreement, issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale of, any shares of any class of its or its subsidiaries' capital stock, any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire any such shares; (ii) amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms more favorable to the holders thereof; (iii) take any action to optionally accelerate the exercisability of ANGC Options; (e) acquire or agree to acquire any business or other entity, or otherwise acquire or agree to acquire any assets of any other person (with certain exceptions) in each case which are material, individually or in the aggregate, to ANGC and its subsidiaries, taken as a whole; (f) sell or otherwise dispose of any of its material assets or any material assets of any of its subsidiaries, with certain exceptions; (g) release any third party from its obligations, or grant any consent, under any existing standstill provision relating to a Competing Transaction or otherwise under any confidentiality or other agreement, or fail to fully enforce any such agreement; (h) adopt or propose to adopt certain amendments to its charter or bylaws; (i) change any of its methods of accounting or take certain actions with respect to taxes; (j) incur any obligation for borrowed money or purchase money indebtedness, with certain exceptions; (k) enter into certain material contracts; (l) take (and will use reasonable efforts to prevent any affiliate of ANGC from taking) any action that, in the judgment of KPMG Peat Marwick LLP, would cause the Merger not to be treated as a "pooling of interests" for financial accounting purposes; or (m) agree in writing or otherwise to do any of the foregoing.

     Panhandle has agreed that, prior to the Effective Time, except as expressly contemplated by the Merger Agreement or otherwise consented to in writing by ANGC, it will not do, and will not permit any of its subsidiaries to do, any of the following: (i) knowingly take any action which would result in a failure to maintain the trading of the Panhandle Common Stock on the NYSE; (ii) declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock, with certain exceptions including a provision permitting regular quarterly dividends with respect to Panhandle Common Stock in an amount not to exceed $.21 per share; (iii) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person (other than the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice), which, in each case, would materially delay or prevent the consummation of the transactions contemplated by this Agreement; (iv) adopt or propose to adopt any amendments to its charter or bylaws, which would have an adverse impact on the consummation of the Merger;
(v) take (and will use reasonable efforts to prevent any affiliate of Panhandle from taking) any action that, in the judgment of KPMG Peat Marwick LLP, would cause the Merger not to be treated as a "pooling of interests" for financial accounting purposes; or (vi) agree in writing or otherwise to do any of the foregoing.

NO SOLICITATION

     Additionally, ANGC has agreed not to initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal relating to, or that may reasonably be expected to lead to, any Competing Transaction, or enter into discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of the officers, directors or employees of ANGC or any of its subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by ANGC or any of ANGC's subsidiaries to take any such action, and ANGC shall promptly notify Panhandle of all relevant terms of any such inquiries and proposals received by ANGC or any of its subsidiaries or by any such officer, director, investment banker, financial advisor, attorney, accountant or other representative relating to any of such matters and if such inquiry or proposal is in writing, ANGC shall promptly deliver or cause to be delivered to Panhandle a copy of such inquiry or proposal; provided, however, that the Board of Directors of ANGC may (i) furnish information to, or enter into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide proposal in writing by such person or entity to acquire ANGC pursuant to a merger, consolidation, share exchange, business combination or other similar transaction or to acquire a substantial portion of the assets of ANGC or any of its Significant Subsidiaries, if, and only to the extent that (A) the Board of Directors of ANGC, after consultation with and based upon the advice of independent legal counsel (who may be ANGC's regularly engaged independent legal counsel), determines in good faith that such action is necessary for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law and (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity ANGC (x) provides written notice to Panhandle to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity and (y) enters into with such person or entity a confidentiality agreement in reasonably customary form on terms not more favorable to such person or entity than the terms contained in that certain Confidentiality Agreement dated as of September 8, 1994 between Panhandle and ANGC; (ii) comply with Rule 14e-2 promulgated under the Exchange Act with regard to a Competing Transaction; or (iii) fail to make or withdraw or modify its recommendation of the Merger and the Merger Agreement if there exists a Competing Transaction and the Board of Directors of ANGC, after consultation with and based upon the advice of independent legal counsel (who may be ANGC's regularly engaged independent legal counsel), determines in good faith that such action is necessary for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law.

CERTAIN POST-MERGER MATTERS

     Once the Merger is consummated, Merger Sub will cease to exist as a corporation, and ANGC as the Surviving Corporation will succeed to all of the assets, rights and obligations of Merger Sub.

     Pursuant to the Merger Agreement, the ANGC Charter and the ANGC Bylaws, as in effect immediately prior to the Effective Time, will be the certificate of incorporation and bylaws of the Surviving Corporation until amended as provided therein and pursuant to the Delaware General Corporation Law ("DGCL").

TERMINATION OR AMENDMENT OF THE MERGER AGREEMENT

     The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger Agreement and the Merger by the stockholders of ANGC: (a) by mutual consent of Panhandle and ANGC; (b) by Panhandle, upon a breach of any representation, warranty, covenant or agreement on the part of ANGC set forth in the Merger Agreement, or if any representation or warranty of ANGC shall have become untrue, in either case such that Panhandle's conditions to closing would be incapable of being satisfied by March 31, 1995 (or as otherwise extended as permitted by the Merger Agreement); (c) by ANGC, upon a breach of any representation, warranty, covenant or agreement on the part of Panhandle or Merger Sub set forth in the Merger Agreement, or if any representation or warranty of Panhandle or Merger Sub shall have become untrue, in either case such that ANGC's conditions to closing would be incapable of being satisfied by March 31, 1995 (or as otherwise extended as permitted by the Merger Agreement); (d) by either Panhandle or ANGC, if there shall be any Order which is final and nonappealable preventing the consummation of the Merger, subject to a limited exception; (e) by either Panhandle or ANGC, if the Merger shall not have been consummated before March 31, 1995; provided, however, that the Merger Agreement may be extended by written notice of either Panhandle or ANGC to a date not later than June 30, 1995, if the Merger shall not have been consummated as a direct result of ANGC, Panhandle or Merger Sub having failed by March 31, 1995 to receive all required regulatory approvals or consents with respect to the Merger; (f) by either Panhandle or ANGC, if the Merger Agreement and the Merger shall fail to receive the requisite vote for approval and adoption by the stockholders of ANGC at the ANGC Special Meeting or if the issuance of the Panhandle Common Stock in connection with the Merger shall fail to receive the requisite vote for approval by the stockholders of Panhandle at the Panhandle Special Meeting; (g) by Panhandle, if (1) the Board of Directors of ANGC withdraws, modifies or changes its recommendation of the Merger Agreement or the Merger in a manner adverse to Panhandle or shall have resolved to do any of the foregoing; (2) the Board of Directors of ANGC shall have recommended to the stockholders of ANGC any Competing Transaction or shall have resolved to do so; (3) a tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of ANGC is commenced, and the Board of Directors of ANGC does not recommend that stockholders not tender their shares into such tender or exchange offer, or; (4) any person (other than Panhandle or an affiliate thereof) shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder), shall have been formed which beneficially owns, or has the right to acquire beneficial ownership of, 20% or more of the then outstanding shares of capital stock of ANGC; or (h) by ANGC, if the Board of Directors of ANGC (x) fails to make or withdraws its recommendation to

ANGC's stockholders of the Merger Agreement if there exists at such time a Competing Transaction, or (y) recommends to ANGC's stockholders approval or acceptance of a Competing Transaction, in each case only if the Board of Directors of ANGC, after consultation with and based upon the advice of independent legal counsel (who may be ANGC's regularly engaged independent legal counsel), determines in good faith that such action is necessary for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law.

     Subject to limited exceptions, including the survival of ANGC's agreement to pay a termination fee to Panhandle under certain circumstances as discussed below, in the event of the termination of the Merger Agreement, the Merger Agreement shall become void, there shall be no liability on the part of Panhandle, Merger Sub or ANGC to the other and all rights and obligations of the parties thereto shall cease, except that no party will be relieved of any liability for (i) any breach of such party's covenants or agreements contained in the Merger Agreement, or (ii) any willful breach of such party's representations or warranties contained in the Merger Agreement.

     The Merger Agreement may be amended by the parties by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of ANGC, (i) no amendment, which under applicable law may not be made without the approval of the stockholders of ANGC, may be made without such approval, and (ii) no amendment, which under the applicable rules of the NYSE, may not be made without the approval of the stockholders of Panhandle, may be made without such approval. At any time prior to the Effective Time, any party to the Merger Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party thereto, (b) waive any inaccuracies in the representations and warranties of the other party contained therein or in any document delivered pursuant thereto and (c) waive compliance by the other party with any of the agreements or conditions contained therein.

EXPENSES AND TERMINATION FEE

     All expenses incurred by Panhandle and ANGC will be borne by the party incurring such expenses; provided, however, that the allocable share of Panhandle and ANGC for all expenses related to printing, filing and mailing the Registration Statement, the ANGC Proxy Statement and the Panhandle Proxy Statement and all regulatory filing fees (other than the filing fee for registering Panhandle Common Stock pursuant to the Registration Statement, which shall be paid by Panhandle) incurred in connection with the Registration Statement, the ANGC Proxy Statement and the Panhandle Proxy Statement shall be one-half each.

     The Merger Agreement also provides that ANGC will pay to Panhandle a fee equal to $20,000,000, which amount will be inclusive of all of Panhandle's expenses, if the Merger Agreement is terminated in accordance with its terms:
(a) by Panhandle after a wilful breach by ANGC, if ANGC shall have had contacts or entered into negotiations after the date of the Merger Agreement regarding a Competing Transaction, and within twelve months of the termination of the Merger Agreement ANGC consummates a Business Combination or enters into a definitive agreement providing for a Business Combination (as defined below) with any person with whom such contacts had been made; (b) by either Panhandle or ANGC if the Merger Agreement fails to receive the requisite vote for approval and adoption by the stockholders of ANGC at the ANGC Special Meeting, and at the time of such meeting there shall exist a Competing Transaction; (c) by Panhandle if the Board of Directors of ANGC withdraws, modifies or changes its recommendation of the Merger Agreement or the Merger in a manner adverse to Panhandle (or resolves to do so) and, at such time, there exists a Competing Transaction; (d) by Panhandle, if the Board of Directors of ANGC shall recommend any Competing Transaction to ANGC's stockholders (or resolves to do so); (e) by Panhandle, if a tender or exchange offer for 20% or more of the capital stock of ANGC is commenced, and ANGC's Board of Directors does not recommend that its stockholders not tender their shares into such tender offer or exchange offer; or (f) by ANGC, if the Board of Directors of ANGC (i) fails to recommend (or withdraws its recommendation of) approval and adoption by its stockholders of the Merger and the Merger Agreement and there exists a Competing Transaction, or
(ii) recommends a Competing Transaction, in each case upon a determination in good faith, after consultation with and based on the advice of independent legal counsel, that such action is necessary for such Board to comply with its fiduciary duties under applicable law.

     The Merger Agreement defines "Business Combination" as (i) a merger, consolidation, share exchange, business combination or similar transaction involving ANGC, (ii) a sale, lease, exchange, transfer or other disposition of 20% or more of the assets of ANGC and its subsidiaries, taken as a whole, in a single transaction or a series of transactions, or (iii) the acquisition, by a person (other than Panhandle or any affiliate thereof) or group (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of beneficial ownership (as defined in Rule 13d-3 under the Exchange
Act) of 20% or more of the ANGC Common Stock whether by tender or exchange offer or otherwise.

CERTAIN BENEFIT PLANS AND SEVERANCE

     The Merger Agreement provides that Panhandle will keep ANGC's benefit plans (or benefit plans providing reasonably comparable benefits), other than ANGC's option plans, in effect for a period of at least 50 weeks after the Effective Time. Any employee of ANGC (other than certain executive officers and key personnel of ANGC who have entered into employment agreements with ANGC) whose employment is terminated by ANGC during such period after the Effective Time shall be entitled to (i) a severance benefit equal to two month's base salary plus the product of one-half of a month's base salary multiplied by the number of such employee's full or partial years of service with ANGC or any successor and (ii) the continuance of such employee's health benefits for six months after such termination on the same basis as immediately prior to such termination.

INDEMNIFICATION

     The Merger Agreement provides that, for a period of five years after the Effective Time, Panhandle (i) shall not amend or otherwise modify certain limitation of liability and indemnification provisions of ANGC's Charter and By-laws in a manner that would adversely affect the rights thereunder of any individuals who at any time prior to the Effective Time were directors or officers of ANGC in respect of acts or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by the Merger Agreement), unless such amendment or modification is required by law,
(ii) shall guarantee the performance by ANGC of its obligations under such provisions to the extent of the excess, if any, of (A) the net worth of ANGC as of the Effective Time over (B) the net worth of ANGC as of the date of any claim under such provisions by a person referred to in the foregoing clause (i), and
(iii) shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by ANGC (or substitute policies under certain circumstances) with respect to claims arising from facts or events which occurred before the Effective Time; provided, however that in no event shall Panhandle be required to expend more than 200% of the current annual premiums paid by ANGC for such insurance.

                             STOCK OPTION AGREEMENT

     Panhandle and ANGC have entered into a Stock Option Agreement dated October 9, 1994 (the "Stock Option Agreement") in connection with, and as consideration for, Panhandle's and Merger Sub's execution of the Merger Agreement. Under the Stock Option Agreement, ANGC has granted to Panhandle an irrevocable option (the "Option") to purchase up to 3,007,948 shares of ANGC Common Stock (the "Option Shares") for the Exercise Price (as defined below), which Option is exercisable in whole or in part at any time and from time to time after the occurrence of a Trigger Event (as defined below) and prior to the Expiration Date (as defined below).

     "Exercise Price" means $39.00 per share; provided, however, if as of the exercise date of the Option the Closing Price (as defined below) is more than $3.50 in excess of the Exercise Price, then the Exercise Price shall be increased to an amount equal to the Closing Price less $3.50. The term "Expiration Date" means the earlier to occur of (i) the Effective Time; or (ii) 5:00 p.m., Houston time, on the date which is 90 days following the occurrence of a Trigger Event. The term "Closing Price" as of any date means the average of the closing prices (or, if the ANGC Common Stock should not trade on any trading day, the average of the bid and asked prices therefor on such day), regular way, per share of the ANGC Common Stock as reported on the NYSE Composite Tape during the five consecutive trading days ending on (and including) the trading day immediately prior to such date.

     A "Trigger Event" occurs if the Merger Agreement is terminated in accordance with its terms: (a) by Panhandle after a wilful breach by ANGC, if ANGC shall have had contacts or entered into negotiations after the date of the Merger Agreement regarding a Competing Transaction, and within twelve months of the termination of the Merger Agreement ANGC consummates a Business Combination or enters into a definitive agreement providing for a Business Combination (as defined in the Merger Agreement) with any person with whom such contacts had been made; (b) by either Panhandle or ANGC if the Merger Agreement fails to receive the requisite vote for approval and adoption by the stockholders of ANGC at the ANGC Special Meeting, and at the time of such meeting there shall exist a Competing Transaction; (c) by Panhandle if the Board of Directors of ANGC withdraws, modifies or changes its recommendation of the Merger Agreement or the Merger in a manner adverse to Panhandle (or resolves to do so) and, at such time, there exists a Competing Transaction; (d) by Panhandle, if the Board of Directors of ANGC shall recommend any Competing Transaction to ANGC's stockholders (or resolves to do so); (e) by Panhandle, if a tender or exchange offer for 20% or more of the capital stock of ANGC is commenced, and ANGC's Board of Directors does not recommend that its stockholders not tender their shares into such tender offer or exchange offer; or (f) by ANGC, if the Board of Directors of ANGC (i) fails to recommend (or withdraws its recommendation of) approval and adoption by its stockholders of the Merger and the Merger Agreement and there exists a Competing Transaction, or (ii) recommends a Competing Transaction, in each case upon a determination in good faith, after consultation with and based on the advice of independent legal counsel, that such action is necessary for such Board to comply with its fiduciary duties under applicable law.

     The Stock Option Agreement has been filed as an Exhibit to the Registration Statement of which this Joint Proxy Statement/Prospectus is a part, and is incorporated herein by reference.

                              IRREVOCABLE PROXIES

     In consideration for Panhandle's and Merger Sub's execution of the Merger Agreement, each of the directors and certain executive officers and key employees of ANGC executed an irrevocable proxy (an "Irrevocable Proxy") appointing Panhandle as his proxy to vote any shares of ANGC Common Stock owned by such person (whether owned on the date of such Irrevocable Proxy or thereafter acquired) in favor of the Merger and adoption of the Merger Agreement, and against any business combination proposal or other matter that may interfere with or be inconsistent with the Merger or the Merger Agreement (including any Competing Transaction), at any meeting of stockholders of ANGC (or consent in lieu thereof) and any adjournment or adjournments thereof. The Irrevocable Proxies are not revocable, and provide that the shares of ANGC Common Stock subject to the Irrevocable Proxy may not be transferred unless notice is given of the Irrevocable Proxy to the transferee, and the transferee agrees that the shares transferred will remain subject to the Irrevocable Proxy. The Irrevocable Proxies, which as of the Record Date covered an aggregate of [1,481,283] shares of ANGC Common Stock (or approximately 9.8% of the ANGC Common Stock entitled to vote at the ANGC Special Meeting), will terminate automatically on the earliest to occur of (i) the Effective Time, (ii) termination of the Merger Agreement pursuant its terms, and (iii) June 30, 1995.

     The form of Irrevocable Proxy has been filed as an Exhibit to the Registration Statement of which this Joint Proxy Statement/Prospectus is a part, and is incorporated herein by reference.

             MARKET PRICES OF COMMON STOCK AND DIVIDEND INFORMATION

     The Panhandle Common Stock is traded on the NYSE and the Pacific Stock Exchange under the symbol "PEL" and the ANGC Common Stock is traded on the NYSE under the symbol "NGA." The following table sets forth the range of high and low per share sale prices for Panhandle Common Stock and ANGC Common Stock for the periods indicated, as reported on the NYSE Composite Tape, and the cash dividends paid on each share of Panhandle Common Stock and ANGC Common Stock.

                                                  PANHANDLE                         ANGC
                                           -------------------------      ---------------------------
                                           HIGH     LOW     DIVIDEND       HIGH      LOW     DIVIDEND
                                           -----   -----    --------      -------   -----    --------
1992*
  First Quarter..........................  $15 7/8  $13 1/2   $ 0.20       $30       $18 1/8   $ 0.03
  Second Quarter.........................   17 1/4   12 7/8     0.20        24 3/4    19 1/4     0.03
  Third Quarter..........................   19 3/8   15 3/4     0.20        30 7/8    22 1/2     0.03
  Fourth Quarter.........................   19 3/4   16 1/4     0.20        30 5/8    27 5/8     0.03
1993*
  First Quarter..........................  $23 3/4  $16 3/4   $ 0.20       $34 3/4   $25 1/2   $ 0.03
  Second Quarter.........................   25       19 3/4     0.20        37        32 1/4     0.03
  Third Quarter..........................   27 1/4   23         0.20        41        32         0.03
  Fourth Quarter.........................   26       20 3/8     0.20        39 1/2    28 1/2     0.03
1994*
  First Quarter..........................  $25 1/2  $20 5/8   $ 0.21       $36 3/8   $31 1/4   $ 0.03
  Second Quarter.........................   22 1/4   18 1/4     0.21        37        31 7/8     0.03
  Third Quarter..........................   23 1/2   19 1/2     0.21        35 15/16  28 1/4     0.03
  Fourth Quarter (through October 19)....   23 3/8   21 5/8      --         37 3/4    30 3/8      --

- ---------------

* Calendar quarters. Panhandle's fiscal year ends on December 31, and ANGC's fiscal year ends on September 30.

     On October 7, 1994, the last trading day prior to the announcement by Panhandle and ANGC that they had executed the Merger Agreement, the closing per share sale prices of Panhandle Common Stock and ANGC Common Stock, as reported on the NYSE Composite Tape, were $22 5/8 and $34 1/4, respectively. See the cover page of this Joint Proxy Statement/Prospectus for a recent closing price of Panhandle Common Stock and ANGC Common Stock.

     Following the Merger, Panhandle Common Stock will continue to be traded on the NYSE and the Pacific Stock Exchange. Following the Merger, ANGC Common Stock will cease to be traded on the NYSE, and there will be no further market for such stock.

     Panhandle has paid cash dividends on the Panhandle Common Stock each year since 1939, and anticipates that it will maintain the current $0.21 per share quarterly dividend level on the Panhandle Common Stock after the Merger, although future dividend payments will necessarily depend on Panhandle's earnings and financial condition, capital requirements and other relevant factors.

     ANGC has paid cash dividends on the ANGC Common Stock each year since 1990 and, if the Merger is not consummated, intends to maintain the current $0.03 per share quarterly dividend level, although future dividend payments will necessarily depend on ANGC's earnings and financial condition, capital requirements and other relevant factors.

              UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

     The following unaudited pro forma condensed financial information reflects adjustments to the historical consolidated balance sheets and statements of income of Panhandle and ANGC to give effect to the Merger, using the pooling of interests method of accounting for a business combination.

     ANGC's consolidated financial statements are based on a fiscal year end of September 30 as compared with Panhandle's fiscal year end of December 31. As a result, the unaudited pro forma financial information combines different calendar periods. The unaudited pro forma condensed balance sheet as of June 30, 1994 assumes that the Merger occurred as of that date and reflects the combination of the historical balance sheet of Panhandle as of June 30, 1994 with the historical balance sheet of ANGC as of March 31, 1994. The pro forma adjustments reflected in the pro forma condensed financial information give effect to the issuance of 25.7 million shares of Panhandle Common Stock as of June 30, 1994, assuming an Exchange Ratio of 1.7105 (the Exchange Ratio resulting from an Average Daily Price of the Panhandle Common Stock of $22.80, which is the midpoint of the price range of $20.80 and $24.80 for Panhandle Common Stock used to determine the maximum and minimum Exchange Ratios of 1.8750 and 1.5725, respectively).

     The unaudited pro forma condensed statements of income for the six months ended June 30, 1994 and for the years ended December 31, 1993, 1992 and 1991 assume that the Merger occurred as of January 1, 1991, and combine the historical results of operations of Panhandle for the six months ended June 30, 1994 and the years ended December 31, 1993, 1992 and 1991 with the historical results of operations of ANGC for the six months ended March 31, 1994 and the years ended September 30, 1993, 1992 and 1991, respectively. The historical results of operations for ANGC have been restated to reflect ANGC's merger with Grand Valley that was effective July 1, 1994 and was accounted for as a pooling of interests.

     The following unaudited pro forma condensed financial information has been prepared from, and should be read in conjunction with, the historical consolidated financial statements and notes thereto of Panhandle and ANGC, incorporated by reference into this Joint Proxy Statement/Prospectus or included elsewhere herein. The following unaudited pro forma condensed statements of income are not necessarily indicative of the results of operations that would have occurred had the Merger occurred on January 1, 1991 nor are they necessarily indicative of future operating results of the combined companies.

                 PANHANDLE EASTERN CORPORATION AND SUBSIDIARIES

               UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
                         SIX MONTHS ENDED JUNE 30, 1994

                                                                             ANGC SIX
                                                              PANHANDLE       MONTHS
                                                              SIX MONTHS      ENDED
                                                              ENDED JUNE     MARCH 31,
                                                               30, 1994        1994       PRO FORMA
                                                              ----------    ----------    ---------
                                                              (MILLIONS, EXCEPT PER SHARE AMOUNTS)
OPERATING REVENUES
  Sales of natural gas and liquids...........................  $  473.8      $1,047.8      $1,521.6
  Transportation of natural gas..............................     636.2          11.9         648.1
  Natural gas storage and other..............................     115.3           7.4         122.7
                                                               --------      --------      --------
          Total..............................................   1,225.3       1,067.1       2,292.4
                                                               --------      --------      --------
COSTS AND EXPENSES
  Gas purchased..............................................     426.2         986.5       1,412.7
  Operating and maintenance..................................     249.2          21.8         271.0
  General and administrative.................................     115.4          14.0         129.4
  Depreciation and amortization..............................     115.5          14.8         130.3
  Miscellaneous taxes........................................      39.2            --          39.2
                                                               --------      --------      --------
          Total..............................................     945.5       1,037.1       1,982.6
                                                               --------      --------      --------
Operating Income.............................................     279.8          30.0         309.8
                                                               --------      --------      --------
OTHER INCOME AND DEDUCTIONS
  Equity in earnings of unconsolidated affiliates............      12.4            --          12.4
  Other income, net of deductions............................       1.9           0.5           2.4
                                                               --------      --------      --------
          Total..............................................      14.3           0.5          14.8
                                                               --------      --------      --------
Gross Income.................................................     294.1          30.5         324.6
INTEREST EXPENSE.............................................     110.7           7.8         118.5
                                                               --------      --------      --------
Income before Income Tax.....................................     183.4          22.7         206.1
INCOME TAX...................................................      75.7           9.5          85.2
                                                               --------      --------      --------
NET INCOME...................................................  $  107.7      $   13.2      $  120.9
                                                               ========      ========      ========
Average Common Shares Outstanding............................     120.3                       146.0
                                                               ========                    ========
Earnings per Common Share....................................  $   0.90                    $   0.83
                                                               ========                    ========

      See accompanying notes to pro forma condensed financial information.

                 PANHANDLE EASTERN CORPORATION AND SUBSIDIARIES

               UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1993

                                                            PANHANDLE          ANGC
                                                            YEAR ENDED      YEAR ENDED
                                                           DECEMBER 31,    SEPTEMBER 30,
                                                               1993            1993         PRO FORMA
                                                           ------------    -------------    ---------
                                                              (MILLIONS, EXCEPT PER SHARE AMOUNTS)
OPERATING REVENUES
  Sales of natural gas and liquids........................   $1,277.8        $1,768.9       $3,046.7
  Transportation of natural gas...........................    1,045.3            12.1        1,057.4
  Natural gas storage and other...........................      190.1             7.8          197.9
                                                             --------        --------       --------
          Total...........................................    2,513.2         1,788.8        4,302.0
                                                             --------        --------       --------
COSTS AND EXPENSES
  Gas purchased...........................................      918.6         1,657.0        2,575.6
  Operating and maintenance...............................      621.2            34.2          655.4
  General and administrative..............................      227.7            22.1          249.8
  Depreciation and amortization...........................      227.2            23.6          250.8
  Miscellaneous taxes.....................................       78.6              --           78.6
                                                             --------        --------       --------
          Total...........................................    2,073.3         1,736.9        3,810.2
                                                             --------        --------       --------
Operating Income..........................................      439.9            51.9          491.8
                                                             --------        --------       --------
OTHER INCOME AND DEDUCTIONS
  Equity in earnings of unconsolidated affiliates.........       16.1              --           16.1
  Other income, net of deductions.........................       64.0             1.1           65.1
                                                             --------        --------       --------
          Total...........................................       80.1             1.1           81.2
                                                             --------        --------       --------
Gross Income..............................................      520.0            53.0          573.0
INTEREST EXPENSE..........................................      269.3            13.2          282.5
                                                             --------        --------       --------
Income before Income Tax..................................      250.7            39.8          290.5
INCOME TAX................................................      102.6            16.3          118.9
                                                             --------        --------       --------
NET INCOME................................................   $  148.1        $   23.5       $  171.6
                                                             ========        ========       ========
Average Common Shares Outstanding.........................      115.0                          140.0
                                                             ========                       ========
Earnings per Common Share.................................   $   1.29                       $   1.23
                                                             ========                       ========

      See accompanying notes to pro forma condensed financial information.

                 PANHANDLE EASTERN CORPORATION AND SUBSIDIARIES

               UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1992

                                                            PANHANDLE          ANGC
                                                            YEAR ENDED      YEAR ENDED
                                                           DECEMBER 31,    SEPTEMBER 30,
                                                               1992            1992         PRO FORMA
                                                           ------------    -------------    ---------
                                                              (MILLIONS, EXCEPT PER SHARE AMOUNTS)
OPERATING REVENUES
  Sales of natural gas and liquids........................   $1,729.6         $1,111.8       $2,841.4
  Transportation of natural gas...........................      750.9              7.1          758.0
  Natural gas storage and other...........................      275.8              6.1          281.9
                                                             --------         --------       --------
          Total...........................................    2,756.3          1,125.0        3,881.3
                                                             --------         --------       --------
COSTS AND EXPENSES
  Gas purchased...........................................    1,033.5          1,025.4        2,058.9
  Operating and maintenance...............................      551.7             25.4          577.1
  General and administrative..............................      246.1             16.3          262.4
  Depreciation and amortization...........................      237.0             21.9          258.9
  Miscellaneous taxes.....................................       75.5               --           75.5
                                                             --------         --------       --------
          Total...........................................    2,143.8          1,089.0        3,232.8
                                                             --------         --------       --------
Operating Income..........................................      612.5             36.0          648.5
                                                             --------         --------       --------
OTHER INCOME AND DEDUCTIONS
  Equity in earnings of unconsolidated affiliates.........        5.8               --            5.8
  Other income, net of deductions.........................      (11.0)             1.6           (9.4)
                                                             --------         --------       --------
          Total...........................................       (5.2)             1.6           (3.6)
                                                             --------         --------       --------
Gross Income..............................................      607.3             37.6          644.9
INTEREST EXPENSE..........................................      294.8             12.4          307.2
                                                             --------         --------       --------
Income before Income Tax..................................      312.5             25.2          337.7
INCOME TAX................................................      125.4             10.3          135.7
                                                             --------         --------       --------
NET INCOME................................................   $  187.1         $   14.9       $  202.0
                                                             ========         ========       ========
Average Common Shares Outstanding.........................      108.2                           132.3
                                                             ========                        ========
Earnings per Common Share.................................   $   1.73                        $   1.53
                                                             ========                        ========

      See accompanying notes to pro forma condensed financial information.

                 PANHANDLE EASTERN CORPORATION AND SUBSIDIARIES

               UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1991

                                                        PANHANDLE            ANGC
                                                        YEAR ENDED        YEAR ENDED
                                                       DECEMBER 31,      SEPTEMBER 30,
                                                           1991              1991           PRO FORMA
                                                       ------------      -------------      ---------
                                                            (MILLIONS, EXCEPT PER SHARE AMOUNTS)
OPERATING REVENUES
  Sales of natural gas and liquids....................   $1,900.3           $ 725.9          $2,626.2
  Transportation of natural gas.......................      601.8               5.0             606.8
  Natural gas storage and other.......................      171.6               4.9             176.5
                                                         --------           -------          --------
          Total.......................................    2,673.7             735.8           3,409.5
                                                         --------           -------          --------
COSTS AND EXPENSES
  Gas purchased.......................................    1,116.1             657.0           1,773.1
  Operating and maintenance...........................      540.7              21.2             561.9
  General and administrative..........................      258.1              12.1             270.2
  Depreciation and amortization.......................      251.3              17.5             268.8
  Miscellaneous taxes.................................       74.9                --              74.9
                                                         --------           -------          --------
          Total.......................................    2,241.1             707.8           2,948.9
                                                         --------           -------          --------
Operating Income......................................      432.6              28.0             460.6
                                                         --------           -------          --------
OTHER INCOME AND DEDUCTIONS
  Equity in earnings of unconsolidated affiliates.....       21.6                --              21.6
  Other income, net of deductions.....................       29.9               1.9              31.8
                                                         --------           -------          --------
          Total.......................................       51.5               1.9              53.4
                                                         --------           -------          --------
Gross Income..........................................      484.1              29.9             514.0
INTEREST EXPENSE......................................      336.0               8.6             344.6
                                                         --------           -------          --------
Income before Income Tax..............................      148.1              21.3             169.4
INCOME TAX............................................       62.3               7.7              70.0
                                                         --------           -------          --------
NET INCOME............................................   $   85.8           $  13.6          $   99.4
                                                         ========           =======          ========
Average Common Shares Outstanding.....................       98.9                               120.5
                                                         ========                            ========
Earnings per Common Share.............................   $   0.87                            $   0.82
                                                         ========                            ========

      See accompanying notes to pro forma condensed financial information.

                 PANHANDLE EASTERN CORPORATION AND SUBSIDIARIES

                  UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                                 JUNE 30, 1994

                                     ASSETS

                                                      PANHANDLE     ANGC
                                                      JUNE 30,    MARCH 31,    PRO FORMA
                                                        1994        1994      ADJUSTMENTS   PRO FORMA
                                                      ---------   ---------   -----------   ---------
                                                                        (MILLIONS)
CURRENT ASSETS
  Cash and cash equivalents.........................  $    14.1    $  66.3      $           $    80.4
  Accounts and notes receivable.....................      240.7      215.5                      456.2
  Inventory and supplies............................      109.7       13.5                      123.2
  Other.............................................      310.3        2.8                      313.1
                                                      ---------    -------      -------     ---------
          Total.....................................      674.8      298.1           --         972.9
                                                      ---------    -------      -------     ---------
INVESTMENTS
  Affiliates........................................      141.4         --                      141.4
  Other.............................................       88.3         --                       88.3
                                                      ---------    -------      -------     ---------
          Total.....................................      229.7         --           --         229.7
                                                      ---------    -------      -------     ---------
PLANT, PROPERTY AND EQUIPMENT
  Original cost.....................................    7,239.0      546.5                    7,785.5
  Accumulated depreciation and amortization.........   (2,819.3)    (107.5)                  (2,926.8)
                                                      ---------    -------      -------     ---------
          Net plant, property and equipment.........    4,419.7      439.0           --       4,858.7
                                                      ---------    -------      -------     ---------
DEFERRED CHARGES
  Goodwill, net.....................................      513.2       28.6                      541.8
  Prepaid pension...................................      231.3         --                      231.3
  Other.............................................      851.2       15.9                      867.1
                                                      ---------    -------      -------     ---------
          Total.....................................    1,595.7       44.5           --       1,640.2
                                                      ---------    -------      -------     ---------
TOTAL ASSETS........................................  $ 6,919.9    $ 781.6      $    --     $ 7,701.5
                                                      =========    =======      =======     =========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Long-term debt due within one year................  $    62.5    $   4.0      $           $    66.5
  Notes payable.....................................        3.7         --                        3.7
  Rate refund provisions............................      176.1         --                      176.1
  Accounts payable..................................       85.0      243.8                      328.8
  Accrued interest..................................       63.9        4.8                       68.7
  Taxes payable.....................................       50.5         --                       50.5
  Other.............................................      461.5       29.7                      491.2
                                                      ---------    -------      -------     ---------
          Total.....................................      903.2      282.3           --       1,185.5
                                                      ---------    -------      -------     ---------
DEFERRED LIABILITIES AND CREDITS
  Deferred income tax...............................    1,364.3       41.6                    1,405.9
  Deferred revenue -- liquefied natural gas
     project........................................       73.5         --                       73.5
  Other.............................................      959.5        1.1                      960.6
                                                      ---------    -------      -------     ---------
          Total.....................................    2,397.3       42.7           --       2,440.0
                                                      ---------    -------      -------     ---------
LONG-TERM DEBT......................................    1,884.0      219.0           --       2,103.0
                                                      ---------    -------      -------     ---------
COMMON STOCKHOLDERS' EQUITY
  Common stock......................................      120.5        0.8         24.9         146.2
  Paid-in capital...................................    2,052.6      165.6        (24.9)      2,193.3
  Retained earnings (deficit).......................     (437.7)      71.2           --        (366.5)
                                                      ---------    -------      -------     ---------
          Total.....................................    1,735.4      237.6           --       1,973.0
                                                      ---------    -------      -------     ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..........  $ 6,919.9    $ 781.6      $    --     $ 7,701.5
                                                      =========    =======      =======     =========

      See accompanying notes to pro forma condensed financial information.

                 PANHANDLE EASTERN CORPORATION AND SUBSIDIARIES

          NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

1. BASIS OF PRESENTATION

     On October 9, 1994, Panhandle, Merger Sub, a wholly-owned subsidiary of Panhandle, and ANGC entered into an Agreement and Plan of Merger that provides for the merger of Merger Sub with and into ANGC. Under the terms of the Merger Agreement, each outstanding share of ANGC Common Stock will be converted into the right to receive between 1.5725 and 1.8750 shares of Panhandle Common Stock, depending on the average daily price of Panhandle Common Stock during a specified 15 day period prior to completion of the Merger. The business combination is to be accounted for using the pooling of interests method of accounting for business combinations. Panhandle's fiscal year ends December 31 and ANGC's fiscal year ends September 30. As disclosed in ANGC's audited consolidated financial statements and notes thereto contained in this Joint Proxy Statement/Prospectus, ANGC's historical amounts have been restated to reflect ANGC's merger with Grand Valley that was effective July 1, 1994 and was accounted for as a pooling of interests. Certain historical amounts presented in Panhandle's and ANGC's Form 10-K's for their 1993 fiscal years and their Quarterly Reports on Form 10-Q for their second fiscal quarters of 1994, incorporated by reference in this Joint Proxy Statement/Prospectus, have been reclassified to conform to the current reporting presentation.

2. PRO FORMA ADJUSTMENTS

     (a) The adjustments to stockholders' equity as of June 30, 1994 give effect to the issuance of 25.7 million shares of Panhandle Common Stock in exchange for 15 million shares of ANGC Common Stock outstanding as of March 31, 1994 and give effect to the retirement of the ANGC Common Stock, assuming an Exchange Ratio of
1.7105 (the Exchange Ratio resulting from an Average Daily Price of the Panhandle Common Stock of $22.80, which is the midpoint of the price range of $20.80 and $24.80 for Panhandle Common Stock used to determine the maximum and minimum Exchange Ratios of 1.8750 and 1.5725, respectively).

     (b) Certain reclassifications have been made to the historical financial information of Panhandle to conform with ANGC's presentation.

3. PRO FORMA EARNINGS PER SHARE

     The pro forma average common shares outstanding have been computed by adjusting the historical average common shares outstanding for Panhandle by the pro forma effect of the shares assumed to be issued in exchange for the outstanding ANGC Common Stock.

4. MERGER EXPENSES

     The unaudited pro forma condensed financial information excludes nonrecurring expenses incurred as a direct result of the Merger transaction. These expenses, which primarily consist of financial advisory, legal, accounting and other professional fees, are expected to total approximately $10 million and will be included in the consolidated statements of income of Panhandle and ANGC, as appropriate, in the periods incurred.

                  PRINCIPAL STOCKHOLDERS OF PANHANDLE AND ANGC

PANHANDLE

     The following table sets forth information with respect to stockholders of Panhandle who were known to Panhandle to own more than 5% of the Panhandle Common Stock outstanding as of the Record Date. The information set forth below is based solely upon information furnished by such stockholders or contained in filings made by such persons with the Commission, and is as of the dates specified below.

                                                        AMOUNT AND                PERCENT OF
                                                         NATURE OF          PANHANDLE COMMON STOCK
                NAME AND ADDRESS OF                     BENEFICIAL     ---------------------------------
                 BENEFICIAL OWNER                        OWNERSHIP     BEFORE MERGER     AFTER MERGER(1)
- ---------------------------------------------------    -------------   -------------     ---------------
Employees' Savings Plan of                               9,386,044         [7.8%]             [6.4%]
Panhandle Eastern Corporation(2)
  5400 Westheimer Court
  Houston, Texas 77056-5310
State Street Bank of Boston and Trust(3)                 7,906,115         [6.5%]             [5.4%]
  225 Franklin Street
  Boston, Massachusetts 02110-2875
Sonatrach Petroleum Investment                           7,500,000         [6.2%]             [5.1%]
Corporation, B.V.(4)
  Sloterkade 138F
  1058 HM
  Amsterdam, The Netherlands
Ark Asset Management Company, Inc.(5)                    6,197,300         [5.1%]             [4.2%]
  1 New York Plaza, 29th Floor
  New York, New York 10004-1901
Barrow, Hanley, Mewhinney & Strauss, Inc.(6)             6,165,418         [5.1%]             [4.2%]
  200 Crescent Court, Suite 1900
  Dallas, Texas 75201-1870

- ---------------

(1) Upon consummation of the Merger, assuming that (i) no change occurs in shares owned as of the indicated date, (ii) [120,704,441] shares of Panhandle Common Stock and [15,117,598] shares of ANGC Common Stock are outstanding at the Effective Time and (iii) the Exchange Ratio is 1.7105. If the Exchange Ratio is 1.8750, these percentages would be as follows:
    Employees' Savings Plan of Panhandle Eastern Corporation ("ESP") -- [6.3]%, State Street Bank of Boston and Trust ("State Street") -- [5.3]%, Sonatrach Petroleum Investment Corporation, B.V. ("Sonatrach PIC") -- [5.0]%, Ark Asset Management Company, Inc. ("Ark") -- [4.2]% and Barrow, Hanley, Mewhinney & Strauss, Inc. ("Barrow") -- [4.1]%. If the Exchange Ratio is 1.5725, these percentages would be as follows: ESP -- [6.5]%, State
    Street -- [5.5]%, Sonatrach -- [5.2]%, Ark -- [4.3]% and Barrow -- [4.3]%.

(2) ESP holds shares of Common Stock for the account of participants, who are employees of Panhandle and participating affiliates. Generally, the ESP passes through to participants the right to vote shares of Common Stock allocated to their accounts and to tender such shares in response to a tender or exchange offer for Common Stock. The ESP is administered by an administrative committee whose members are H. D. Church, Senior Vice President of TETCO; Paul F. Ferguson, Jr., Vice President and Treasurer of Panhandle; D. R. Hennig, Vice President of PEPL, TETCO and Trunkline; James
    B. Hipple, Senior Vice President and Chief Financial Officer of Panhandle; Theopolis Holeman, Vice President of PEPL; Sandra P. Meyer, Controller of Panhandle; Michael J. Bradley, Vice President of Centana; and J. D. Rogers, General Manager, Administration, of Algonquin. Holdings of ESP are as of September 30, 1994.

(3) Based on a Schedule 13F filed by State Street with respect to its holdings on June 30, 1994.
                                             (Notes continued on following page)

(4) Sonatrach PIC is a Dutch corporation owned by two shareholders: Sonatrach (the national oil and gas company of Algeria), which owns a 99.9 percent interest, and Banque Algerienne du Commerce Exterieur ("BACE"), a Swiss bank, which owns a 0.1 percent interest. The principal executive offices of Sonatrach are located at 10, Rue du Sahara, Hydra, Algiers (Algeria), and the principal executive offices of BACE are located at Schutzengasse 4, Postfach, 8023 Zurich, Switzerland. Sonatrach and BACE are wholly owned by the government of Algeria. Holdings of Sonatrach PIC are as of the Record Date.

(5) Based on a Schedule 13F filed by Ark with respect to its holdings on June 30, 1994.

(6) Based on a Schedule 13F filed by Barrow with respect to its holdings on June 30, 1994.

     Information as to the beneficial ownership of Panhandle Common Stock by the directors and executive officers of Panhandle is set forth under "A. Election of Directors" and "Security Ownership of Management" in the proxy statement of Panhandle dated March 11, 1994 respecting its 1994 Annual Meeting of Stockholders, which information is incorporated by reference in Panhandle's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, incorporated herein by reference. See "Incorporation of Certain Documents by Reference." Upon consummation of the Merger, no such person will own beneficially as much as 1% of the outstanding shares of Panhandle Common Stock.

ANGC

     The following table sets forth information with respect to stockholders of ANGC who were known to ANGC to own more than 5% of the ANGC Common Stock outstanding as of the Record Date. The information set forth below is based solely upon information furnished by such stockholders or contained in filings made by such persons with the Commission, and is as of the dates specified below.

                                                                                     PERCENT
                                                     AMOUNT AND       PERCENT          OF
                                                     NATURE OF        OF ANGC       PANHANDLE
                                                     BENEFICIAL       COMMON         COMMON
         NAME AND ADDRESS OF BENEFICIAL OWNER        OWNERSHIP         STOCK        STOCK(4)
    -----------------------------------------------  ----------       -------       ---------
    Merrill Lynch Investment Management, Inc.        1,250,000 (1)      8.3%           [1.5%]
      and Merrill Lynch Growth Fund for
      Investment and Retirement
      Post Office Box 9011
      Princeton, New Jersey 28540-9011
    Cortlandt S. Dietler                               877,749 (2)      5.8%           [1.0%]
      370 Seventeenth Street, Suite 900
      Denver, Colorado 80202
    Warburg Pincus Counsellors, Inc.                   804,571 (3)      5.3%           [0.9%]
      466 Lexington Avenue
      New York, New York 10017

- ---------------

(1) Based on a Schedule 13F filed by Merrill Lynch Investment Management, Inc. and Merrill Lynch Growth Fund for Investment and Retirement (collectively, "MLIM") with respect to their holdings on June 30, 1994.

(2) Includes options to purchase 69,000 shares, all of which will vest upon consummation of the Merger. Holdings of Mr. Dietler are as of the Record Date.

(3) Based on a Schedule 13F filed by Warburg Pincus Counsellors, Inc. ("Warburg") with respect to its holdings on June 30, 1994.

(4) Upon consummation of the Merger, assuming that (i) no change occurs in shares of ANGC Common Stock owned the indicated date, (ii) [120,704,411] shares of Panhandle Common Stock and [15,117,598] shares of ANGC Common Stock are outstanding at the Effective Time and (iii) the Exchange Ratio is
    1.7105. If the Exchange Ratio is 1.8750, these percentages would be as follows:
                                             (Notes continued on following page)

     MLIM -- [1.6]%, Cortlandt S. Dietler ("Dietler") -- [1.1]% and
     Warburg -- [1.0]%. If the Exchange Ratio is 1.5725, these percentages would be as follows: MLIM -- [1.4]%, Dietler -- [1.0]%, and Warburg -- [0.9]%.

     Information as to the beneficial ownership of ANGC Common Stock by the directors and executive officers of ANGC is set forth under "Security Ownership of Management" in the proxy statement of ANGC dated February 10, 1994 respecting its 1994 Annual Meeting of Stockholders, which information is incorporated by reference in ANGC's Annual Report on Form 10-K for the fiscal year ended September 30, 1993 incorporated herein by reference. See "Incorporation of Certain Documents by Reference." Upon consummation of the Merger, no such person will own beneficially as much as 1% of the outstanding shares of Panhandle Common Stock, except for Cortlandt S. Dietler, who will own beneficially approximately 1.0% of such shares (based on the assumptions set forth in the first sentence of footnote (4) to the above table).

     Certain information relating to the management, executive compensation, certain relationships and related transactions pertaining to Panhandle and ANGC is set forth or incorporated by reference in their respective Annual Reports on Form 10-K for the years ended December 31, 1993 and September 30, 1993, respectively. Such Annual Reports are incorporated by reference in this Joint Proxy Statement/Prospectus. See "Incorporation of Certain Documents by Reference."

                     DESCRIPTION OF PANHANDLE CAPITAL STOCK

GENERAL

     At the Record Date, the authorized capital stock of Panhandle consisted of
300,000,000 shares of common stock, of which           were outstanding, and
3,000,000 shares of preferred stock, par value $1.00 per share ("Preferred Stock"), none of which were outstanding.

     The descriptions set forth below of the Panhandle Common Stock, Preferred Stock and Rights (as defined below) constitute brief summaries of certain provisions of Panhandle's Restated Certificate of Incorporation (the "Panhandle Charter") and By-Laws, the Rights Agreement between Panhandle and Continental Stock Transfer & Trust Company and other documents, all of which are filed as exhibits to the Registration Statement of which this Joint Proxy Statement/Prospectus is a part and are incorporated herein by reference. Such summaries do not purport to be complete and are qualified in their entirety by reference to such documents.

PANHANDLE COMMON STOCK

     General. Each share of Panhandle Common Stock has one vote on all matters on which stockholders are entitled or permitted to vote, including the election or removal of directors. Holders of the Panhandle Common Stock have no redemption or conversion rights, participate ratably in any distribution of assets to stockholders in liquidation, subject to the preferential rights of holders of the Preferred Stock, and have no preemptive or other subscription rights. Cumulative voting is not permitted in the election of directors. Holders of the Panhandle Common Stock are entitled to receive such dividends as may be declared by the Board of Directors of Panhandle out of funds legally available therefor, subject to the preferential rights of the holders of the Preferred Stock then outstanding. All outstanding shares of Panhandle Common Stock are, and the shares to be issued pursuant to the Merger Agreement will be, fully paid and nonassessable. Continental Stock Transfer & Trust Company is Co-Transfer Agent and Co-Registrar, with Panhandle, for the Panhandle Common Stock.

     General Provisions of Panhandle Charter and By-Laws. The By-Laws of Panhandle provide that the Board shall consist of no less than three members, divided into three classes, each class to have a three-year term. The three-year terms of office of the directors shall expire at successive annual meetings of the stockholders, so that one class is elected each year. Under the Panhandle Charter, the By-Laws of Panhandle may only be altered, amended or repealed by
(a) resolution adopted by a majority of the Board or (b) at any annual or special meeting of stockholders by the affirmative vote of not less than 75% of the holders of shares of stock at the time entitled to vote generally in the election of directors ("Voting Stock").

     The Panhandle Charter also requires that certain "Business Transactions," including mergers, consolidations and sales of a substantial amount of assets, between Panhandle and a "Related Person" (e.g., any person who is the beneficial owner of more than 10% of the voting power of Panhandle) be approved by the affirmative vote of the holders of at least 80% of the outstanding Voting Stock unless (a) the transaction is approved by two-thirds of the "Continuing Directors" of Panhandle (generally, the members of the Board as constituted prior to the time such Related Person became a Related Person, with such additional persons as such members shall appoint or nominate for election by the stockholders), or (b) the transaction is a merger or consolidation in which stockholders of Panhandle will receive at least a certain minimum price for their shares (based on the highest price paid by the Related Person in specified instances) and certain other conditions are satisfied.

PREFERRED STOCK

     The Board, without further action by the stockholders, is authorized to issue shares of Preferred Stock in one or more series and, with certain limitations, to determine preferences as to dividends and in liquidation, and voting, conversion, redemption and other rights of each series. The Board could issue a series or series of Preferred Stock with rights more favorable with respect to dividends and liquidation than those held by the holders of Panhandle Common Stock.

RIGHTS

     On March 11, 1986, the Board declared a dividend of one Participating Preferred Stock Purchase Right (a "Right") for each outstanding share of Panhandle Common Stock held of record on March 21, 1986 or issued thereafter and prior to the date the Rights become exercisable. Shares of Panhandle Common Stock issued pursuant to the Merger Agreement will be accompanied by an equal number of Rights. Until the Rights become exercisable, they will be evidenced by certificates for shares of Panhandle Common Stock and will automatically trade with such Panhandle Common Stock. If and when the Rights become exercisable, Rights certificates will be distributed and the Rights will become separately tradeable.

     Each Right entitles the holder thereof to purchase from Panhandle one one-hundredth of a share of Participating Preferred Stock for a price of $103.63, subject to certain anti-dilution adjustments. The Rights become exercisable after the tenth day following the date on which a public announcement is made that any Person (as defined in the Panhandle Charter) has acquired Beneficial Ownership (as defined in the Panhandle Charter) of 20% or more of the Panhandle Common Stock or the date on which a Person commences or makes a public announcement of its intent to commence a tender or exchange offer to acquire (when added to shares already Beneficially Owned by such Person) 30% or more of the Panhandle Common Stock. The Rights expire on the earlier of (i) March 1, 1996 or, if later, the third anniversary of the date on which the Rights became exercisable and (ii) the date on which the Rights are redeemed. Panhandle is entitled to redeem the Rights at any time prior to the tenth day after a public announcement that a Person has acquired 20% or more of the Panhandle Common Stock at a redemption price of $0.0415 per Right. Panhandle may also redeem the Rights within two years after such date in connection with an acquisition of Panhandle by a Person other than a Person Beneficially Owning 20% or more of the Panhandle Common Stock (an "Acquiring Person") if such acquisition is approved by a majority of the shares of Panhandle Common Stock (excluding shares owned by an Acquiring Person).

     Prior to the expiration of the Rights, with certain exceptions, Panhandle may not (a) consolidate with or merge with or into any other Person (other than a wholly-owned subsidiary of Panhandle) or have any other Person (other than a wholly-owned subsidiary of Panhandle) consolidate with or merge with or into Panhandle if, in connection therewith, all or part of the Panhandle Common Stock is changed in any way or is converted into or exchanged for stock or other securities or cash or other property, (b) sell or otherwise transfer (or allow one or more of its subsidiaries to sell or otherwise transfer) assets (i) aggregating more than 50% of the assets (measured by book value), (ii) aggregating more than 50% of the assets (measured by fair market value) or (iii) generating more than 50% of the operating income or cash flow, of Panhandle and its subsidiaries (taken as a whole) to any other Person (other than Panhandle or a wholly-owned subsidiary of Panhandle) or to two or more such Persons which are affiliated, (c) engage in certain transactions with Acquiring Persons, or (d) permit certain other events to occur at such time as there shall be an Acquiring Person, unless in any such case provision is made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, a number of shares of publicly traded common stock of the Acquiring Person or the Person engaging in the transaction (or an affiliate or associate thereof) which at the time of such transaction would have a market value equal to twice the then current exercise price of the Right. The terms of the Rights may be amended by Panhandle in any manner which does not adversely affect the holders thereof.

     Holders of the Rights have no right to vote or to receive dividends.

RESTRICTIONS ON DIVIDENDS

     At June 30, 1994, under the most restrictive covenant limiting the payment of dividends by Panhandle, the consolidated stockholders' equity available for the payment of dividends was $736.1 million.

             COMPARATIVE RIGHTS OF PANHANDLE AND ANGC STOCKHOLDERS

     If the Merger is consummated, the stockholders of ANGC will become stockholders of Panhandle. The rights of the stockholders of both Panhandle and ANGC are governed by and subject to the provisions of the DGCL. The rights of current ANGC stockholders following the Merger will be governed by the Panhandle Charter and Panhandle's By-Laws rather than the provisions of the ANGC Charter and ANGC's By-Laws. The following is a brief summary of certain differences between the rights of Panhandle stockholders and the rights of ANGC stockholders, and is qualified in its entirety by reference to the relevant provisions of the DGCL, the Panhandle Charter, Panhandle's By-Laws, the ANGC Charter and ANGC's By-Laws.

NUMBER AND CLASSIFICATION OF BOARD OF DIRECTORS

     The Panhandle Charter and Panhandle's By-Laws provide for the classification of the Board of Directors of Panhandle into three classes, with directors serving staggered three-year terms. The Panhandle Charter also provides that the number of directors shall be fixed from time to time by the Board of Directors of Panhandle, but may not consist of less than three persons. The foregoing provisions cannot be altered, amended or repealed without the affirmative vote of the holders of not less than 75% of the Voting Stock. Currently, the number of Panhandle directors is 12.

     The ANGC Charter and ANGC's By-Laws do not provide for the classification of the Board of Directors of ANGC. ANGC's By-Laws provide that the number of directors shall be fixed from time to time by the ANGC Board, but may not consist of less than three nor more than seven persons. Currently, the number of ANGC directors is seven.

POWER TO CALL SPECIAL MEETINGS

     Panhandle's By-Laws provide that a special meeting of stockholders may be called by a majority of directors then in office or by the Chief Executive Officer of Panhandle. ANGC's By-Laws provide that a special meeting of stockholders may be called by the Chairman, Chief Executive Officer, President, Board of Directors or by the holders of at least 10% of the stock entitled to vote at the meeting.

STOCKHOLDER VOTE REQUIRED FOR CERTAIN TRANSACTIONS

     The Panhandle Charter contains certain provisions that require that a higher percentage of stockholders approve certain mergers, consolidations, sales of a substantial amount of assets and other similar transactions than would otherwise be required under the DGCL, subject to certain exceptions. See "Description of Panhandle Capital Stock." The ANGC Charter does not contain a similar provision.

ACTION BY WRITTEN CONSENT

     Panhandle's Charter does not permit action to be taken by stockholders without a meeting. ANGC's Bylaws permit the taking of stockholder action by written consent of holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting.

AMENDMENTS OF BYLAWS

     Panhandle's Bylaws may be amended by the Board of Directors of Panhandle or by the holders of not less than 75% of the outstanding stock of Panhandle. ANGC's Bylaws may be amended by the Board of Directors of ANGC and by the holders of a majority of the outstanding shares present and entitled to vote at a meeting, provided that a quorum (consisting of a majority of the shares outstanding and entitled to vote) is present.

     Also see "Description of Panhandle Capital Stock."

                               CERTAIN LITIGATION

     On October 11, 1994, two separate lawsuits were filed in the Delaware Court of Chancery on behalf of stockholders of ANGC against ANGC and its directors and, in one of the lawsuits, also against Panhandle (collectively, the "Defendants"). The lawsuits are captioned Jay Glatzer v. Dietler, et al., C.A. No. 13791 and 7547 Partners v. Dietler, et al., C.A. No. 13796 (collectively, the "Actions"). The complaints in the Actions allege, among other things, that the Defendants (other than Panhandle) have breached their fiduciary duties to ANGC stockholders by causing ANGC to enter into the Merger Agreement at a grossly inadequate price, by causing ANGC to enter into the Stock Option Agreement and agree to the $20 million termination fee, by granting the irrevocable proxies to Panhandle, by not adequately soliciting other bidders for ANGC, and by using their unequal knowledge and economic power to the detriment of ANGC stockholders. The Glatzer Action also alleges that Panhandle has knowingly aided and abetted the individual Defendants' breaches of fiduciary duty by offering to reward them by maintaining and enhancing their positions in the combined company. The complaints in the Actions seek, among other things,
(i) a declaration that the Actions are properly maintainable as class actions,
(ii) an order preliminarily and permanently enjoining consummation of the proposed transaction (and, in one of the Actions, requiring that ANGC be placed for auction or that a market check be conducted), (iii) the award of compensatory damages, and (iv) the award of costs and disbursements. The Defendants believe that the allegations contained in the complaint are wholly without merit, and intend to contest the Actions vigorously.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     It is expected that representatives of KPMG Peat Marwick LLP will be present at the Panhandle Special Meeting and the ANGC Special Meeting to respond to appropriate questions of stockholders and to make a statement if they so desire.

                                 LEGAL MATTERS

     The validity of the Panhandle Common Stock offered hereby will be passed upon for Panhandle by Vinson & Elkins L.L.P., Houston, Texas. Certain tax consequences of the Merger will be passed upon for Panhandle by Vinson & Elkins L.L.P., Houston, Texas, and for ANGC by Holme Roberts & Owen LLC, Denver, Colorado.

                                    EXPERTS

     The consolidated financial statements and financial statement schedules, included in Panhandle's annual report on Form 10-K for the year ended December 31, 1993, have been incorporated by reference herein and in the Registration Statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering Panhandle's December 31, 1993 consolidated financial statements refers to changes in the method of accounting for income taxes and postretirement benefits other than pensions.

     The consolidated financial statements and financial statements schedules included in ANGC's annual report on Form 10-K for the year ended September 30, 1993 have been incorporated by reference herein and in the Registration Statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The supplemental consolidated financial statements of ANGC appearing elsewhere herein have been included herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and in reliance upon the report of Arthur Andersen LLP, independent public accountants, appearing in the Registration Statement, and upon the authority of said firms as experts in accounting and auditing. The supplemental consolidated financial statements give retroactive effect to the merger with Grand Valley effective July 1, 1994.

                            STOCKHOLDERS' PROPOSALS

     Any proposals of holders of Panhandle Common Stock intended to be presented at the Annual Meeting of Stockholders of Panhandle to be held in 1995 must have been received by Panhandle, addressed to the Corporate Secretary at 5400 Westheimer Court, P.O. Box 1642, Houston, Texas 77251-1642, no later than November 11, 1994, to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

     If the Merger is not consummated, any proposals of stockholders of ANGC intended to be presented at the Annual Meeting of Stockholders of ANGC to be held in 1995 must have been received by ANGC, addressed to the Secretary at 370 17th Street, Suite 900, Denver, Colorado 80202, no later than September 3, 1994, to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                       ASSOCIATED NATURAL GAS CORPORATION
                                AND SUBSIDIARIES

                         INDEX TO FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                        -----
  Independent Auditors' Report........................................................  F-2
  Consolidated Balance Sheets, September 30, 1993 and 1992............................  F-3
  Consolidated Statements of Operations, Years ended September 30, 1993, 1992 and
     1991.............................................................................  F-4
  Consolidated Statements of Stockholders' Equity, Years ended September 30, 1993,
     1992 and 1991....................................................................  F-5
  Consolidated Statements of Cash Flows, Years ended September 30, 1993, 1992 and
     1991.............................................................................  F-6
  Notes to Consolidated Financial Statements..........................................  F-7

                          INDEPENDENT AUDITORS' REPORT

The Stockholders
Associated Natural Gas Corporation:

     We have audited the accompanying supplemental consolidated balance sheets of Associated Natural Gas Corporation (ANGC) and subsidiaries as of September 30, 1993 and 1992, and the related supplemental consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended September 30, 1993. These supplemental consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these supplemental consolidated financial statements based on our audits. We did not audit the financial statements of Grand Valley Gas Company (Grand Valley). Grand Valley was merged into a subsidiary of ANGC effective July 1, 1994. As described in note 1 to the supplemental consolidated financial statements, the merger has been accounted for as a pooling of interests and the supplemental financial statements give retroactive effect to the merger. Grand Valley's assets constitute 11.4 percent in 1993 and 7.5 percent in 1992 and Grand Valley's revenues constitute 18.1 percent in 1993, 17.5 percent in 1992 and 14.3 percent in 1991 of the related consolidated totals. The Grand Valley financial statements were audited by other auditors whose report has been furnished to us, and our opinion insofar as it relates to the amounts included for Grand Valley, is based solely on the report of the other auditors.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     The supplemental consolidated financial statements give retroactive effect to the merger with Grand Valley effective July 1, 1994. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling-of-interests method in financial statements that do not include the date of consummation. These financial statements do not extend through the date of consummation. However, they will become the historical consolidated financial statements of ANGC and subsidiaries after financial statements covering the date of consummation of the business combination are issued.

     In our opinion, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the financial position of Associated Natural Gas Corporation and subsidiaries as of September 30, 1993 and 1992, and the results of their operations and their cash flows for each of the years in the three-year period ended September 30, 1993, in conformity with generally accepted accounting principles applicable after financial statements are issued for a period which includes the date of the business combination.

                                            /s/  KPMG PEAT MARWICK LLP
                                                 KPMG Peat Marwick LLP

Denver, Colorado
July 1, 1994

                       ASSOCIATED NATURAL GAS CORPORATION
                                AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                             SEPTEMBER 30,
                                                                      ---------------------------
                                                                          1993           1992
                                                                      ------------   ------------
                                                                         (RESTATED -- NOTE 1)
ASSETS
Current assets:
  Cash and cash equivalents, including restricted cash in margin
     accounts of $4,441,301 and $5,756,037, respectively............  $ 63,586,968   $ 44,958,311
  Accounts receivable, net of allowance.............................   185,844,633    127,291,961
  Natural gas, crude oil and petroleum product inventories..........    26,994,076     13,947,954
  Notes receivable..................................................     4,227,258      2,909,052
  Income taxes receivable...........................................     2,138,511      2,132,998
  Other.............................................................       719,601      1,018,134
                                                                      ------------   ------------
          Total current assets......................................   283,511,047    192,258,410
                                                                      ------------   ------------
Property, plant and equipment, at cost (note 3):
  Natural gas processing facilities.................................    88,046,503     79,271,807
  Natural gas and crude oil pipelines...............................   324,031,220    275,019,938
  Construction in progress..........................................    17,335,314      8,950,224
  Other equipment...................................................    17,791,890     13,190,131
                                                                      ------------   ------------
                                                                       447,204,927    376,432,100
  Less accumulated depreciation.....................................    93,772,409     73,688,768
                                                                      ------------   ------------
                                                                       353,432,518    302,743,332
Other Assets:
  Goodwill and other intangibles, net of applicable amortization of
     $5,542,244 and $3,234,163, respectively........................    29,786,426     32,094,778
  Gas contracts and other intangibles, net of applicable
     amortization of $156,250 and $12,500, respectively.............     1,118,750        610,342
  Other, net........................................................     7,732,568      5,336,816
                                                                      ------------   ------------
                                                                      $675,581,309   $533,043,678
                                                                      ============   ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable:
     Trade..........................................................  $220,759,278   $143,822,426
     Other..........................................................     4,180,579      4,207,483
                                                                      ------------   ------------
                                                                       224,939,857    148,029,909
  Outstanding checks in excess of bank balances.....................    26,697,341     17,824,783
  Notes payable to stockholders and others..........................            --      1,950,000
  Accrued interest expense..........................................     4,802,292      4,621,497
  Dividends payable.................................................       394,607        389,443
  Current portion of long-term debt (note 4)........................     4,000,000      4,830,001
                                                                      ------------   ------------
          Total current liabilities.................................   260,834,097    177,645,633
                                                                      ------------   ------------
Deferred income taxes (note 5)......................................    37,941,306     32,112,370
Long-term debt (note 4).............................................   163,000,000    137,000,000
                                                                      ------------   ------------
          Total liabilities.........................................   461,775,403    346,758,003
                                                                      ------------   ------------
Stockholders' equity (note 7):
  Common stock, $.10 par value. Authorized 20,000,000 shares; issued and outstanding 14,723,406 shares in 1993 and 14,587,534 shares
     in 1992........................................................     1,472,340      1,458,753
  Additional paid-in capital........................................   155,083,952    150,373,739
  Unamortized restricted stock compensation award...................    (1,193,149)    (2,008,379)
  Retained earnings.................................................    58,442,763     36,461,562
                                                                      ------------   ------------
          Total stockholders' equity................................   213,805,906    186,285,675
                                                                      ------------   ------------
Commitments (note 6)
                                                                      $675,581,309   $533,043,678
                                                                      ============   ============

          See accompanying notes to consolidated financial statements.

                       ASSOCIATED NATURAL GAS CORPORATION
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                            YEARS ENDED SEPTEMBER 30,
                                                  ---------------------------------------------
                                                      1993             1992            1991
                                                  -------------    -------------    -----------
                                                              (RESTATED -- NOTE 1)
Operating revenue:
  Natural gas and petroleum products sales......  $1,768,887,178   $1,111,774,170   $725,914,238
  Transportation................................     12,136,943        7,087,775      5,027,524
  Other.........................................      7,825,419        6,172,702      4,888,064
                                                  -------------    -------------    -----------
                                                  1,788,849,540    1,125,034,647    735,829,826
                                                  -------------    -------------    -----------
Operating expenses:
  Natural gas and petroleum products
     purchases..................................  1,656,976,162    1,025,413,395    657,056,055
  Operations....................................     34,262,934       25,440,327     21,249,584
  General and administrative....................     22,125,288       16,310,739     12,066,183
  Depreciation and amortization.................     23,585,156       21,844,221     17,495,849
                                                  -------------    -------------    -----------
                                                  1,736,949,540    1,089,008,682    707,867,671
                                                  -------------    -------------    -----------
     Income from operations.....................     51,900,000       36,025,965     27,962,155
Other income (expense):
  Interest expense..............................    (13,155,488)     (12,460,459)    (8,545,655)
  Interest income...............................      1,119,969        1,605,812      1,771,068
  Other, net....................................        (31,820)          21,624        109,192
                                                  -------------    -------------    -----------
                                                    (12,067,339)     (10,833,023)    (6,665,395)
                                                  -------------    -------------    -----------
     Earnings before income taxes...............     39,832,661       25,192,942     21,296,760
Income tax expense (note 5).....................    (16,285,162)     (10,296,944)    (7,653,732)
                                                  -------------    -------------    -----------
     Net earnings...............................  $  23,547,499    $  14,895,998    $13,643,028
                                                  =============    =============    ===========
Earnings per common share.......................  $        1.61    $        1.06    $      1.08
                                                  =============    =============    ===========
Dividends per common share......................  $         .11    $         .11    $       .10
                                                  =============    =============    ===========

          See accompanying notes to consolidated financial statements.

                       ASSOCIATED NATURAL GAS CORPORATION
                                AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                              (RESTATED -- NOTE 1)

                                                                                 UNAMORTIZED
                                                                                 RESTRICTED
                                                       ADDITIONAL                   STOCK         TOTAL
                                           COMMON        PAID-IN      RETAINED  COMPENSATION  STOCKHOLDERS'
                                            STOCK        CAPITAL      EARNINGS      AWARD        EQUITY
                                          ---------    -----------   ----------   ----------   -----------
Balance, October 1, 1990................  $1,149,122   $86,043,378  $10,754,087   $  (31,669)  $97,914,918
  Issuance of 1,186,354 shares of common
     stock..............................     118,635    25,981,153           --           --    26,099,788
  Grants of compensatory stock
     options............................          --       241,550           --           --       241,550
  Issuance of 48,311 shares of
     restricted common stock............       4,831     1,223,874           --   (1,228,705)           --
  Amortization of restricted stock
     awards.............................          --            --           --      439,140       439,140
  Purchase and retirement of 53,750
     shares of common stock.............      (5,375)   (1,341,000)          --           --    (1,346,375)
  Exercise of stock options to purchase
     291,950 shares of common stock.....      29,195     4,072,006           --           --     4,101,201
  Dividends declared on common stock....          --            --   (1,316,423)          --    (1,316,423)
  Net earnings..........................          --            --   13,643,028           --    13,643,028
                                          ----------  ------------  -----------  -----------  ------------
Balance, September 30, 1991.............   1,296,408   116,220,961   23,080,692     (821,234)  139,776,827
  Issuance of 1,343,356 shares of common
     stock..............................     134,336    31,615,826           --           --    31,750,162
  Grant of 2,775 shares of compensatory
     stock..............................         277        98,034           --           --        98,311
  Grants of compensatory stock options
     (Note 3)...........................          --     1,242,674           --   (1,242,674)           --
  Issuance of 26,544 shares of
     restricted common stock, net of
     forfeitures........................       2,654       563,846           --     (566,500)           --
  Amortization of restricted stock
     awards.............................          --            --           --      622,029       622,029
  Exercise of stock options to purchase
     250,775 shares of common stock.....      25,078       632,398           --           --       657,476
  Dividends declared on common stock....          --            --   (1,515,128)          --    (1,515,128)
  Net earnings..........................          --            --   14,895,998           --    14,895,998
                                          ----------  ------------  -----------  -----------  ------------
Balance, September 30, 1992.............   1,458,753   150,373,739   36,461,562   (2,008,379)  186,285,675
  Grant of 462 shares of compensatory
     stock..............................          46        17,029           --           --        17,075
  Issuance of 16,980 shares of
     restricted common stock, net of
     forfeitures........................       1,698       522,064           --     (523,762)           --
  Amortization of restricted stock
     awards.............................          --            --           --    1,338,992     1,338,992
  Exercise of stock options to purchase
     177,205 shares of common stock.....      17,720     3,571,949           --           --     3,589,669
  Purchase and retirement of 58,775
     shares of common stock.............      (5,877)   (2,112,843)          --           --    (2,118,720)
  Tax benefit from nonqualified stock
     options
     (Note 5)...........................          --     2,712,014           --           --     2,712,014
  Dividends declared on common stock....          --            --   (1,566,298)          --    (1,566,298)
  Net earnings..........................          --            --   23,547,499           --    23,547,499
                                          ----------  ------------  -----------  -----------  ------------
Balance, September 30, 1993.............  $1,472,340  $155,083,952  $58,442,763  $(1,193,149) $213,805,906
                                          ==========  ============  ===========  ===========  ============

          See accompanying notes to consolidated financial statements.

                       ASSOCIATED NATURAL GAS CORPORATION
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                           YEARS ENDED SEPTEMBER 30,
                                                                   -----------------------------------------
                                                                      1993           1992           1991
                                                                   -----------    -----------    -----------
                                                                             (RESTATED -- NOTE 1)
Cash flows from operating activities:
  Net earnings...................................................  $ 23,547,499   $ 14,895,998    $ 13,643,028
  Adjustments to reconcile net earnings to net cash provided by operating activities:
     Depreciation and amortization...............................    23,585,156     21,844,221      17,495,849
     Amortization of deferred financing costs....................       144,180        131,893          67,807
     Deferred income tax expense.................................     7,216,116      5,212,038       3,258,646
     Amortization of restricted stock award......................     1,338,992        622,029         439,140
     Grants of compensatory stock and stock options..............        17,075         98,312         241,550
     Loss (gain) on disposition of assets........................       112,851        (16,122)           (906)
                                                                   ------------   ------------    ------------
                                                                     55,961,869     42,788,369      35,145,114
     Change in working capital items and other...................     5,654,218      6,896,095       1,101,599
                                                                   ------------   ------------    ------------
       Net cash provided by operating activities.................    61,616,087     49,684,464      36,246,713
                                                                   ------------   ------------    ------------
Cash flows from investing activities:
  Capital expenditures for property, plant and equipment.........   (68,108,803)   (92,740,831)    (40,943,815)
  Payments for acquisition of MEGA...............................            --             --      (6,424,132)
  Notes receivable, net..........................................    (2,818,206)    (2,909,052)             --
  Proceeds from disposition of assets............................       483,341        396,182         335,693
  Increase in other assets, net..................................    (3,208,783)    (1,008,454)       (894,349)
                                                                   ------------   ------------    ------------
       Net cash used by investing activities.....................   (73,652,451)   (96,262,155)    (47,926,603)
                                                                   ------------   ------------    ------------
Cash flows from financing activities:
  Borrowings, including private placement........................    44,482,649     67,500,000     112,000,000
  Repayments of debt.............................................   (21,780,001)   (46,746,500)    (87,431,056)
  Repurchases of common stock....................................    (2,118,720)            --      (1,346,375)
  Net proceeds from issuance of common stock.....................     2,769,669     32,272,635       1,916,201
  Dividends paid.................................................    (1,561,134)    (1,473,544)     (1,274,580)
  Increase in outstanding checks in excess of bank balances......     8,872,558      3,304,121       6,078,134
                                                                   ------------   ------------    ------------
       Net cash provided by financing activities.................    30,665,021     54,856,712      29,942,324
                                                                   ------------   ------------    ------------
          Net increase in cash and cash equivalents..............    18,628,657      8,279,021      18,262,434
          Cash and cash equivalents, beginning of year...........    44,958,311     36,679,290      18,416,856
                                                                   ------------   ------------    ------------
          Cash and cash equivalents, end of year.................  $ 63,586,968   $ 44,958,311    $ 36,679,290
                                                                   ============   ============    ============
Changes in working capital items and other:
     Increase in accounts receivable.............................  $(58,552,671)  $(44,805,732)   $ (1,865,770)
     (Increase) decrease in natural gas, crude oil and petroleum
       product inventories.......................................   (13,046,122)    (7,010,477)      3,003,150
     Increase in income taxes receivable.........................        (5,513)    (2,091,424)        (41,574)
     (Increase) decrease in other current assets.................     2,475,779       (447,288)         70,645
     Increase (decrease) in accounts payable.....................    74,601,950     61,236,851      (2,958,383)
     Increase in accrued interest expense........................       180,795        273,297       3,533,246
     Decrease in income taxes payable............................            --       (259,132)       (540,376)
     Other, net..................................................            --             --         (99,339)
                                                                   ------------   ------------    ------------
                                                                   $  5,654,218   $  6,896,095    $  1,101,599
                                                                   ============   ============    ============
Supplemental disclosures of cash flow information:
  Cash paid for:
     Interest, net of amount capitalized.........................  $ 12,974,693   $ 12,245,246    $  5,014,744
                                                                   ============   ============    ============
     Income taxes................................................  $  6,937,449   $  7,590,654    $  4,988,960
                                                                   ============   ============    ============
Supplemental schedule of noncash investing and financing
  activities:
  Accrued common stock dividends.................................  $    394,607   $    389,443    $    347,859
                                                                   ============   ============    ============
  Tax effect of stock option compensation........................  $  3,532,014   $    135,000    $  2,185,000
                                                                   ============   ============    ============
  Conversion of note receivable into property, plant and
     equipment...................................................  $  1,500,000   $         --    $         --
                                                                   ============   ============    ============
  Issuance of common stock pursuant to merger with MEGA..........  $         --   $         --    $ 26,099,788
                                                                   ============   ============    ============
  Assumption and issuance of debt associated with merger of
     MEGA........................................................  $         --   $         --    $ 46,358,884
                                                                   ============   ============    ============
  Assumption and issuance of notes payable associated with
     purchase of Centennial Natural Gas Corporation..............  $         --   $  6,266,285    $         --
                                                                   ============   ============    ============

          See accompanying notes to consolidated financial statements.

                       ASSOCIATED NATURAL GAS CORPORATION
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       SEPTEMBER 30, 1993, 1992 AND 1991

(1) ORGANIZATION AND BASIS OF PRESENTATION

     Associated Natural Gas Corporation (the "Company") is engaged in the business of purchasing, gathering, processing, transporting and marketing natural gas, natural gas liquids ("NGLs") and crude oil to industrial end users, local distribution companies, liquid petroleum gas wholesalers and retailers and refiners. The Company currently owns and operates a significant complex of crude oil, NGLs and natural gas gathering, processing/fractionation and transportation facilities situated in major oil and natural gas-producing basins in the Rocky Mountain, Mid Continent and Gulf Coast regions of the United States.

     On June 30, 1994, the Company filed Articles of Merger, to be effective July 1, 1994, in connection with the Merger between its wholly-owned subsidiary, Associated Natural Gas, Inc. (ANGI) and Grand Valley Gas Company (Grand Valley), with ANGI as the surviving entity. Grand Valley is a natural gas marketing company with sales principally in the Pacific Northwest, Rocky Mountains, Western Canada and California regions. Under the terms of the merger, the Company exchanged 1,637,467 shares of its common stock for 100% of Grand Valley's outstanding common stock. The acquisition has been accounted for under the pooling of interests method and, accordingly, the Company's consolidated financial statements have been restated to include the accounts of Grand Valley for all periods presented. Grand Valley's consolidated financial statements reported prior to the merger reflected a year end of May 31 as compared to the Company's fiscal year end of September 30. As a result, the restated consolidated balance sheets reflect the combination of the historical balance sheets of the Company as of September 30 and the historical balance sheets of Grand Valley as of May 31. The restated consolidated statements of operations reflect the combination of Grand Valley's annual results of operations through May 31 and the Company's annual results of operations through September 30.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

  (b) Cash and Cash Equivalents

     For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

     Cash and cash equivalents consist of the following:

                                                                1993          1992
                                                             ----------    ----------
        Cash...............................................  $21,277,579   $ 9,272,274
        Commodity futures margin accounts..................    4,689,389     5,756,037
        Corporate demand notes.............................   37,620,000    29,930,000
                                                             -----------   -----------
                                                             $63,586,968   $44,958,311
                                                             ===========   ===========

     The portion of the cash balances in commodity futures margin accounts that represents the minimum margin requirements for open futures positions is reported as restricted cash.

  (c) Natural Gas, Crude Oil and Petroleum Product Inventories

     Inventories, consisting principally of natural gas (including pipeline imbalances), crude oil and NGLs in pipeline and storage facilities, are recorded at the lower of cost or market using the average cost method.

                       ASSOCIATED NATURAL GAS CORPORATION
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  (d) Property, Plant and Equipment

     Natural gas and crude oil pipelines and natural gas processing facilities are being depreciated using the straight-line method over a period between fifteen and twenty-five years. Beginning in April 1992, the Company revised its estimate of the useful lives of its natural gas processing facilities and its larger diameter natural gas and crude oil pipelines. This revision resulted in an increase in net income of approximately $2,000,000 ($.16 per share) for the fiscal year ended September 30, 1992. Other equipment is depreciated using a straight-line method over an estimated useful life of three to five years.

     Included in the cost of the facilities are the direct salaries and related overhead for the construction of natural gas and crude oil pipelines and natural gas processing/fractionation facilities. The amounts capitalized are approximately $4,316,000, $5,487,000 and $3,897,000 in 1993, 1992 and 1991
respectively.

  (e) Goodwill and Other Intangibles

     Goodwill and other intangibles include the difference between the cost of acquiring natural gas gathering, transmission and processing facilities and amounts assigned to their tangible assets. Such amounts are generally being amortized on a straight-line basis over fifteen years.

  (f) Notes Receivable from Related Parties

     During the year ended September 30, 1993, Grand Valley loaned $499,000 to three officers and one key employee of Grand Valley in connection with the exercise of certain stock options. The notes bear interest at an annual rate of nine percent, are due at the earlier of 90 days after termination of employment or January 15, 1995 and are secured by shares of the Company's common stock owned by the officers and employee. The notes receivable are included in other current assets on the accompanying balance sheet at September 30, 1993.

  (g) Interest Costs

     Interest cost is capitalized during the construction period of the facilities. The Company incurred interest cost of approximately $13,713,000, $12,770,000 and $8,961,000 in 1993, 1992 and 1991, respectively, of which approximately $558,000, $330,000 and $415,000 was capitalized in 1993, 1992 and 1991, respectively.

  (h) Earnings Per Common Share

     Earnings per common share is computed by dividing net earnings available to common shares by the weighted average number of common shares outstanding (14,627,681, 14,111,316 and 12,595,415 for the years ended September 30, 1993,
1992 and 1991, respectively). Outstanding options to purchase common stock did not have a material dilutive effect on the calculation of earnings per share for any period presented.

  (i) Revenue Recognition

     The Company recognizes revenue on the accrual basis for the sale of natural gas and petroleum products and transportation revenue as natural gas and petroleum products are delivered.

  (j) Hedging Arrangements

     The Company manages the risk associated with fluctuations in the price of natural gas, NGLs and crude oil primarily through futures contracts and energy swaps. Gains and losses from futures hedging transactions and energy swaps are recognized in the period the corresponding sales or purchases are recorded.

                       ASSOCIATED NATURAL GAS CORPORATION
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The Company has a Hedge Committee that reviews the Company's hedged positions on a monthly basis to ensure compliance with the Company's hedging policies, including the maximum amount of risk to be assumed in conjunction with such hedging activity. The Company has adopted hedging policies whereby its net futures positions subject to price risk are not to exceed a net of 100 (1 BCF), 100 (100,000 barrels) and 50 (50,000 barrels) contracts or positions for natural gas, crude oil and propane, respectively, without the prior approval of the Hedge Committee.

     At September 30, 1993, the Company had 710 natural gas, 627 crude oil and 87 propane futures contracts outstanding, and when offset against long-term commitments and physical inventory of crude oil, the Company's exposure to the risk of price fluctuations is reduced to 36, 0 and 0 contracts or positions, respectively. In addition, the Company is also exposed to credit risk in the unlikely event the counterparty in all third party agreements were not able to perform their contractual obligations.

  (k) Reclassification

     Certain amounts have been reclassified for comparability with the 1993 presentation.

(3) ACQUISITIONS

  Centennial

     Effective August 12, 1991 Grand Valley acquired all of the outstanding shares of common stock of Centennial Natural Gas Corporation (Centennial) for cash and notes totalling approximately $3.9 million. At the acquisition date, Centennial held interests in four natural gas processing and/or gathering facilities with aggregate throughput capacity of approximately 35 million cubic feet per day. In conjunction with the acquisition, Grand Valley entered into employment agreements with existing employees and consultants of Centennial, and issued 7,500 shares and granted options to acquire up to an additional 31,500 common shares at an exercise price of $.05 per share to these individuals. Deferred compensation expense of approximately $1,242,000 was recorded in connection with the granting of these options. The expense related to the deferred compensation is being recognized ratably as the employees and consultants vest in the options and as restrictions lapse through 1995.

  Burton Flats

     Effective March 1, 1992 Grand Valley acquired for approximately $4.7 million the Burton Flats gas processing plant and associated gathering system located in New Mexico. This system consists of 51 miles of pipeline and a 15,000 MCF per day natural gas processing facility.

  Glenpool

     Effective October 1, 1992, the Company purchased for approximately $8.0 million GPM Gas Corporation's Creek natural gas processing plant and associated low pressure natural gas gathering system (the "Glenpool" system) located in Creek, Muskogee, Okfuskee, Okmulgee, McIntosh, Tulsa and Wagoner Counties, Oklahoma. This system consisted of a 25,000 MCF per day natural gas processing plant and approximately 985 miles of natural gas gathering pipeline connected to approximately 528 wells.

  Osage

     Effective December 1, 1992, the Company purchased for approximately $4.0 million, GPM Gas Corporation's Osage natural gas processing plant and associated low pressure natural gas gathering plant and approximately 905 miles of natural gas gathering pipeline connected to approximately 290 wells.

                       ASSOCIATED NATURAL GAS CORPORATION
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  Evergreen

     In June, 1993, the Company acquired for approximately $2.8 million a natural gas gathering system located in the San Juan Basin in Rio Arriba County, New Mexico from Evergreen Resources, Inc. This natural gas gathering system, which was completed by the Company, consists of approximately 26 miles of natural gas gathering pipeline delivering coal seam natural gas production into an interstate pipeline.

  Bayou South

     In July 1993, the Company completed the purchase for approximately $3.0 million, Bayou South Gas Gathering Company's Haynesville/Dykesville natural gas gathering assets and related facilities in Arkansas and Louisiana. This system consisted of approximately 60 miles of natural gas gathering pipeline connected to approximately 16 wells.

     All of the Company's acquisitions have been accounted for using the purchase method of accounting. Accordingly, the results of operations for each acquisition have been included with those of the Company since the effective date of the acquisition.

(4) LONG-TERM DEBT

     Long-term debt is summarized as follows:

                                                                 SEPTEMBER 30,
                                                           ----------------------------
                                                              1993            1992
                                                           -----------     ------------
        9.55% Senior notes(a)............................  $ 55,000,000    $ 55,000,000
        9.90% Senior notes(a)............................    45,000,000      45,000,000
        12.75% Senior notes(b)...........................    12,000,000      12,000,000
        Revolving Credit Agreement(c)....................    45,000,000      25,000,000
        Convertible senior subordinated notes(d).........    10,000,000              --
        10% supplemental unsecured promissory notes to
          MEGA shareholders..............................            --       4,830,001
                                                           ------------    ------------
                                                            167,000,000     141,830,001
        Less: current portion of long-term debt..........    (4,000,000)     (4,830,001)
                                                           ------------    ------------
                                                           $163,000,000    $137,000,000
                                                           ============    ============

(a) On May 8, 1991, the Company completed a private placement of $100 million of senior unsecured notes with institutional investors. The 9.55% notes are payable in four annual installments of $13,750,000 commencing April 30, 1996. The 9.90% notes are payable in four annual installments of $11,250,000 commencing April 30, 2000. Interest is payable semi-annually on April 30 and October 31 of each year.

(b) ]On December 31, 1985, the Company issued to The Prudential Insurance Company of America senior notes in the aggregate principal amount of $12,000,000 bearing interest at 12.75% payable semiannually. The principal of the senior notes is payable in three annual installments of $4,000,000 commencing December 31, 1993.

(c) Effective June 1, 1992, the Company entered into a $100 million Revolving Credit Agreement ("Agreement") with certain commercial lending institutions and Continental Bank N.A., as agent. The Agreement is a three-year unsecured revolving credit facility which converts into a four-year senior unsecured term loan. Upon conversion to a term loan, the loan is amortized in 16 equal quarterly payments beginning August 1, 1995 with a maturity date of May 1, 1999. The outstanding principal under the Agreement bears interest at an applicable margin above the adjusted Eurodollar Rate or Base Rate (3.87% at September 30,

                       ASSOCIATED NATURAL GAS CORPORATION
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

1993). A non-use fee, currently 3/8 of one percent per annum, is charged on the unused portion of the Facility. At September 30, 1993, the unused committed amount under the Agreement was approximately $54.3 million. Subsequent to September 30, 1993, the Company borrowed $50 million under the Agreement to finance certain acquisitions. The outstanding balance under the Agreement at December 7, 1993 was $95 million. The Company's ability to borrow under the Agreement is subject to certain covenants including covenants regarding tangible net worth; ratio of consolidated current assets to consolidated current liabilities; consolidated historical operating cash flow (as defined); restricted payments (including dividends); permitted indebtedness and liens; environmental provisions and information requirements. At September 30, 1993, the Company was in compliance with the terms of its debt agreements.

(d) In December 1992, Grand Valley sold $10 million of convertible senior subordinated notes in a private placement transaction. The notes bear interest at a rate of 9% with interest payments due semiannually. Annual principal payments of $1,250,000 begin on December 15, 1997 and continue through December 15, 2004. The notes are convertible at the option of the purchasers into an aggregate of 240,964 shares of the Company's common stock. This conversion right also contains various antidilution provisions, including an adjustment to the conversion price of the Company's common stock if the Company issues shares at less than the then current market price.

     Grand Valley has a revolving credit agreement with First National Bank of Boston that provides for a maximum commitment of $15 million. The line of credit provides working capital funding capacity of $15 million and interim funding capacity for capital expenditures of $10 million. Loans under the $10 million commitment bear interest at the bank's base rate plus 3/4 percent. Loans under the $5 million commitment bear interest at the bank's base rate plus one percent. The bank's base rate at May 31, 1993 was 6%.

     On November 15, 1993, the Company entered into a $20 million Line of Credit ("Line") with Continental Bank, N.A. that is due on March 31, 1994. The Line bears interest at the Eurodollar Rate plus seven eighths of one percent or the reference rate. At December 7, 1993, there were no outstanding borrowings under the Line.

     Annual principal payments under the debt agreements are as follows:

YEAR ENDING SEPTEMBER 30:
- -------------------------
         1994.........................................................  $  4,000,000
         1995.........................................................     6,812,500
         1996.........................................................    29,000,000
         1997.........................................................    25,000,000
         1998.........................................................    26,250,000
         Thereafter...................................................    75,937,500
                                                                        ------------
                                                                        $167,000,000
                                                                        ============

(5) INCOME TAXES

     Effective October 1, 1992 the Company adopted Financial Accounting Standard No. 109, "Accounting for Income Taxes" which prescribes the asset and liability method of accounting for income taxes. Prior to that date, the Company accounted for income taxes using Financial Accounting Standard No. 96, "Accounting for Income Taxes." The change from Statement No. 96 to Statement No. 109 had no income statement impact. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Under

                       ASSOCIATED NATURAL GAS CORPORATION
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Statement 109, the effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. The Revenue Reconciliation Act of 1993, as signed into law on August 10, 1993, increased to 35% the corporate tax rate on income in excess of $10 million. The effect of this tax increase is included in the reconciliation below.

     Income tax expense (benefit) consists of:

                                                                   YEAR ENDED
                                                                  SEPTEMBER 30,
                                                     ----------------------------------------
                                                        1993           1992          1991
                                                     -----------    -----------   -----------
    Current:
      Federal......................................  $ 8,882,697    $ 4,675,227    $3,908,545
      State........................................      768,029        409,679       486,541
                                                     -----------    -----------    ----------
              Total current........................    9,650,726      5,084,906     4,395,086
                                                     -----------    -----------    ----------
    Deferred:
      Federal......................................    4,699,691      3,850,920     3,539,229
      State........................................    1,934,745      1,361,118      (280,583)
                                                     -----------    -----------    ----------
              Total deferred.......................    6,634,436      5,212,038     3,258,646
                                                     -----------    -----------    ----------
              Total income tax expense.............  $16,285,162    $10,296,944    $7,653,732
                                                     ===========    ===========    ==========

     Actual tax expense differs from the "expected" tax expense (computed by applying the U.S. Federal corporate income tax rate of 34% to earnings before income taxes) as follows:

                                                        1993           1992          1991
                                                     ----------     -----------    ----------
    Computed "expected" tax expense................  $13,543,106    $ 8,565,600    $7,240,898
    Increase (reduction) in income taxes resulting
      from:
      State income taxes, net of Federal income tax
         benefit...................................    1,493,327      1,168,726       135,932
      Increase in corporate tax rate...............      287,045             --            --
      Amortization of goodwill and other
         intangibles...............................      788,583        703,574       345,997
      Other, net...................................      173,101       (140,956)      (69,095)
                                                     -----------    -----------    ----------
                                                     $16,285,162    $10,296,944    $7,653,732
                                                     ===========    ===========    ==========

                       ASSOCIATED NATURAL GAS CORPORATION
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Temporary differences between the financial statement carrying amounts and the tax basis of assets and liabilities that give rise to significant portions of the deferred tax liability at September 30, 1993 and 1992 relate to the following:

                                                                  1993            1992
                                                               -----------     -----------
    Deferred tax assets:
      Alternative minimum tax credit carryforward............  $ 13,785,000   $  6,747,552
      Net operating loss carryforward........................     1,908,042      6,137,581
                                                               ------------   ------------
              Total gross deferred tax assets................    15,693,042     12,885,133
                                                               ------------   ------------
    Deferred tax liabilities:
      Plant and equipment, principally due to differences in
         depreciation methods................................   (51,779,042)   (42,016,133)
      Other..................................................    (1,855,306)    (2,981,370)
                                                               ------------   ------------
              Total gross deferred tax liabilities...........   (53,634,348)   (44,997,503)
                                                               ------------   ------------
              Net deferred tax liability.....................  $(37,941,306)  $(32,112,370)
                                                               ============   ============

     At September 30, 1993 the Company has a net operating loss carryforward of approximately $5,006,000 for income tax purposes which is available to offset future income taxes, if any, through September 30, 2005. The Company also has an alternative minimum tax credit carryforward of approximately $13,785,000, which may be carried forward indefinitely.

     During the year ended May 31, 1993, Grand Valley realized an income tax benefit of approximately $2.7 million upon the lapsing of repurchase restrictions on shares of common stock issued upon the exercise of certain nonqualified stock options. The benefit has been recorded as a reduction in income taxes payable and an increase in additional paid-in capital.

(6) LEASES

     The Company leases office space, trucks and trailers under non-cancelable operating leases expiring at various dates through 2003. Future minimum lease payments under non-cancelable operating leases as of September 30, 1993 are approximately:

        1994............................................................. $3,159,592
        1995.............................................................  2,625,825
        1996.............................................................  2,167,315
        1997.............................................................  1,800,009
        1998.............................................................  1,424,000
        Thereafter.......................................................  2,014,000

     Total rental expense for operating leases in 1993, 1992, and 1991 was approximately $3,518,000, $3,447,000 and $3,566,000 respectively.

(7) EQUITY INCENTIVE PLAN

     On February 14, 1991 the Company adopted the Equity Incentive Plan ("Incentive Plan"). The Incentive Plan empowers the Company from time-to-time during a period of ten years to grant to officers and other managerial, administrative or professional employees of the Company awards of restricted stock, stock options, stock appreciation rights, performance shares and performance units or any combination thereof.

s
                       ASSOCIATED NATURAL GAS CORPORATION
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The Incentive Plan provides for an initial authorization of 925,000 shares of common stock for issuance thereunder, plus an additional authorization of one-half percent of the outstanding shares of common stock as of each succeeding annual anniversary of the effective date of the Incentive Plan, to be divided among the various Incentive Plan components as the Company shall determine, except that a maximum of 500,000 shares shall be cumulatively available for grant as incentive stock options (tax qualified options) during the life of the Incentive Plan. Any unused portion of the shares added each anniversary date shall be carried forward for grant and issuance in subsequent plan years and up to one hundred percent of the subsequent year's added shares (based upon the current plan year's allocation) may be borrowed for use in the current plan year. Such maximum numbers as applied to the various components of the Incentive Plan are subject to appropriate adjustment in the event of a reorganization, stock split, stock dividend, combination of shares, merger, consolidation, or other recapitalization of the Company.

     The Company also has a non-qualified stock option plan for directors that authorizes the issuance of up to 50,000 shares of common stock.

     The following is a summary of activity under the Company's previous non-qualified stock option plan, the directors plan, and the current Equity Incentive Plan for the year ended September 30, 1993:

                               OPTION     BEGINNING               FORFEITED/      END
           GRANT DATE           PRICE      OF YEAR     GRANTED    EXERCISED     OF YEAR    EXERCISABLE
    -------------------------  -------    ---------    -------    ----------    -------    -----------
    Various dates in 1987....  $11.00        3,000          --        (3,000)        --            --
    February 17, 1989........    9.75        4,050          --        (3,750)       300           300
    July 5, 1989.............   16.00      104,300          --       (98,800)     5,500         5,500
    March 9, 1990............   19.125      25,000          --            --     25,000        25,000
    February 15, 1991........   21.00       10,000          --            --     10,000        10,000
    March 22, 1991...........   23.00      300,750          --       (34,949)   265,801       114,176
    March 9, 1992............   19.00      308,700          --       (23,175)   285,525        45,225
    May 1, 1993..............   33.875          --      10,000            --     10,000            --
    June 15, 1993............   32.875          --     249,900            --    249,900            --
                                           -------     -------      --------    -------       -------
                                           755,800     259,900      (163,674)   852,026       200,201
                                           =======     =======      ========    =======       =======

     All options, except for the March 22, 1991, March 9, 1992, May 1, 1993 and June 15, 1993 options, vest at the date of grant and are exercisable over a five-year period. The March 22, 1991, March 9, 1992, May 1, 1993 and June 15, 1993 options vest 25% per year and are exercisable over a 10 year period. Any options which remain unexercised at the end of the option period expire. During the years ended September 30, 1993, 1992 and 1991, options for 155,674, 26,775 and 221,700 shares, respectively, were exercised at prices from $5.53 to $23.00. Proceeds from the exercise of stock options and related income tax benefits have been credited to stockholders' equity.

                       ASSOCIATED NATURAL GAS CORPORATION
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     During 1992, Grand Valley adopted its 1992 Stock Option Plan and granted certain options under the plan. Prior to 1992, Grand Valley had granted nonincentive stock options to officers, directors, key employees and consultants. A summary of stock options granted by Grand Valley is as follows:

                                                                NUMBER OF       PRICE PER
                                                                 SHARES        SHARE RANGE
                                                                ---------    ----------------
    Options outstanding at May 31, 1990......................    267,000       $.05 to $4.00
      Granted................................................     55,000       $.05 to $4.48
      Exercised..............................................    (70,250)      $.05 to $4.00
      Cancelled..............................................    (20,000)              $0.80
                                                                --------
    Options outstanding at May 31, 1991......................    231,750       $.05 to $4.48
      Granted................................................     34,500     $.052 to $34.52
      Exercised..............................................   (224,000)      $.05 to $4.48
                                                                --------
    Options outstanding at May 31, 1992......................     42,250     $.052 to $34.52
      Granted................................................      4,200    $34.00 to $34.52
      Exercised..............................................    (21,531)    $.052 to $27.52
      Cancelled..............................................       (219)             $27.52
                                                                --------
    Options outstanding at May 31, 1993......................     24,700     $.052 to $34.52
                                                                ========

     As of May 31, 1993 options granted by Grand Valley to purchase 3,725 shares were exercisable. During the years ended May 31, 1993, 1992 and 1991, options for 21,531, 224,000 and 70,250 shares, respectively, were exercised at prices ranging from $.05 to $27.52.

     Grand Valley agreed to issue up to 11,250 shares of common stock as incentive stock awards to certain employees in connection with certain asset acquisitions. The shares were issued in part upon acquisition of the assets and the remaining shares were to be issued when the assets acquired achieved payout. As of May 31, 1993, 1,611 shares had been issued.

(8) EMPLOYEE RETIREMENT PLAN

     Effective January 1986, the Company established an employee retirement plan (the Plan) covering substantially all of its employees. The Plan is a defined contribution plan intended to qualify under Internal Revenue Code Section 401(k), and has been approved by the Internal Revenue Service. Under the Plan, the Company may match employee contributions with such matching being reviewed and determined annually by the Company's Benefits Committee of the Board of Directors. Total retirement plan expense for 1993, 1992, and 1991 was $439,000, $368,000 and $295,000, respectively.

     Grand Valley sponsored a Simplified Employee Pension Plan (the "SEP"). Employees of Grand Valley who have completed nine months of service were eligible to participate in the SEP. The SEP provided for contributions equal to three percent of income before taxes and bonuses. During the years ended May 31, 1993, 1992 and 1991, Grand Valley made contributions of $187,013, $178,094 and $141,614, respectively, to the SEP.

                       ASSOCIATED NATURAL GAS CORPORATION
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(9) QUARTERLY FINANCIAL INFORMATION (UNAUDITED)
     Summarized quarterly financial data for 1993 and 1992 is as follows:

                                               1ST         2ND         3RD         4TH
                                             QUARTER     QUARTER     QUARTER     QUARTER
                                             --------    --------    --------    --------
                                                (AMOUNTS IN THOUSANDS EXCEPT PER SHARE
                                                               AMOUNTS)
        1993
          Operating revenue................  $458,314    $410,486    $447,527    $472,523
          Income from operations...........    15,297      14,396      10,468      11,739
          Net earnings.....................     7,291       6,703       4,678       4,876
          Earnings per common share........  $    .50    $    .46    $    .32    $    .33
        1992:
          Operating revenue................  $283,490    $275,041    $286,617    $279,887
          Income from operations...........     9,799       9,464       8,538       8,225
          Net earnings.....................     4,013       3,928       3,644       3,311
          Earnings per common share........  $    .30    $    .27    $    .25    $    .24

                                                                      APPENDIX I

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                         PANHANDLE EASTERN CORPORATION

                                      AND

                        PANHANDLE ACQUISITION TWO, INC.

                                      AND

                       ASSOCIATED NATURAL GAS CORPORATION

                               TABLE OF CONTENTS

                                                                                       PAGE
                                                                                      ------
                                             ARTICLE I

                                             THE MERGER

SECTION 1.01.     The Merger........................................................    AI-1
SECTION 1.02.     Closing; Closing Date; Effective Time.............................    AI-2
SECTION 1.03.     Effect of the Merger..............................................    AI-2
SECTION 1.04.     Certificate of Incorporation; Bylaws..............................    AI-2
SECTION 1.05.     Directors and Officers............................................    AI-2

                                             ARTICLE II

                        CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

SECTION 2.01.     Merger Consideration; Conversion and Cancellation of Securities...    AI-2
SECTION 2.02.     Exchange and Surrender of Certificates............................    AI-3

                                            ARTICLE III

                               REPRESENTATIONS AND WARRANTIES OF ANGC

SECTION 3.01.     Organization and Qualification; Subsidiaries......................    AI-4
SECTION 3.02.     Charter and Bylaws................................................    AI-5
SECTION 3.03.     Capitalization....................................................    AI-5
SECTION 3.04.     Authority.........................................................    AI-6
SECTION 3.05.     No Conflict; Required Filings and Consents........................    AI-6
SECTION 3.06.     Permits; Compliance...............................................    AI-7
SECTION 3.07.     Reports; Financial Statements.....................................    AI-7
SECTION 3.08.     Absence of Certain Changes or Events..............................    AI-8
SECTION 3.09.     Absence of Litigation.............................................    AI-8
SECTION 3.10.     Employee Benefit Plans; Labor Matters.............................    AI-8
SECTION 3.11.     Taxes.............................................................   AI-10
SECTION 3.12.     Tax Matters; Pooling..............................................   AI-11
SECTION 3.13.     Affiliates........................................................   AI-12
SECTION 3.14.     Certain Business Practices........................................   AI-12
SECTION 3.15      Environmental Matters.............................................   AI-12
SECTION 3.16.     Vote Required.....................................................   AI-13
SECTION 3.17.     Brokers...........................................................   AI-13
SECTION 3.18.     Insurance.........................................................   AI-13
SECTION 3.19.     Properties........................................................   AI-13
SECTION 3.20.     Certain Contracts and Restrictions................................   AI-13
SECTION 3.21.     Easements.........................................................   AI-14
SECTION 3.22.     Public Utility Holding Company Act, Etc...........................   AI-14
SECTION 3.23.     Futures Trading and Fixed Price Exposure..........................   AI-14
SECTION 3.24.     Information Supplied..............................................   AI-15
SECTION 3.25.     Opinion of Financial Advisor......................................   AI-15

                                             ARTICLE IV

                               REPRESENTATIONS AND WARRANTIES OF PEC

SECTION 4.01.     Organization and Qualification....................................   AI-15
SECTION 4.02.     Charter and Bylaws................................................   AI-15
SECTION 4.03.     Capitalization....................................................   AI-15

                                                                                       PAGE
                                                                                      ------
SECTION 4.04.     Authority.........................................................   AI-16
SECTION 4.05.     No Conflict; Required Filings and Consents........................   AI-16
SECTION 4.06.     Permits; Compliance...............................................   AI-17
SECTION 4.07.     Reports; Financial Statements.....................................   AI-17
SECTION 4.08.     Absence of Certain Changes or Events..............................   AI-18
SECTION 4.09.     Absence of Litigation.............................................   AI-18
SECTION 4.10.     Tax Matters; Pooling..............................................   AI-18
SECTION 4.11.     Affiliates........................................................   AI-18
SECTION 4.12.     Vote Required.....................................................   AI-18
SECTION 4.13.     Brokers...........................................................   AI-18
SECTION 4.14.     Information Supplied..............................................   AI-19
SECTION 4.15.     Employee Benefit Plans; Labor Matters.............................   AI-19
SECTION 4.16.     Taxes.............................................................   AI-19
SECTION 4.17.     Certain Business Practices........................................   AI-19
SECTION 4.18.     Environmental Matters.............................................   AI-19
SECTION 4.19.     Insurance.........................................................   AI-20
SECTION 4.20.     Properties........................................................   AI-20
SECTION 4.21.     Public Utility Holding Company Act, Etc...........................   AI-20
SECTION 4.22.     Futures Trading...................................................   AI-20
SECTION 4.23.     Opinion of Financial Advisor......................................   AI-20

                                             ARTICLE V

                                             COVENANTS

SECTION 5.01.     Affirmative Covenants of ANGC.....................................   AI-21
SECTION 5.02.     Negative Covenants of ANGC........................................   AI-21
SECTION 5.03.     Affirmative and Negative Covenants of PEC.........................   AI-23
SECTION 5.04.     Access and Information............................................   AI-24

                                             ARTICLE VI

                                       ADDITIONAL AGREEMENTS

SECTION 6.01.     Meetings of Stockholders..........................................   AI-25
SECTION 6.02.     Registration Statement; Proxy Statements..........................   AI-25
SECTION 6.03.     Appropriate Action; Consents; Filings.............................   AI-26
SECTION 6.04.     Affiliates; Pooling; Tax Treatment................................   AI-28
SECTION 6.05.     Public Announcements..............................................   AI-28
SECTION 6.06.     NYSE Listing......................................................   AI-28
SECTION 6.07.     Comfort Letters...................................................   AI-28
SECTION 6.08      Employee Benefit Plans............................................   AI-28
SECTION 6.09      Convertible Debt..................................................   AI-29
SECTION 6.10      Merger Sub........................................................   AI-29
SECTION 6.11      Indemnification and Insurance.....................................   AI-29

                                            ARTICLE VII

                                         CLOSING CONDITIONS

SECTION 7.01.     Conditions to Obligations of Each Party Under This Agreement......   AI-30
SECTION 7.02.     Additional Conditions to Obligations of the PEC Companies.........   AI-30
SECTION 7.03.     Additional Conditions to Obligations of ANGC......................   AI-31

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
                                                                                       PAGE
                                                                                      ------
                                             ARTICLE VIII

                                   TERMINATION, AMENDMENT AND WAIVER

SECTION 8.01.     Termination.......................................................   AI-32
SECTION 8.02.     Effect of Termination.............................................   AI-33
SECTION 8.03.     Amendment.........................................................   AI-33
SECTION 8.04.     Waiver............................................................   AI-33
SECTION 8.05.     Fees, Expenses and Other Payments.................................   AI-33

                                              ARTICLE IX

                                          GENERAL PROVISIONS

SECTION 9.01.     Effectiveness of Representations, Warranties and Agreements.......   AI-35
SECTION 9.02.     Notices...........................................................   AI-35
SECTION 9.03.     Certain Definitions...............................................   AI-36
SECTION 9.04.     Headings..........................................................   AI-37
SECTION 9.05.     Severability......................................................   AI-37
SECTION 9.06.     Entire Agreement..................................................   AI-37
SECTION 9.07.     Assignment........................................................   AI-37
SECTION 9.08.     Parties in Interest...............................................   AI-37
SECTION 9.09.     Specific Performance..............................................   AI-37
SECTION 9.10.     Failure or Indulgence Not Waiver; Remedies Cumulative.............   AI-37
SECTION 9.11.     Governing Law.....................................................   AI-37
SECTION 9.12.     Counterparts......................................................   AI-37

                                    EXHIBITS

Exhibit A

Exhibit B

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER, dated as of October 9, 1994 (this "Agreement"), is by and among Panhandle Eastern Corporation, a Delaware corporation ("PEC"), Panhandle Acquisition Two, Inc., a Delaware corporation and wholly owned subsidiary of PEC ("Merger Sub"), and Associated Natural Gas Corporation, a Delaware corporation ("ANGC"). PEC and Merger Sub are sometimes referred to herein as the "PEC Companies."

     WHEREAS, Merger Sub, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware ("Delaware Law"), will merge with and into ANGC (the "Merger"), and pursuant thereto, the issued and outstanding shares of common stock, $.05 per share, of ANGC ("ANGC Common Stock") not owned directly or indirectly by ANGC or the PEC Companies or their respective subsidiaries will be converted into the right to receive shares of common stock, $1.00 par value, of PEC and an equal number of PEC Preferred Stock Purchase Rights, as defined in Section 9.03 hereof (such common stock of PEC, together (except as the context otherwise requires) with such PEC Preferred Stock Purchase rights, being referred to herein as the "PEC Common Stock"), as set forth herein;

     WHEREAS, the Board of Directors of ANGC, after actively soliciting and considering business combination proposals and indications of interest from other persons, has determined that the Merger is consistent with and in furtherance of the long-term business strategy of ANGC and is fair to, and in the best interests of, ANGC and its stockholders and has approved and adopted this Agreement and the transactions contemplated hereby, and recommended adoption of this Agreement by the stockholders of ANGC;

     WHEREAS, as a condition to the willingness of PEC and Merger Sub to enter into this Agreement, PEC has required that ANGC agree, and in order to induce PEC and Merger Sub to enter into this Agreement, ANGC has agreed, to grant to PEC an option with respect to certain shares of ANGC Common Stock pursuant to that certain Stock Option Agreement between PEC and ANGC of even date herewith (the "PEC Option Agreement");

     WHEREAS, the Board of Directors of PEC has determined that the Merger is consistent with and in furtherance of the long-term business strategy of PEC and is fair to, and in the best interests of, PEC and its stockholders and has approved and adopted this Agreement and the transactions contemplated hereby, and recommended approval by the stockholders of PEC of the issuance of PEC Common Stock in connection with this Agreement;

     WHEREAS, the Board of Directors of Merger Sub has approved and adopted this Agreement and PEC, as the sole stockholder of Merger Sub, will adopt this Agreement promptly after the execution hereof by the parties hereto;

     WHEREAS, for federal income tax purposes, it is intended that the Merger qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, the Merger is intended to be treated as a "pooling of interests" for financial accounting purposes;

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Delaware Law, at the Effective Time (as defined in Section 1.02 of this Agreement), Merger Sub shall be merged with and into ANGC. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and ANGC shall continue as the surviving corporation of the Merger (the "Surviving Corporation"). Certain terms used in this Agreement are defined in Section 9.03 hereof.

     SECTION 1.02. Closing; Closing Date; Effective Time. Unless this Agreement shall have been terminated pursuant to Section 8.01, and subject to the satisfaction or, if permissible, waiver of the conditions set forth in Article VII, the consummation of the Merger and the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Vinson & Elkins L.L.P., 1001 Fannin, Houston, Texas as soon as practicable (but in any event within two business days) after the satisfaction or, if permissible, waiver of the conditions set forth in Article VII, or at such other date, time and place as PEC and ANGC may agree; provided, that the conditions set forth in Article VII shall have been satisfied or waived at or prior to such time. The date on which the Closing takes place is referred to herein as the "Closing Date". As promptly as practicable on the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, Delaware Law (the date and time of such filing, or such later date or time agreed upon by PEC and ANGC and set forth therein, being the "Effective Time"). For all Tax purposes, the Closing shall be effective at the end of the day on the Closing Date.

     SECTION 1.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law.

     SECTION 1.04. Certificate of Incorporation; Bylaws. At the Effective Time, the certificate of incorporation of ANGC, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation and thereafter shall continue to be its certificate of incorporation until amended as provided therein and pursuant to Delaware Law. The bylaws of ANGC, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation and thereafter shall continue to be its bylaws until amended as provided therein and pursuant to Delaware Law.

     SECTION 1.05. Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the charter and bylaws of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each to hold office in accordance with the bylaws of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

     SECTION 2.01. Merger Consideration; Conversion and Cancellation of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of the PEC Companies, ANGC or their respective stockholders:

          (a) Subject to the other provisions of this Article II, each share of ANGC Common Stock issued and outstanding immediately prior to the Effective Time (excluding any ANGC Common Stock described in Section 2.01(b) of this Agreement) shall be converted into the right to receive a number of shares of PEC Common Stock calculated by dividing (x) $39.00 by (y) the Average Daily Price of the PEC Common Stock, with the result rounded down to the nearest ten thousandth (as adjusted pursuant to the following proviso, the "Exchange Ratio"); provided, however that if the Average Daily Price of the PEC Common Stock is less than $20.80, the Exchange Ratio shall be 1.8750, and if the Average Daily Price of the PEC Common Stock is greater than $24.80, the Exchange Ratio shall be 1.5725. As used herein, the "Average Daily Price of the PEC Common Stock" means the average of the closing prices (or, if the PEC Common Stock should not trade on any trading day, the average of the bid and asked prices therefor on such day), regular way, per share of PEC Common Stock as reported on the New York Stock Exchange Composite Tape during the fifteen consecutive trading days ending on (but excluding) the third trading day prior to the ANGC Stockholders Meeting. Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding shares of PEC Common

     Stock or ANGC Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

          (b) Notwithstanding any provision of this Agreement to the contrary, each share of ANGC Common Stock held in the treasury of ANGC and each share of ANGC Common Stock owned by PEC or any direct or indirect wholly owned subsidiary of PEC or of ANGC immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

          (c) All shares of ANGC Common Stock shall cease to be outstanding and shall automatically be cancelled and retired, and each certificate previously evidencing ANGC Common Stock outstanding immediately prior to the Effective Time (other than ANGC Common Stock described in Section 2.01(b) of this Agreement) ("Converted Shares") shall thereafter represent the right to receive, subject to Section 2.02(e) of this Agreement, that number of shares of PEC Common Stock determined pursuant to the Exchange Ratio and, if applicable, cash pursuant to Section 2.02(e) of this Agreement (the "Merger Consideration"). The holders of certificates previously evidencing Converted Shares shall cease to have any rights with respect to such Converted Shares except as otherwise provided herein or by law. Such certificates previously evidencing Converted Shares shall be exchanged for certificates evidencing whole shares of PEC Common Stock upon the surrender of such Certificates in accordance with the provisions of
     Section 2.02 of this Agreement, without interest. No fractional shares of PEC Common Stock shall be issued in connection with the Merger and, in lieu thereof, a cash payment shall be made pursuant to Section 2.02(e) of this Agreement.

          (d) Each share of common stock, par value $1.00 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $.05 per share, of the Surviving Corporation.

     SECTION 2.02.  Exchange and Surrender of Certificates.

          (a) As soon as practicable after the Effective Time, each holder of a certificate previously evidencing Converted Shares shall be entitled, upon surrender thereof to PEC or its transfer agent (as specified in the letter of transmittal described in Section 2.02 (c)), to receive in exchange therefor a certificate or certificates representing the number of whole shares of PEC Common Stock into which the Converted Shares so surrendered shall have been converted as aforesaid, in such denominations and registered in such names as such holder may request. Each holder of Converted Shares who would otherwise be entitled to a fraction of a share of PEC Common Stock shall, upon surrender of the certificates representing such shares held by such holder as aforesaid, be paid an amount in cash in accordance with the provisions of Section 2.02 (e). Until so surrendered and exchanged, each certificate previously evidencing Converted Shares shall represent solely the right to receive PEC Common Stock and cash in lieu of fractional shares. Unless and until any such certificates shall be so surrendered and exchanged, no dividends or other distributions payable to the holders of record of PEC Common Stock as of any time on or after the Effective Time shall be paid to the holders of such certificates previously evidencing Converted Shares; provided, however, that, upon any such surrender and exchange of such certificates, there shall be paid to the record holders of the certificates issued and exchanged therefor (i) the amount, without interest thereon, of dividends and other distributions, if any, with a record date on or after the Effective Time theretofore paid with respect to such whole shares of PEC Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, if any, with a record date on or after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of PEC Common Stock. Notwithstanding the foregoing, no party hereto (or PEC's transfer agent) shall be liable to any former holder of Converted Shares for any cash, PEC Common Stock or dividends or distributions thereon delivered to a public official pursuant to applicable abandoned property, escheat or similar law.

          (b) All shares of PEC Common Stock issued upon the surrender for exchange of certificates previously representing Converted Shares in accordance with the terms hereof (including any cash paid pursuant to Section 2.02 (e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Converted Shares. At and after the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the ANGC Common Stock that was outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates which previously evidenced Converted Shares are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II.

          (c) As promptly as practicable after the Effective Time, PEC will send or cause to be sent to each record holder of ANGC Common Stock at the Effective Time a letter of transmittal and other appropriate materials for use in surrendering certificates as contemplated hereby.

          (d) If any certificate for shares of PEC Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed, with signatures guaranteed, and otherwise in proper form for transfer and that the person requesting such exchange shall have paid to PEC or its transfer agent any transfer or other taxes required by reason of the issuance of a certificate for shares of PEC Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of PEC or its transfer agent that such tax has been paid or is not payable.

          (e) No certificates or scrip evidencing fractional shares of PEC Common Stock shall be issued upon the surrender for exchange of certificates, and such fractional share interests will not entitle the owner thereof to any rights of a stockholder of PEC. In lieu of any such fractional shares, each holder of a certificate previously evidencing Converted Shares, upon surrender of such certificate for exchange pursuant to this Article II, shall be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (a) the per share closing price as reported on the New York Stock Exchange Composite Tape of PEC Common Stock on the date of the Effective Time (or, if shares of PEC Common Stock do not trade on the New York Stock Exchange (the "NYSE") on such date, the first date of trading of PEC Common Stock on the NYSE after the Effective Time) by (b) the fractional interest to which such holder would otherwise be entitled (after taking into account all Converted Shares held of record by such holder at the Effective Time).

          (f) PEC shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of Converted Shares such amounts as PEC (or any affiliate thereof) is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by PEC, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of the Converted Shares in respect of which such deduction and withholding was made by PEC.

                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF ANGC

     ANGC hereby represents and warrants to the PEC Companies that:

     SECTION 3.01. Organization and Qualification; Subsidiaries. Each of ANGC and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so duly qualified and in good standing would not have an ANGC Material Adverse Effect. The term "ANGC Material Adverse Effect" as used in this Agreement shall mean any change or effect that, individually or when taken together with all other such changes or effects, would be materially adverse to the financial condition, results of operations or current or future business of ANGC and its subsidiaries, taken as a whole. Schedule 3.01 of the disclosure schedule delivered to PEC by ANGC on the date hereof (the "ANGC Disclosure Schedule") sets forth, as of the date of this Agreement, a true and complete list of all ANGC's directly or indirectly owned subsidiaries, together with (A) the jurisdiction of incorporation or organization of each subsidiary and the percentage of each subsidiary's outstanding capital stock or other equity interests owned by ANGC or another subsidiary of ANGC, and (B) an indication of whether each such subsidiary is a "Significant Subsidiary" as defined in Section 9.03(g) of this Agreement. Neither ANGC nor any of its subsidiaries owns an equity interest in any other partnership or joint venture arrangement or other business entity that is material to the financial condition, results of operations or current or future business of ANGC and its subsidiaries, taken as a whole.

     SECTION 3.02. Charter and Bylaws. ANGC has heretofore furnished to PEC complete and correct copies of the charter and the bylaws or the equivalent organizational documents, in each case as amended or restated, of ANGC and each of its subsidiaries. Neither ANGC nor any of its subsidiaries is in violation of any of the provisions of its charter or any material provision of its bylaws (or equivalent organizational documents).

     SECTION 3.03. Capitalization.

          (a) The authorized capital stock of ANGC consists of (i) 40,000,000 shares of ANGC Common Stock, of which as of the date of this Agreement (1) 15,115,320 shares were issued and outstanding (including 101,225 shares of restricted stock granted pursuant to the Option Plans, as defined below),
     (2) no shares were held in treasury by ANGC, (3) 865,343 shares were reserved for future issuance pursuant to outstanding stock options ("Stock Options" and, together with restricted stock granted pursuant to the Option Plans, the "Stock Awards") granted pursuant to the ANGC Equity Incentive Plan or the ANGC 1989 Non-qualified Stock Option Plan for Directors (collectively, the "Option Plans" and individually, an "Option Plan"), (4) 240,964 shares were reserved for issuance upon conversion of ANGC's 9% Convertible Senior Subordinated Notes, and (5) 3,007,948 shares were reserved for issuance pursuant to the PEC Option Agreement; and (ii) 200,000 shares of preferred stock, par value $1.00 per share ("ANGC Preferred Stock"), of which no shares are issued and outstanding. Except as described in this Section 3.03 or in Schedule 3.03(a) of the ANGC Disclosure Schedule, as of the date of this Agreement, no shares of capital stock of ANGC are reserved for any purpose. Each of the outstanding shares of capital stock of, or other equity interests in, each of ANGC and its subsidiaries is duly authorized, validly issued, and, in the case of shares of capital stock, fully paid and nonassessable, and has not been issued in violation of (nor are any of the authorized shares of capital stock of, or other equity interests in, such entities subject to) any preemptive or similar rights created by statute, the charter or bylaws (or the equivalent organizational documents) of ANGC or any of its subsidiaries, or any agreement to which ANGC or any of its subsidiaries is a party or bound, and such outstanding shares or other equity interests owned by ANGC or a subsidiary of ANGC are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations on ANGC's or such subsidiaries' voting rights, charges or other encumbrances of any nature whatsoever.

          (b) Except as set forth in Section 3.03(a) above or in Schedule 3.03(b)(i) to the ANGC Disclosure Schedule, there are no options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character to which ANGC or any of its subsidiaries is a party relating to the issued or unissued capital stock of ANGC or any of its subsidiaries or obligating ANGC or any of its subsidiaries to grant, issue or sell any shares of the capital stock of ANGC or any of its subsidiaries, by sale, lease, license or otherwise. Except as set forth in
     Schedule 3.03(b)(ii) to the ANGC Disclosure Schedule, there are no obligations, contingent or otherwise, of ANGC or any of its subsidiaries to
     (i) repurchase, redeem or otherwise acquire any shares of ANGC Common Stock or other capital stock of ANGC, or the capital stock or other equity interests of any subsidiary of ANGC; or (ii) (other than advances to subsidiaries in the ordinary course of business) provide material funds to, or make any material investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, any subsidiary of ANGC or any other person. Except as described in Schedule 3.03(b)(iii) to the ANGC Disclosure Schedule, neither ANGC nor any of its subsidiaries (x) directly or indirectly owns, (y) has agreed to purchase or otherwise acquire or (z) holds any interest convertible into or exchangeable or exercisable for, 5% or more of the capital stock of any corporation, partnership, joint venture or other business association or entity (other than the subsidiaries of ANGC set forth in Schedule 3.01 of the ANGC Disclosure Schedule). Except as set forth in Schedule 3.03(b)(iv) of the ANGC Disclosure Schedule and except for any agreements, arrangements or commitments between ANGC and its subsidiaries or between such subsidiaries, there are no agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled to receive any payment based on the revenues or earnings, or calculated in accordance therewith, of ANGC or any of its subsidiaries. There are no voting trusts, proxies or other agreements or understandings to which ANGC or any of its subsidiaries is a party or by which ANGC or any of its subsidiaries is bound with respect to the voting of any shares of capital stock of ANGC or any of its subsidiaries.

          (c) ANGC has delivered to PEC complete and correct copies of (i) each of the Option Plans and the forms of Stock Awards issued pursuant to each such Option Plan, including all amendments thereto and (ii) all Stock Awards which are not in the respective forms thereof provided under clause
     (i) above. Schedule 3.03(c) to the ANGC Disclosure Schedule sets forth a complete and correct list of all outstanding Stock Awards, including any not granted pursuant to the Option Plans, setting forth as of the date hereof (i) the number and type of Stock Awards outstanding, specifying the Option Plan under which such Stock Awards were issued, (ii) the exercise price of each outstanding Stock Option, (iii) the number of Stock Options exercisable, and (iv) assuming no amendment or waiver of the terms thereof, the number of Stock Options which will become exercisable, and the number of shares of restricted stock with respect to which the restrictions will lapse, on account of the Merger or any other transaction contemplated hereby.

     SECTION 3.04. Authority. ANGC has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby (subject to, with respect to the Merger, the adoption of this Agreement by the stockholders of ANGC as described in Section 3.16 hereof). The execution and delivery of this Agreement by ANGC and the consummation by ANGC of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of ANGC are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (subject to, with respect to the Merger, the adoption of this Agreement by the stockholders of ANGC as described in Section 3.16 hereof). This Agreement has been duly executed and delivered by ANGC and, assuming the due authorization, execution and delivery thereof by the PEC Companies, constitutes the legal, valid and binding obligation of ANGC.

     SECTION 3.05. No Conflict; Required Filings and Consents.

          (a) The execution and delivery of this Agreement by ANGC does not, and the consummation of the transactions contemplated hereby will not (i) conflict with or violate the charter or bylaws, or the equivalent organizational documents, in each case as amended or restated, of ANGC or any of its subsidiaries, (ii) conflict with or violate any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to ANGC or any of its subsidiaries or by which any of their respective properties is bound or subject or (iii) except as described in Schedule 3.05 to the ANGC Disclosure Schedule, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of ANGC or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which ANGC or any of its subsidiaries is a party or by or to which ANGC or any of its subsidiaries or any of their respective properties is bound or subject, except for any such conflicts or violations described in clause (ii) or breaches, defaults, events, rights of termination, amendment, acceleration or cancellation, payment obligations or liens or encumbrances described in clause (iii) that would not have an ANGC Material Adverse Effect. The Board of Directors of ANGC has taken all actions necessary under Delaware Law, including approving the transactions contemplated by this Agreement and taking appropriate actions under Section 203 of Delaware Law, to ensure that the restrictions on business combinations set forth in Section 203 of Delaware Law do not, and will not, apply with respect to or as a result of the transactions contemplated by this Agreement.

          (b) The execution and delivery of this Agreement by ANGC does not, and consummation of the transactions contemplated hereby will not, require ANGC to obtain any consent, license, permit, approval, waiver, authorization or order of, or to make any filing with or notification to, any governmental or regulatory authority, domestic or foreign (collectively, "Governmental Entities"), except (i) for applicable requirements, if any, of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities or blue sky laws ("Blue Sky Laws"), and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the filing and recordation of appropriate merger documents as required by Delaware Law, and (ii) where the failure to obtain such consents, licenses, permits, approvals, waivers, authorizations or orders, or to make such filings or notifications, would not, either individually or in the aggregate, prevent ANGC from performing its obligations under this Agreement and would not have an ANGC Material Adverse Effect.

     SECTION 3.06. Permits; Compliance. Each of ANGC and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "ANGC Permits"), and there is no action, proceeding or investigation pending or, to the knowledge of ANGC, threatened regarding suspension or cancellation of any of the ANGC Permits, except where the failure to possess, or the suspension or cancellation of, such ANGC Permits would not have an ANGC Material Adverse Effect. Neither ANGC nor any of its subsidiaries is in conflict with, or in default or violation of (a) any Law applicable to ANGC or any of its subsidiaries or by or to which any of their respective properties is bound or subject or (b) any of the ANGC Permits, except for any such conflicts, defaults or violations which would not have an ANGC Material Adverse Effect. During the period commencing on September 30, 1993 and ending on the date hereof, neither ANGC nor any of its subsidiaries has received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Laws, except for written notices relating to possible conflicts, defaults or violations that would not have an ANGC Material Adverse Effect.

     SECTION 3.07. Reports; Financial Statements.

          (a) Since September 30, 1991, ANGC and its subsidiaries have filed (i) all forms, reports, statements and other documents required to be filed with (A) the Securities and Exchange Commission (the "SEC") including, without limitation, (1) all Annual Reports on Form 10-K, (2) all Quarterly Reports on Form 10-Q, (3) all proxy statements relating to meetings of stockholders (whether annual or special), (4) all Current Reports on Form 8-K and (5) all other reports, schedules, registration statements or other documents (collectively referred to as the "ANGC SEC Reports") and (B) any applicable state securities authorities and (ii) all forms, reports, statements and other documents required to be filed with any other applicable federal or state regulatory authorities, except where the failure to file any such forms, reports, statements or other documents would not have an ANGC Material Adverse Effect (all such forms, reports, statements and other documents in clauses (i) and (ii) of this Section 3.07(a) being referred to herein, collectively, as the "ANGC Reports"). The ANGC Reports, including all ANGC Reports filed after the date of this Agreement and prior to the Effective Time, (i) were or will be prepared in all material respects in accordance with the requirements of applicable Law (including, with respect to ANGC SEC Reports, the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such ANGC SEC Reports) and (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in ANGC SEC Reports filed prior to the Effective Time (i) have been or will be prepared in accordance with the published rules and regulations of the SEC and generally accepted accounting principles applied on a consistent basis throughout the periods involved (except (A) to the extent required by changes in generally accepted accounting principles and (B) with respect to ANGC SEC Reports filed prior to the date of this Agreement, as may be indicated in the notes thereto) and (ii) fairly present or will fairly present the consolidated financial position of ANGC and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated (including reasonable estimates of normal and recurring year-end adjustments), except that (x) any unaudited interim financial statements were or will be subject to normal and recurring year-end adjustments and (y) any pro forma financial statements contained in such consolidated financial statements are not necessarily indicative of the consolidated financial position of ANGC and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated.

     SECTION 3.08. Absence of Certain Changes or Events. Except as disclosed in ANGC SEC Reports filed prior to the date of this Agreement or as contemplated by this Agreement or as set forth in Schedule 3.08 of the ANGC Disclosure Schedule, since June 30, 1994 ANGC and its subsidiaries have conducted their respective businesses only in the ordinary course and in a manner consistent with past practice and there has not been: (i) any material damage, destruction or loss (whether or not covered by insurance) with respect to any material assets of ANGC or any of its subsidiaries; (ii) any material change by ANGC or its subsidiaries in their accounting methods, principles or practices; (iii) except for dividends by a subsidiary of ANGC to ANGC or another subsidiary of ANGC, any declaration, setting aside or payment of any dividends or distributions in respect of shares of ANGC Common Stock (other than regular quarterly dividends in an amount not exceeding $.03 per share) or the shares of stock of, or other equity interests in, any subsidiary of ANGC, or any redemption, purchase or other acquisition by ANGC or any of its subsidiaries of any of ANGC's securities or any of the securities of any subsidiary of ANGC; (iv) any increase in the benefits under, or the establishment or amendment of, any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any increase in the compensation payable or to become payable to directors, officers or employees of ANGC or its subsidiaries, except for (A) increase in salaries or wages payable or to become payable in the ordinary course of business and consistent with past practice or
(B) the granting of stock options pursuant to the Option Plans in the ordinary course of business to employees of ANGC or its subsidiaries who are not directors or executive officers of ANGC; (v) any revaluation by ANGC or any of its subsidiaries of any of their assets, including the writing down of the value of inventory or the writing down or off of notes or accounts receivable, other than in the ordinary course of business and consistent with past practices; (vi) any entry by ANGC or any of its subsidiaries into any commitment or transaction material to ANGC and its subsidiaries, taken as a whole (other than this Agreement and the transactions contemplated hereby); (vii) any material increase in indebtedness for borrowed money; or (viii) an ANGC Material Adverse Effect.

     SECTION 3.09. Absence of Litigation. Except as disclosed in the ANGC SEC Reports filed prior to the date of this Agreement or as set forth in Schedule
3.09 of the ANGC Disclosure Schedule, there is no claim, action, suit, litigation, proceeding, arbitration or, to the knowledge of ANGC, investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or, to the knowledge of ANGC, threatened against ANGC or any of its subsidiaries or any properties or rights of ANGC or any of its subsidiaries (except for claims, actions, suits, litigation, proceedings, arbitrations or investigations which would not have an ANGC Material Adverse Effect), and neither ANGC nor any of its subsidiaries is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of ANGC, continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Government Entity or arbitrator, including, without limitation, cease-and-desist or other orders, except for matters which would not have an ANGC Material Adverse Effect.

     SECTION 3.10. Employee Benefit Plans; Labor Matters.

          (a) Schedule 3.10(a) to the ANGC Disclosure Schedule sets forth each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), maintained or contributed to by ANGC or any of its subsidiaries, or with respect to which ANGC or any of its subsidiaries could incur liability under Section 4069, 4212(c) or 4204 of ERISA (the "Benefit Plans"). ANGC has made available to PEC a true and correct copy of
     (i) the most recent annual report (Form 5500) filed with the Internal Revenue Service (the "IRS"), (ii) such Benefit Plan, (iii) each trust agreement relating to such Benefit Plan, (iv) the most recent summary plan description for each Benefit Plan for which a summary plan description is required, (v) the most recent actuarial report or valuation relating to a Benefit Plan subject to Title IV of ERISA and (vi) the most recent determination letter, if any, issued by the IRS with respect to any Benefit Plan qualified under Section 401 of the Code.

          (b) With respect to the Benefit Plans, no event has occurred and, to the knowledge of ANGC, there exists no condition or set of circumstances, in connection with which ANGC or any of its subsidiaries could be subject to any liability under the terms of such Benefit Plans, ERISA, the Code or any other applicable Law which would have an ANGC Material Adverse Effect. Except as otherwise set forth on Schedule 3.10(b) of the ANGC Disclosure Schedule,

             (i) As to any Benefit Plan intended to be qualified under Section 401 of the Code, such Benefit Plan satisfies the requirements of such Section and there has been no termination or partial termination of such Benefit Plan within the meaning of Section 411(d)(3) of the Code;

             (ii) There are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of ANGC, threatened against, or with respect to, any of the Benefit Plans or their assets;

             (iii) All contributions required to be made to the Benefit Plans pursuant to their terms and provisions have been made timely;

             (iv) As to any Benefit Plan subject to Title IV of ERISA, there has been no event or condition which presents the material risk of plan termination, no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred, no notice of intent to terminate the Benefit Plan has been given under Section 4041 of ERISA, no proceeding has been instituted under Section 4042 of ERISA to terminate the Plan, and no liability to the Pension Benefit Guaranty Corporation has been incurred; and

             (v) In connection with the consummation of the transactions contemplated by this Agreement, no payments have or will be made under the Benefit Plans or any of the programs, agreements, policies or other arrangements described in Section 3.10(d) of this Agreement which, in the aggregate, would result in imposition of the sanctions imposed under Sections 280G and 4999 of the Code.

          (c) Neither ANGC nor any of its subsidiaries is a party to any collective bargaining or other labor union contracts. No collective bargaining agreement is being negotiated by ANGC or any of its subsidiaries. There is no pending or threatened labor dispute, strike or work stoppage against ANGC or any of its subsidiaries which may interfere with the respective business activities of ANGC or any of its subsidiaries. To the knowledge of ANGC, none of ANGC, any of its subsidiaries or any of their respective representatives or employees has committed any unfair labor practices in connection with the operation of the respective businesses of ANGC or its subsidiaries, and there is no pending or threatened charge or complaint against ANGC or any of its subsidiaries by the National Labor Relations Board or any comparable state agency.

          (d) Neither ANGC nor any of its subsidiaries is a party to or is bound by any severance agreements, programs or policies. Schedule 3.10(d) of the ANGC Disclosure Schedule sets forth, and ANGC has provided to PEC true and correct copies of, (i) all employment agreements with officers of ANGC or its subsidiaries; (ii) all agreements with consultants of ANGC or its subsidiaries obligating ANGC or any subsidiary to make annual cash payments in an amount exceeding $100,000; (iii) all non-competition agreements with ANGC or a subsidiary executed by officers of ANGC; and (iv) all plans, programs, agreements and other arrangements of ANGC or its subsidiaries with or relating to its employees.

          (e) Except as provided in Schedule 3.10(e) of the ANGC Disclosure Schedule, (x) no Benefit Plan provides retiree medical or retiree life insurance benefits to any person and (y) neither ANGC nor any of its subsidiaries is contractually or otherwise obligated (whether or not in writing) to provide any person with life insurance or medical benefits upon retirement or termination of employment, other than as required by the provisions of Sections 601 through 608 of ERISA and Section 4980B of the Code.

          (f) Except as provided in Schedule 3.10(f) of the ANGC Disclosure Schedule, neither ANGC nor any of its subsidiaries contribute to or has an obligation to contribute to, and has not within six years prior to the date of this Agreement contributed to or had an obligation to contribute to, a multiemployer plan within the meaning of Section 3(37) of ERISA.

          (g) ANGC has not amended, or taken any other actions (other than the acceleration of vesting or waiving of performance criteria permitted pursuant to the Benefit Plans upon a change in control of ANGC and not inconsistent with accounting for the Merger as a Pooling Transaction) with respect to any of the Benefit Plans or any of the plans, programs, agreements, policies or other arrangements described in Section 3.10(d) of this Agreement since September 30, 1993.

     SECTION 3.11. Taxes.

          (a) Except for such matters as would not have an ANGC Material Adverse Effect, and except as set forth on Schedule 3.11(a) to the ANGC Disclosure Schedule, (i) all returns and reports ("Tax Returns") of or with respect to any Tax which is required to be filed on or before the Closing Date by or with respect to ANGC or any its subsidiaries have been or will be duly and timely filed, (ii) all items of income, gain, loss, deduction and credit or other items required to be included in each such Tax Return have been or will be so included and all information provided in each such Tax Return is true, correct and complete, (iii) all Taxes which have become or will become due with respect to the period covered by each such Tax Return have been or will be timely paid in full, (iv) all withholding Tax requirements imposed on or with respect to ANGC or any of its subsidiaries have been or will be satisfied in full in all respects, and (v) no penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax.

          (b) All Tax Returns of or with respect to ANGC or any of its subsidiaries with unexpired or extended statutes of limitations which have been audited by the applicable governmental authority are set forth in
     Schedule 3.11(b) to the ANGC Disclosure Schedule.

          (c) Except as set forth on Schedule 3.11(c) to the ANGC Disclosure Schedule, there is not in force any extension of time with respect to the due date for the filing of any Tax Return of or with respect to ANGC or any its subsidiaries or any waiver or agreement for any extension of time for the assessment or payment of any Tax of or with respect to ANGC or any of its Subsidiaries.

          (d) There is no claim against ANGC or any of its subsidiaries for any Taxes, and no assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return of or with respect to ANGC or any of its subsidiaries other than those disclosed (and to which are attached true and complete copies of all audit or similar reports) on Schedule 3.11(d) to the ANGC Disclosure Schedule or which would not have an ANGC Material Adverse Effect.

          (e) The total amounts set up as liabilities for current and deferred Taxes in the financial statements referred to in Section 3.07 of this Agreement are sufficient to cover in all material respects the payment of all Taxes, whether or not assessed or disputed, which are, or are hereafter found to be, or to have been, due by or with respect to ANGC and any of its subsidiaries up to and through the periods covered thereby.

          (f) ANGC has previously delivered to PEC true and complete copies of each written Tax allocation or sharing agreement and a true and complete description of each unwritten Tax allocation or sharing arrangement affecting ANGC or any of its subsidiaries.

          (g) Except for statutory liens for current Taxes not yet due, no material liens for Taxes exist upon the assets of any of ANGC or its subsidiaries.

          (h) Neither ANGC nor any of its subsidiaries will be required to include any amount in income for any taxable period beginning after September 30, 1993 as a result of a change in accounting method for any taxable period ending on or before September 30, 1993 or pursuant to any agreement with any Tax authority with respect to any such taxable period.

          (i) Except as set forth on Schedule 3.11(i) to the ANGC Disclosure Schedule, none of the property of ANGC or any of its subsidiaries is held in an arrangement for which partnership Tax Returns are being filed, and neither ANGC nor any of its subsidiaries owns any interest in any controlled foreign corporation (as defined in section 957 of the Code), passive foreign investment company (as defined in section 1296 of the Code) or other entity the income of which is required to be included in the income of ANGC or such subsidiary.

          (j) Except as set forth on Schedule 3.11(j) to the ANGC Disclosure Schedule, none of the property of ANGC or any of its subsidiaries is subject to a safe-harbor lease (pursuant to section 168(f)(8) of the Internal Revenue Code of 1954 as in effect after the Economic Recovery Tax Act of 1981 and before the Tax Reform Act of 1986) or is "tax-exempt use property" (within the meaning of section 168(h) of the Code) or "tax-exempt bond financed property" (within the meaning of section 168(g)(5) of the Code).

          (k) Except as set forth on Schedule 3.11(k) to the ANGC Disclosure Schedule, none of the transactions contemplated by this Agreement will result in any Tax liability or the recognition of any item of income or gain to ANGC or any of its subsidiaries.

          (l) Neither ANGC nor any of its subsidiaries has made an election under section 341(f) of the Code.

     SECTION 3.12. Tax Matters; Pooling.

          (a) Neither ANGC nor, to the knowledge of ANGC, any of its affiliates has taken or agreed to take any action that would prevent the Merger from
     (a) constituting a reorganization qualifying under the provisions of
     Section 368(a) of the Code or (b) being treated for financial accounting purposes as a "pooling of interests" in accordance with generally accepted accounting principles and the rules, regulations and interpretations of the SEC (a "Pooling Transaction").

          (b) There is no plan or intention by any stockholder of ANGC who owns five percent or more of ANGC Common Stock, and to the best knowledge of ANGC there is no plan or intention on the part of any of the remaining stockholders of ANGC Common Stock, to sell, exchange or otherwise dispose of a number of shares of PEC Common Stock to be received in the Merger that would reduce the ANGC stockholders' ownership of PEC Common Stock to a number of shares having a value, as of the Effective Time, of less than 50 percent of the value of all of the ANGC Common Stock (including shares of ANGC Common Stock exchanged for cash in lieu of fractional shares of PEC Common Stock) outstanding immediately prior to the Effective Time.

          (c) Following the Merger, ANGC will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets held immediately prior to the Merger. For purposes of this representation, amounts used by ANGC to pay Merger expenses and all redemptions and distributions (except for regular, normal dividends) made by ANGC will be included as assets of ANGC immediately prior to the Merger.

          (d) ANGC and the holders of ANGC Common Stock will each pay their respective expenses, if any, incurred in connection with the Merger.

          (e) There is no intercorporate indebtedness existing between ANGC and PEC or between ANGC and Merger Sub that was issued, acquired, or will be settled at a discount.

          (f) ANGC is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

          (g) ANGC is not under the jurisdiction of a court in a title 11 or similar case within the meaning of section 368(a)(3)(A) of the Code.

          (h) The total amount of cash to be received by stockholders of ANGC Common Stock in lieu of fractional shares of PEC Common Stock will not exceed one percent of the total fair market value of the PEC Common Stock (as of the Effective Time) to be issued in the Merger.

     SECTION 3.13. Affiliates. Schedule 3.13 to the ANGC Disclosure Schedule identifies all persons who, to the knowledge of ANGC, may be deemed to be affiliates of ANGC under Rule 145 of the Securities Act, including, without limitation, all directors and executive officers of ANGC. Concurrently with the execution and delivery of this Agreement, ANGC has delivered to PEC an executed letter agreement, substantially in the form of Exhibit A hereto, from certain of such persons identified on Schedule 3.13 to the ANGC Disclosure Schedule and will use its reasonable best efforts to deliver to PEC within ten days after the date of this Agreement an executed letter agreement, substantially in the form of Exhibit A hereto, from each of the other persons identified on Schedule 3.13.

     SECTION 3.14. Certain Business Practices. None of ANGC, any of its subsidiaries or any directors, officers, agents or employees of ANGC or any of its subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

     SECTION 3.15 Environmental Matters. Except for matters disclosed in
Schedule 3.15 of the ANGC Disclosure Letter and except for matters that would not result, individually or in the aggregate with all other such matters, in liability to ANGC or any of its subsidiaries in excess of $3,000,000, (i) the properties, operations and activities of ANGC and its subsidiaries are in compliance with all applicable Environmental Laws; (ii) ANGC and its subsidiaries and the properties and operations of ANGC and its subsidiaries are not subject to any existing, pending or, to the knowledge of ANGC, threatened action, suit, investigation, inquiry or proceeding by or before any governmental authority under any Environmental Law; (iii) all notices, permits, licenses, or similar authorizations, if any, required to be obtained or filed by ANGC or any of its subsidiaries under any Environmental Law in connection with any aspect of the business of ANGC or its subsidiaries, including without limitation those relating to the treatment, storage, disposal or release of a hazardous substance, have been duly obtained or filed and will remain valid and in effect after the Merger, and ANGC and its subsidiaries are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations; (iv) ANGC and its subsidiaries have satisfied and are currently in compliance with all financial responsibility requirements applicable to their operations and imposed by any governmental authority under any Environmental Law, and ANGC and its subsidiaries have not received any notice of noncompliance with any such financial responsibility requirements; (v) to ANGC's knowledge, there are no physical or environmental conditions existing on any property of ANGC or its subsidiaries or resulting from ANGC's or such subsidiaries' operations or activities, past or present, at any location, that would give rise to any on-site or off-site remedial obligations imposed on ANGC or any of its subsidiaries under any Environmental Laws; (vi) to ANGC's knowledge, since the effective date of the relevant requirements of applicable Environmental Laws and to the extent required by such applicable Environmental Laws, all hazardous substances generated by ANGC and its subsidiaries have been transported only by carriers authorized under Environmental Laws to transport such substances and wastes, and disposed of only at treatment, storage, and disposal facilities authorized under Environmental Laws to treat, store or dispose of such substances and wastes; (vii) there has been no exposure of any person or property to hazardous substances or any pollutant or contaminant, nor has there been any release of hazardous substances, or any pollutant or contaminant into the environment by ANGC or its subsidiaries or in connection with their properties or operations that could reasonably be expected to give rise to any claim against ANGC or any of its subsidiaries for damages or compensation; and
(viii) ANGC and its subsidiaries have made available to PEC all non-privileged internal and external environmental audits and studies and all non-privileged correspondence on substantial environmental matters in the possession of ANGC or its subsidiaries relating to any of the current or former properties or operations of ANGC and its subsidiaries.

     For purposes of this Agreement, the term "Environmental Laws" shall mean any and all laws, statutes, ordinances, rules, regulations, or orders of any Governmental Entity pertaining to health or the environment currently in effect in any and all jurisdictions in which the party in question and its subsidiaries own property or conduct business, including without limitation, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Hazardous & Solid Waste Amendments Act of 1984, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, the Oil Pollution Act of 1990 ("OPA"), any state laws implementing the foregoing federal laws, and any state laws pertaining to the handling of oil and gas exploration and production wastes or the use, maintenance, and closure of pits and impoundments, and all other environmental conservation or protection laws. For purposes of this Agreement, the terms "hazardous substance" and "release" have the meanings specified in CERCLA, and the term "disposal" has the meaning specified in RCRA; provided, however, that to the extent the laws of the state in which the property is located establish a meaning for "hazardous substance," "release," or "disposal" that is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply.

     SECTION 3.16. Vote Required. The only vote of the holders of any class or series of ANGC capital stock necessary to approve the Merger and adopt this Agreement is the affirmative vote of the holders of a majority of the outstanding shares of ANGC Common Stock.

     SECTION 3.17. Brokers. Except as set forth in Schedule 3.17 to the ANGC Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of ANGC. Prior to the date of this Agreement, ANGC has delivered to PEC a complete and correct copy of all agreements referenced in Schedule 3.17 to the ANGC Disclosure Schedule pursuant to which such firm will be entitled to any payment relating to the transactions contemplated by this Agreement.

     SECTION 3.18. Insurance. ANGC and each of its subsidiaries are currently insured, and during each of the past five calendar years have been insured, for reasonable amounts against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured.

     SECTION 3.19. Properties. Except for liens arising in the ordinary course of business after the date hereof and properties and assets disposed of in the ordinary course of business after the date of the most recent balance sheet contained in the Form 10-Q referred to below, ANGC and its subsidiaries have defensible title (or, with respect to pipelines, equipment, other tangible personal property, easements, rights of way, servitudes, permits, surface leases and other similar assets and rights used in connection with ANGC's natural gas gathering, processing and storage operations (collectively, "Pipeline Assets"), title to or interest in the applicable Pipeline Asset sufficient to enable ANGC and its subsidiaries to conduct their business with respect thereto without material interference as it is currently being conducted or as described in the ANGC SEC Reports), free and clear of all liens, the existence of which would have an ANGC Material Adverse Effect, to all their material properties and assets, whether tangible or intangible, real, personal or mixed, reflected in ANGC's most recent consolidated balance sheet contained in ANGC's most recent ANGC SEC Report on Form 10-Q filed prior to the date hereof as being owned by ANGC and its subsidiaries as of the date thereof or purported to be owned on the date hereof. All buildings, and all fixtures, equipment and other property and assets which are material to its business on a consolidated basis, held under leases by any of ANGC or its subsidiaries are held under valid instruments enforceable by ANGC or its subsidiaries in accordance with their

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respective terms. Substantially all of ANGC's and its subsidiaries' equipment in regular use has been well maintained and is in good and serviceable condition, reasonable wear and tear excepted.

     SECTION 3.20. Certain Contracts and Restrictions.

          (a) Schedule 3.20(a) to the ANGC Disclosure Schedule lists, as of the date of this Agreement, each agreement, contract or commitment to which ANGC or any of its subsidiaries is a party or by which ANGC or any of its subsidiaries is bound (i) involving consideration during the previous twelve months in excess of $4,000,000 (for on system agreements, contracts or commitments) or $8,000,000 (for off system agreements, contracts or commitments), or which is otherwise material to the financial condition, results of operations or current or future business of ANGC and its subsidiaries, taken as a whole, of a duration in excess of one month for the receiving, storing, processing, purchasing, transporting, gathering, exchanging or sale of Hydrocarbons (either for the account of ANGC or a subsidiary thereof or on behalf of third parties), identifying separately (with respect to sales, purchase, transportation, storage, gathering and exchange agreements, contracts or commitments) which agreements, contracts or commitments are firm or interruptible delivery or transportation or (ii) which is a swap, exchange or futures contract. As used in clause (i) in reference to any sales, purchase, transportation, storage or exchange agreement, contract or commitment, the term "interruptible" means that neither ANGC nor any of its subsidiaries will be liable for any damages (including, without limitation, consequential damages) if it elects to not purchase, sell, transport or exchange hydrocarbons in connection with such agreement, contract or commitment, and the term "firm" means that such agreement, contract or commitment does not meet the foregoing definition of "interruptible".

          (b) Except as set forth on Schedule 3.20(b) to the ANGC Disclosure Schedule, there is nothing in any contract, agreement or commitment between ANGC or any of its subsidiaries and any third party or in applicable Law or orders of Governmental Entities having jurisdiction to which ANGC or any of its subsidiaries or any of the assets or services thereof may be subject which following the Effective Time (i) would preclude PEC from charging and collecting, without the necessity for approvals of any Governmental Entity and without refund obligation, market based rates for receiving, storing, processing, purchasing, transporting, gathering, exchanging or selling Hydrocarbons; (ii) would preclude PEC from releasing or brokering on a permanent or temporary basis its capacity or contract rights in third party Hydrocarbon facilities; (iii) would preclude PEC from constructing additions to, modifications of, or interconnections with third parties of its transportation, storage, processing or gathering facilities; or (iv) may require PEC to make refunds of amounts collected for sales or services.

          (c) The term "Hydrocarbons" means crude oil, natural gas, natural gas liquids and other hydrocarbons produced from crude oil or natural gas.

     SECTION 3.21. Easements. The business of ANGC and its subsidiaries has been operated in a manner which does not violate the material terms of any easements, rights of way, permits, servitudes, licenses, leasehold estates and similar rights relating to real property used by ANGC and its subsidiaries in such business (collectively, "Easements") material to such business. All material Easements are valid and enforceable and grant the rights purported to be granted thereby and all rights necessary thereunder for the current operation of such business. There are no spacial gaps in the Easements which would materially impair the conduct of such business, and no material part of the Pipeline Assets is located on property which is not owned in fee by ANGC or a subsidiary or subject to an Easement in favor of ANGC or a subsidiary.

     SECTION 3.22. Public Utility Holding Company Act, Etc. None of ANGC or any of its subsidiaries is a "public utility company" or a "holding company" or a "subsidiary company" of a "holding company", or an affiliate of a "holding company" or a "subsidiary company" of a "holding company", in each case within the meaning of the Public Utility Holding Company Act of 1935, as amended, and none of ANGC or any of its subsidiaries is a utility under federal or any state law.

     SECTION 3.23. Futures Trading and Fixed Price Exposure. None of ANGC or any of its subsidiaries engages in any natural gas or other futures or options trading or is a party to any price swaps, hedges, futures or similar instruments, except for transactions and agreements entered into primarily to hedge contracts for the

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

purchase or sale of Hydrocarbons to which ANGC or one of its subsidiaries is a party. Schedule 3.23(i) to the ANGC Disclosure Schedule sets forth a true and correct statement of the position, as of the date hereof, of ANGC and its subsidiaries with respect to obligations under Fixed Price Contracts (including, with respect to each Fixed Price Contract, location of delivery and variations in the obligation to take or deliver) and related Hydrocarbon price swaps, hedges, futures or similar instruments to which ANGC or any of its subsidiaries is a party. As used herein, "Fixed Price Contracts" means any contracts, commitments or agreements for the purchase or sale of Hydrocarbons (i) having, as of October 6, 1994, a remaining term of two months or more, wherein the purchase or sales price thereunder throughout all or part of the life of such contract, commitment or agreement is a fixed amount or an amount that is otherwise reasonably determinable as of the date hereof pursuant to the terms of such contract, commitment or agreement, or (ii) which ANGC or any subsidiary thereof has hedged with futures contracts or otherwise; provided, that the term Fixed Price Contracts will not include any contract, commitment or agreement wherein the purchase or sales price thereunder throughout all of the life of the contract, commitment or agreement is based on a market responsive reference price for a Hydrocarbon.

     SECTION 3.24. Information Supplied. Without limiting any of the representations and warranties contained herein, no representation or warranty of ANGC and no statement by ANGC or other information contained in the ANGC Disclosure Schedule or any document incorporated therein by reference or delivered by ANGC to PEC since the date of the Confidentiality Agreement, as of the date of such representation, warranty, statement or document, contains or contained any untrue statement of material fact, or, at the date thereof, omits or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements are or were made, not misleading.

     SECTION 3.25. Opinion of Financial Advisor. ANGC has received the opinion of Dillon, Read & Co. Inc. to the effect that, as of the date of delivery of such opinion, the Merger Consideration to be received by the holders of ANGC Common Stock in the Merger is fair, from a financial point of view, to such holders. ANGC will promptly deliver to PEC a true and complete written copy of such opinion.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF PEC

     The PEC Companies hereby represent and warrant to ANGC that:

     SECTION 4.01. Organization and Qualification. Each of the PEC Companies is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so duly qualified and in good standing would not have a PEC Material Adverse Effect. The term "PEC Material Adverse Effect" as used in this Agreement shall mean any change or effect that, individually or when taken together with all such other changes or effects, would be materially adverse to the financial condition, results of operations or current or future business of PEC and its subsidiaries, taken as a whole.

     SECTION 4.02. Charter and Bylaws. PEC has heretofore furnished to ANGC a complete and correct copy of the charter and bylaws, as amended or restated, of each of the PEC Companies. None of the PEC Companies is in violation of any of the provisions of its charter or any material provision of its bylaws.

     SECTION 4.03. Capitalization.

          (a) The authorized capital stock of PEC consists of (i) 300,000,000 shares of PEC Common Stock, of which (x) as of October 6, 1994, 120,704,441 shares were issued and outstanding, (y) as of October 6, 1994, no shares were held in treasury by PEC and (z) as of September 30, 1994, 2,084,393 shares were reserved for future issuance pursuant to outstanding stock options and conditional stock units; and (ii) 3,000,000 shares of preferred stock, par value $1.00 per share ("PEC Preferred Stock"), of which no

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

     shares are issued and outstanding, and, as of the date hereof, 1,000,000 shares of Participating Preferred Stock were reserved for issuance pursuant to PEC Preferred Stock Purchase Rights. Except as described in this Section
     4.03 or in Schedule 4.03(a) of the PEC Disclosure Schedule, as of the date of this Agreement, no shares of capital stock of PEC are reserved for any purpose. The outstanding shares of capital stock of PEC are duly authorized, validly issued, fully paid and nonassessable, and have not been issued in violation of (nor are any of the authorized shares of capital stock of PEC subject to) any preemptive or similar rights created by statute, the charter or bylaws of PEC, or any agreement to which PEC is a party or bound.

          (b) Except as set forth in Section 4.03(a) above or in Schedule 4.03(b)(i) to the PEC Disclosure Schedule, there are no options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character to which PEC is a party relating to the issued or unissued capital stock of PEC or obligating PEC to grant, issue or sell any shares of the capital stock of PEC, by sale, lease, license or otherwise. Except as set forth in Schedule 4.03(b)(ii) to the PEC Disclosure Schedule, there are no obligations, contingent or otherwise, of PEC or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of PEC Common Stock or other capital stock of PEC. There are no voting trusts, proxies or other agreements or understandings to which PEC is a party or by which PEC is bound with respect to the voting of any shares of capital stock of PEC.

          (c) The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $1.00 per share ("Merger Sub Common Stock"). As of the date of this Agreement, 1,000 shares of Merger Sub Common Stock were issued and outstanding and held by PEC, all of which are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, Merger Sub's charter or bylaws or any agreement to which Merger Sub is a party or is bound.

          (d) The shares of PEC Common Stock to be issued pursuant to the Merger
     (i) will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, PEC's charter or bylaws or any agreement to which PEC is a party or is bound and (ii) will, when issued, be registered under the Securities Act and the Exchange Act and registered or exempt from registration under applicable Blue Sky Laws and listed on the NYSE.

     SECTION 4.04. Authority. Each of the PEC Companies has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby (subject to, with respect to the issuance of the PEC Common Stock in the Merger, the approval thereof by the holders of the PEC Common Stock as described in
Section 4.12). The execution and delivery of this Agreement by each of the PEC Companies and the consummation by each of the PEC Companies of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of any of the PEC Companies are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (subject to, with respect to the issuance of the PEC Common Stock in the Merger, the approval thereof by the holders of the PEC Common Stock as described in Section 4.12). This Agreement has been duly executed and delivered by each of the PEC Companies and, assuming the due authorization, execution and delivery thereof by ANGC, constitutes the legal, valid and binding obligation of each of the PEC Companies.

     SECTION 4.05. No Conflict; Required Filings and Consents.

          (a) The execution and delivery of this Agreement by each of the PEC Companies does not, and the consummation of the transactions contemplated hereby will not (i) conflict with or violate the charter or bylaws, or the equivalent organizational documents, in each case as amended or restated, of PEC or any of PEC's subsidiaries, (ii) conflict with or violate any Laws applicable to PEC or any of PEC's subsidiaries or by which any of their properties is bound or subject, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of PEC or any of PEC's subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which PEC or any of PEC's subsidiaries is a party or by or to which

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     PEC or any of PEC's subsidiaries or any of their respective properties is bound or subject, except for any such conflicts or violations described in clause (ii) or breaches, defaults, events, rights of termination, amendment, acceleration or cancellation or liens or encumbrances described in clause (iii) that would not have a PEC Material Adverse Effect.

          (b) The execution and delivery of this Agreement by each of the PEC Companies does not, and the consummation of the transactions contemplated hereby will not, require any of the PEC Companies to obtain any consent, license, permit, approval, waiver, authorization or order of, or to make any filing with or notification to, any Governmental Entities, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws and the HSR Act and the filing and recordation of appropriate merger documents as required by Delaware Law, and (ii) where the failure to obtain such consents, licenses, permits, approvals, waivers, authorizations or orders, or to make such filings or notifications, would not, either individually or in the aggregate, prevent any of the PEC Companies from performing its obligations under this Agreement and would not have a PEC Material Adverse Effect.

     SECTION 4.06. Permits; Compliance. As of the date of this Agreement, each of PEC and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "PEC Permits"), and there is no action, proceeding or investigation pending or, to the knowledge of PEC, threatened regarding suspension or cancellation of any of the PEC Permits, except where the failure to possess, or the suspension or cancellation of, such PEC Permits would not have a PEC Material Adverse Effect. Neither PEC nor any of its subsidiaries is in conflict with, or in default or violation of (a) any Law applicable to PEC or any of its subsidiaries or by or to which any of their respective properties is bound or subject or (b) any of the PEC Permits, except for any such conflicts, defaults or violations described in the PEC SEC Reports filed prior to the date hereof or which would not have a PEC Material Adverse Effect. During the period commencing on December 31, 1993 and ending on the date hereof, neither PEC nor any of its subsidiaries has received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Laws, except for written notices relating to possible conflicts, defaults or violations described in the PEC SEC Reports filed prior to the date hereof or that would not have a PEC Material Adverse Effect.

     SECTION 4.07. Reports; Financial Statements.

          (a) Since December 31, 1991, PEC and its subsidiaries have filed (i) all forms, reports, statements and other documents required to be filed with (A) the SEC, including, without limitation, (1) all Annual Reports on Form 10-K, (2) all Quarterly Reports on Form 10-Q, (3) all proxy statements relating to meetings of stockholders (whether annual or special), (4) all Current Reports on Form 8-K and (5) all other reports, schedules, registration statements or other documents (collectively, the "PEC SEC Reports") and (B) any applicable state securities authorities and (ii) all forms, reports, statements and other documents required to be filed with any other applicable federal or state regulatory authorities, except where the failure to file any such forms, reports, statements or other documents would not have a PEC Material Adverse Effect (all such forms, reports, statements and other documents in clauses (i) and (ii) of this Section 4.07(a) being referred to herein, collectively, as the "PEC Reports"). The PEC Reports, including all PEC Reports filed after the date of this Agreement and prior to the Effective Time (x) were or will be prepared in all material respects in accordance with the requirements of applicable Law (including, with respect to the PEC SEC Reports, the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such PEC SEC Reports) and (y) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the PEC SEC Reports filed prior to the Effective Time (i) have been or will be prepared in accordance with the published rules and regulations of the SEC and generally accepted

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     accounting principles applied on a consistent basis throughout the periods involved (except (A) to the extent required by changes in generally accepted accounting principles and (B) with respect to PEC SEC Reports filed prior to the date of this Agreement, as may be indicated in the notes thereto) and (ii) fairly present or will fairly present the consolidated financial position of PEC and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated (including reasonable estimates of normal and recurring year-end adjustments), except that (x) any unaudited interim financial statements were or will be subject to normal and recurring year-end adjustments and (y) any pro forma financial information contained in such consolidated financial statements is not necessarily indicative of the consolidated financial position of PEC and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated.

     SECTION 4.08. Absence of Certain Changes or Events. Except as disclosed in the PEC SEC Reports filed prior to the date of this Agreement or as contemplated by this Agreement or as set forth in Schedule 4.08 to the PEC Disclosure Schedule, since June 30, 1994, each of PEC and its subsidiaries have conducted their respective businesses only in the ordinary course and in a manner consistent with past practice, and there has not been: (i) any material damage, destruction or loss (whether or not covered by insurance) with respect to any material assets of PEC or any of its subsidiaries; (ii) any material change by PEC or its subsidiaries in their accounting methods, principles or practices;
(iii) except for dividends by a subsidiary of PEC to PEC or another subsidiary of PEC, any declaration, setting aside or payment of any dividends or distributions in respect of shares of PEC Common Stock (other than regular quarterly dividends in an amount not exceeding $.21 per share) or the shares of stock of, or other equity interests in, any subsidiary of PEC, or any redemption, purchase or other acquisition by PEC or any of PEC's subsidiaries of any of PEC's securities or any of the securities of any subsidiary of PEC; or
(iv) a PEC Material Adverse Effect.

     SECTION 4.09. Absence of Litigation. Except as disclosed in the PEC SEC Reports filed prior to the date of this Agreement or as set forth in Schedule
4.09 to the PEC Disclosure Schedule, there is no claim, action, suit, litigation, proceeding, arbitration or, to the knowledge of PEC, investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or, to the knowledge or PEC, threatened against PEC or any of its subsidiaries or any properties or rights of PEC or any of its subsidiaries (except for claims, actions, suits, litigation, proceedings, arbitrations or investigations which would not have a PEC Material Adverse Effect) and neither PEC nor any of its subsidiaries is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of PEC, continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator, including, without limitation, cease-and-desist or other orders, except for matters which would not have a PEC Material Adverse Effect.

     SECTION 4.10. Tax Matters; Pooling. None of the PEC Companies nor, to the knowledge of PEC, any of their affiliates has taken or agreed to take any action that would prevent the Merger (a) from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code or (b) from being treated as a Pooling Transaction for financial accounting purposes.

     SECTION 4.11. Affiliates. Schedule 4.11 to the PEC Disclosure Schedule identifies all persons who, to the knowledge of PEC, may be deemed to be affiliates of PEC under Rule 1-02 of Regulation S-X of the SEC, including, without limitation, all directors and executive officers of PEC. Concurrently with the execution and delivery of this Agreement, PEC has delivered to ANGC an executed letter agreement, substantially in the form of Exhibit B hereto, from each such person so identified on Schedule 4.11 to the PEC Disclosure Schedule.

     SECTION 4.12. Vote Required. The only vote of the holders of any class or series of PEC capital stock necessary to approve the issuance of the PEC Common Stock in the Merger is, pursuant to the Rule 312 of the NYSE, the affirmative vote of the holders of a majority of the outstanding shares of PEC Common Stock voted on the proposal to so issue the PEC Common Stock; provided that the total vote cast on such proposal represents over 50% in interest of the outstanding PEC Common Stock. No vote of the holders or any class or

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series of PEC capital stock is required to approve the Merger and adopt this
Agreement. PEC, as the sole stockholder of Merger Sub, will promptly vote to approve the Merger and adopt this Agreement.

     SECTION 4.13. Brokers. Except as set forth on Schedule 4.13 to the PEC Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of the PEC Companies.

     SECTION 4.14. Information Supplied. Without limiting any of the representations and warranties contained herein, no representation or warranty of the PEC Companies and no statement by the PEC Companies or other information contained in the PEC Disclosure Schedule or any document incorporated therein by reference or delivered by PEC to ANGC since the date of the Confidentiality Agreement, as of the date of such representation, warranty, statement or document, contains or contained any untrue statement of material fact, or, at the date thereof, omits or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements are or were made, not misleading.

     SECTION 4.15. Employee Benefit Plans; Labor Matters. With respect to each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan", as defined in Section 3(3) of ERISA), maintained or contributed to by PEC or any of its subsidiaries, or with respect to which PEC or any of its subsidiaries could incur liability under Section 4069, 4212(c) or 4204 of ERISA (the "PEC Benefit Plans"), no event has occurred and, to the knowledge of PEC, there currently exists no condition or set of circumstances, in connection with which PEC or any of its subsidiaries could be subject to any liability under the terms of the PEC Benefit Plans, ERISA, the Code or any other applicable Law which would have a PEC Material Adverse Effect. There is no pending or threatened labor dispute, strike or work stoppage against PEC or any of its subsidiaries which would have a PEC Material Adverse Effect.

     SECTION 4.16. Taxes. (a) There is no claim against PEC or any of its subsidiaries for any Taxes, and no assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return of or with respect to PEC or any of its subsidiaries other than those disclosed on Schedule 4.16 to the PEC Disclosure Schedule or which would not have a PEC Material Adverse Effect.

     (b) The total amounts set up as liabilities for current and deferred Taxes in the financial statements referred to in Section 4.07 of this Agreement are sufficient to cover in all material respects the payment of all Taxes, whether or not assessed or disputed, which are, or are hereafter found to be, or to have been, due by or with respect to PEC and any of its subsidiaries up to and through the periods covered thereby.

     SECTION 4.17. Certain Business Practices. None of PEC, any of its subsidiaries or any directors, officers, agents or employees of PEC or any of its subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

     SECTION 4.18. Environmental Matters. Except for matters disclosed in the PEC SEC Reports filed prior to the date hereof or disclosed in Schedule 4.18 of the PEC Disclosure Schedule, and except for matters that would not, individually or in the aggregate, result in a PEC Material Adverse Effect, (i) the properties, operations and activities of PEC and its subsidiaries are in compliance with all applicable Environmental Laws; (ii) PEC and its subsidiaries and the properties and operations of PEC and its subsidiaries are not subject to any existing, pending or, to the knowledge of PEC, threatened action, suit, investigation, inquiry or proceeding by or before any governmental authority under any Environmental Law; (iii) all notices, permits, licenses, or similar authorizations, if any, required to be obtained or filed by PEC or any of its subsidiaries under any Environmental Law in connection with any aspect of the business of PEC or its subsidiaries, including without limitation those relating to the treatment, storage, disposal or release of a hazardous substance, have been duly obtained or filed and will remain valid and in effect after the Merger, and PEC and its subsidiaries are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations; (iv) PEC and its subsidiaries have satisfied and are currently in compliance with all financial responsibility requirements applicable to their operations and imposed by any governmental authority under any Environmental Law, and PEC and its subsidiaries have not received any notice of noncompliance with any such financial responsibility requirements; (v) to PEC's knowledge, there are no physical or environmental conditions existing on any property of PEC or its subsidiaries or resulting from PEC's or such subsidiaries' operations or activities, past or present, at any location, that would give rise to any on-site or off-site remedial obligations imposed on PEC or any of its subsidiaries under any Environmental Laws; (vi) to PEC's knowledge, since the effective date of the relevant requirements of applicable Environmental Laws and to the extent required by such applicable Environmental Laws, all hazardous substances generated by PEC and its subsidiaries have been transported only by carriers authorized under Environmental Laws to transport such substances and wastes, and disposed of only at treatment, storage, and disposal facilities authorized under Environmental Laws to treat, store or dispose of such substances and wastes; (vii) there has been no exposure of any person or property to hazardous substances or any pollutant or contaminant, nor has there been any release of hazardous substances or any pollutant or contaminant into the environment by PEC or its subsidiaries or in connection with their properties or operations that could reasonably be expected to give rise to any claim against PEC or any of its subsidiaries for damages or compensation; and (viii) PEC and its subsidiaries have made available to ANGC all non-privileged internal and external environmental audits and studies and all non-privileged correspondence on substantial environmental matters in the possession of PEC or its subsidiaries relating to any of the current or former properties or operations of PEC and its subsidiaries.

     SECTION 4.19. Insurance. PEC and each of its subsidiaries are currently insured, and during each of the past five calendar years have been insured, for reasonable amounts against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured.

     SECTION 4.20. Properties. Except for liens arising in the ordinary course of business after the date hereof and properties and assets disposed of in the ordinary course of business after the date of the most recent balance sheet contained in the Form 10-Q referred to below, PEC and its subsidiaries have defensible title (or, with respect to pipelines, equipment, other tangible personal property, easements, rights of way, servitudes, permits, surface leases and other similar assets and rights used in connection with PEC's pipeline operations (collectively, "PEC Pipeline Assets"), title to or interest in the applicable PEC Pipeline Asset sufficient to enable PEC and its subsidiaries to conduct their business with respect thereto without material interference as it is currently being conducted or as described in the PEC SEC Reports), free and clear of all liens, the existence of which would have a PEC Material Adverse Effect, to all their material properties and assets, whether tangible or intangible, real, personal or mixed, reflected in PEC's most recent consolidated balance sheet contained in PEC's most recent PEC SEC Report on Form 10-Q filed prior to the date hereof as being owned by PEC and its subsidiaries as of the date thereof or purported to be owned on the date hereof. All buildings, and all fixtures, equipment and other property and assets which are material to its business on a consolidated basis, held under leases by any of PEC or its subsidiaries are held under valid instruments enforceable by PEC or its subsidiaries in accordance with their respective terms.

     SECTION 4.21. Public Utility Holding Company Act, Etc. None of PEC or any of its subsidiaries is a "public utility company" or a "holding company" or a "subsidiary company" of a "holding company", or an affiliate of a "holding company" or a "subsidiary company" of a "holding company", in each case within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     SECTION 4.22. Futures Trading. Except as set forth on Schedule 4.22 to the PEC Disclosure Schedule, none of PEC or any of its subsidiaries engages in any natural gas or other futures or options trading or is a party to any price swaps, hedges, futures or similar instruments, except for transactions and agreements entered into primarily to hedge contracts for the purchase or sale of Hydrocarbons to which PEC or one of its subsidiaries is a party.

     SECTION 4.23. Opinion of Financial Advisor. PEC has received the opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated to the effect that, as of the date of delivery of such opinion, the Exchange Ratio is fair, from a financial point of view, to the holders of PEC Common Stock. PEC will promptly deliver to ANGC a true and complete written copy of such opinion.

                                   ARTICLE V

                                   COVENANTS

     SECTION 5.01. Affirmative Covenants of ANGC. ANGC hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by PEC, ANGC will and will cause its subsidiaries to:

          (a) operate its business in all material respects in the usual and ordinary course consistent with past practices;

          (b) use all reasonable efforts to preserve substantially intact its business organization, maintain its material rights and franchises, retain the services of its respective officers and key employees and maintain its relationships with its material customers and suppliers;

          (c) maintain and keep its material properties and assets in as good repair and condition as at present, ordinary wear and tear excepted, and maintain supplies and inventories in quantities consistent with its customary business practice; and

          (d) use all reasonable efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained.

     SECTION 5.02. Negative Covenants of ANGC. Except as expressly contemplated by this Agreement or otherwise consented to in writing by PEC, from the date of this Agreement until the Effective Time, ANGC will not do, and will not permit any of its subsidiaries to do, any of the foregoing:

          (a) (i) increase the compensation payable to or to become payable to any director or executive officer, except for increases in salary or wages payable or to become payable in the ordinary course of business and consistent with past practice; (ii) grant any severance or termination pay (other than pursuant to the normal severance policy of ANGC or its subsidiaries as in effect on the date of this Agreement) to, or enter into or amend any employment or severance agreement with, any director, officer or employee; (iii) establish, adopt or enter into any employee benefit plan or arrangement; or (iv) except as may be required by applicable law and actions that are not inconsistent with the provisions of Section 6.08 of this Agreement, amend, or take any other actions (other than the acceleration of vesting or waiving of performance criteria permitted pursuant to the Benefit Plans upon a change in control of ANGC and not inconsistent with accounting for the Merger as a Pooling Transaction) with respect to, any of the Benefit Plans or any of the plans, programs, agreements, policies or other arrangements described in Section 3.10(d) of this Agreement;

          (b) declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock, except for dividends by a wholly owned subsidiary of ANGC to ANGC or another wholly owned subsidiary of ANGC and except for regular quarterly dividends with respect to ANGC Common Stock in an amount not to exceed $.03 per share;

          (c) (i) except as described in Schedule 3.03(b)(ii) of the ANGC Disclosure Schedule, redeem, purchase or otherwise acquire any shares of its or any of its subsidiaries' capital stock or any securities or obligations convertible into or exchangeable for any shares of its or its subsidiaries' capital stock (other than any such acquisition directly from any wholly owned subsidiary of ANGC in exchange for capital contributions or loans to such subsidiary), or any options, warrants or conversion or other rights to acquire any shares of its or its subsidiaries' capital stock or any such securities or obligations (except in connection with the exercise of outstanding Stock Options in accordance with their terms); (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its or its subsidiaries' capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its or its subsidiaries' capital stock;

          (d) (i) except as described in Schedule 3.03(b)(i) of the ANGC Disclosure Schedule and except as contemplated by the PEC Option Agreement, issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale (including the grant of any security interests, liens, claims, pledges, limitations in voting rights, charges or other encumbrances) of, any shares of any class of its or its subsidiaries' capital stock (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire any such shares (except as permitted pursuant to Section 6.08 of this Agreement or for the issuance of shares upon the exercise of outstanding Stock Options or the vesting of restricted stock in accordance with the terms of outstanding Stock Awards); (ii) amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms more favorable to the holders thereof; (iii) take any action to optionally accelerate the exercisability of Stock Options;

          (e) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person (other than the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice) in each case which are material, individually or in the aggregate, to ANGC and its subsidiaries, taken as a whole;

          (f) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its material assets or any material assets of any of its subsidiaries, except for dispositions of inventories and of assets in the ordinary course of business and consistent with past practice;

          (g) initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal relating to, or that may reasonably be expected to lead to, any Competing Transaction (as defined below), or enter into discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of the officers, directors or employees of ANGC or any of its subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by ANGC or any of ANGC's subsidiaries to take any such action, and ANGC shall promptly notify PEC of all relevant terms of any such inquiries and proposals received by ANGC or any of its subsidiaries or by any such officer, director, investment banker, financial advisor, attorney, accountant or other representative relating to any of such matters and if such inquiry or proposal is in writing, ANGC shall promptly deliver or cause to be delivered to PEC a copy of such inquiry or proposal; provided, however, that nothing contained in this subsection (g) shall prohibit the Board of Directors of ANGC from (i) furnishing information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide proposal in writing by such person or entity to acquire ANGC pursuant to a merger, consolidation, share exchange, business combination or other similar transaction or to acquire a substantial portion of the assets of ANGC or any of its Significant Subsidiaries, if, and only to the extent that (A) the Board of Directors of ANGC, after consultation with and based upon the advice of independent legal counsel (who may be ANGC's regularly engaged independent legal counsel), determines in good faith that such action is necessary for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law and (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity ANGC (x) provides written notice to PEC to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity and (y) enters into with such person or entity a confidentiality agreement in reasonably customary form on terms not more favorable to such person or entity than the terms contained in that certain Confidentiality Agreement dated as of September 8, 1994 between PEC and ANGC (the "Confidentiality Agreement"); (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a Competing Transaction; or (iii) failing to make or withdrawing or modifying its recommendation referred to in Section 6.02(a) if there exists a Competing Transaction and the Board of Directors of ANGC, after consultation with and based upon the advice of independent legal counsel (who may be ANGC's regularly engaged independent legal counsel), determines in good faith that such action is necessary for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law. For purposes of this Agreement, "Competing Transaction" shall mean any of the following (other than the transactions contemplated by this

     Agreement) involving ANGC or any of its subsidiaries: (i) any merger, consolidation, share exchange, business combination or similar transaction;
     (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the assets of ANGC and its subsidiaries, taken as a whole, (iii) any tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of ANGC or the filing of a registration statement under the Securities Act in connection therewith;
     (iv) any person having acquired beneficial ownership of, or any group (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) having been formed which beneficially owns or has the right to acquire beneficial ownership of, 20% or more of the outstanding shares of capital stock of ANGC; or (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing;

          (h) release any third party from its obligations, or grant any consent, under any existing standstill provision relating to a Competing Transaction or otherwise under any confidentiality or other agreement, or fail to fully enforce any such agreement;

          (i) adopt or propose to adopt any amendments to its charter or bylaws, which would alter the terms of its capital stock or would have an adverse impact on the consummation of the transactions contemplated by this Agreement;

          (j) (A) change any of its methods of accounting in effect at June 30, 1994, or (B) make or rescind any express or deemed election relating to Taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes (except where the amount of such settlements or controversies, individually or in the aggregate, does not exceed $500,000), or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending September 30, 1993, except, in each case, as may be required by Law or generally accepted accounting principles;

          (k) incur any obligation for borrowed money or purchase money indebtedness, whether or not evidenced by a note, bond, debenture or similar instrument, except in the ordinary course of business consistent with past practice and in no event in excess of $5,000,000 in the aggregate, and except for borrowings under ANGC's working capital revolving credit facility of up to $40,000,000 for use for working capital needs;

          (l) enter into any material arrangement, agreement or contract with any third party (other than customers in the ordinary course of business) which provides for an exclusive arrangement with that third party or is substantially more restrictive on ANGC or substantially less advantageous to ANGC than arrangements, agreements or contracts existing on the date hereof;

          (m) take (and will use reasonable efforts to prevent any affiliate of ANGC from taking) any action that, in the judgment of KPMG Peat Marwick would cause the Merger not to be treated as a "pooling of interests" for financial accounting purposes; or

          (n) agree in writing or otherwise to do any of the foregoing.

     SECTION 5.03. Affirmative and Negative Covenants of PEC.

          (a) PEC hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by ANGC, PEC will and will cause its subsidiaries to:

             (i) operate its business in all material respects in the usual and ordinary course consistent with past practices;

             (ii) use all reasonable efforts to preserve substantially intact its business organization, maintain its material rights and franchises, retain the services of its respective officers and key employees and maintain its relationships with its material customers and suppliers;

             (iii) maintain and keep its material properties and assets in as good repair and condition as at present, ordinary wear and tear excepted, and maintain supplies and inventories in quantities consistent with its customary business practice; and

             (iv) use all reasonable efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained.

          (b) Except as expressly contemplated by this Agreement or otherwise consented to in writing by ANGC, from the date of this Agreement until the Effective Time, PEC will not do, and will not permit any of its subsidiaries to do, any of the following:

             (i) knowingly take any action which would result in a failure to maintain the trading of the PEC Common Stock on the NYSE;

             (ii) declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock, except for dividends by a wholly owned subsidiary of PEC to PEC or another wholly owned subsidiary of PEC and except for regular quarterly dividends with respect to PEC Common Stock in an amount not to exceed $.21 per share;

             (iii) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person (other than the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice), which, in each case, would materially delay or prevent the consummation of the transactions contemplated by this Agreement;

             (iv) adopt or propose to adopt any amendments to its charter or bylaws, which would have an adverse impact on the consummation of the transactions contemplated by this Agreement;

             (v) take (and will use reasonable efforts to prevent any affiliate of PEC from taking) any action that, in the judgment of KPMG Peat Marwick, would cause the Merger not to be treated as a "pooling of interests" for financial accounting purposes; or

             (vi) agree in writing or otherwise to do any of the foregoing.

     SECTION 5.04. Access and Information.

          (a) ANGC shall, and shall cause its subsidiaries to (i) afford to PEC and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, the "PEC Representatives") reasonable access at reasonable times, upon reasonable prior notice, to the officers, employees, agents, properties, offices and other facilities of ANGC and its subsidiaries and to the books and records thereof and (ii) furnish promptly to PEC and the PEC Representatives such information concerning the business, properties, contracts, records and personnel of ANGC and its subsidiaries (including, without limitation, financial, operating and other data and information) as may be reasonably requested, from time to time, by PEC.

          (b) PEC shall, and shall cause its subsidiaries to (i) afford to ANGC and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, the "ANGC Representatives") reasonable access at reasonable times, upon reasonable prior notice, to the officers, employees, accountants, agents, properties, offices and other facilities of PEC and its subsidiaries and to the books and records thereof and (ii) furnish promptly to ANGC and the ANGC Representatives such information concerning the business, properties, contracts, records and personnel of PEC and its subsidiaries (including, without limitation, financial, operating and other data and information) as may be reasonably requested, from time to time, by ANGC.

          (c) Notwithstanding the foregoing provisions of this Section 5.04, neither party shall be required to grant access or furnish information to the other party to the extent that such access or the furnishing of such information is prohibited by law. No investigation by the parties hereto made heretofore or hereafter shall affect the representations and warranties of the parties which are herein contained and each such representation and warranty shall survive such investigation.

          (d) The information received pursuant to Section 5.04 (a) and (b) shall be deemed to be "Confidential Information" for purposes of the Confidentiality Agreement.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

     SECTION 6.01. Meetings of Stockholders.

          (a) ANGC shall, promptly after the date of this Agreement, take all actions necessary in accordance with Delaware Law and its charter and bylaws to convene a special meeting of ANGC's stockholders to act on this Agreement (the "ANGC Stockholders Meeting"), and ANGC shall consult with PEC in connection therewith. ANGC shall use its best efforts to solicit from stockholders of ANGC proxies in favor of the approval and adoption of this Agreement and to secure the vote of stockholders required by Delaware Law and its charter and bylaws to approve and adopt this Agreement, unless otherwise necessary due to the applicable fiduciary duties of the directors of ANGC, as determined by such directors in good faith after consultation with and based upon the advice of independent legal counsel (who may be ANGC's regularly engaged independent legal counsel).

          (b) PEC shall, promptly after the date of this Agreement, take all actions necessary in accordance with Delaware Law and its charter and bylaws to convene a special meeting of PEC's stockholders to approve the issuance of the PEC Common Stock in connection with the Merger pursuant to the requirements of Rule 312 of the NYSE (the "PEC Stockholders Meeting"). PEC shall use its best efforts to solicit from stockholders of PEC proxies in favor of the approval of such issuance of PEC Common Stock and to secure the vote of stockholders required by Rule 312 of the NYSE.

     SECTION 6.02. Registration Statement; Proxy Statements.

          (a) As promptly as practicable after the execution of this Agreement, PEC shall prepare and file with the SEC a registration statement on Form S-4 (such registration statement, together with any amendments thereof or supplements thereto, being the "Registration Statement"), containing a proxy statement/prospectus for stockholders of ANGC (the "ANGC Proxy Statement/Prospectus") and a proxy statement and form of proxy for stockholders of PEC (together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to PEC's stockholders, the "PEC Proxy Statement"), in connection with the registration under the Securities Act of the offer and sale of PEC Common Stock to be issued in the Merger and the other transactions contemplated by this Agreement. As promptly as practicable after the execution of this Agreement, ANGC shall prepare and file with the SEC a proxy statement that will be the same as the ANGC Proxy Statement/Prospectus, and a form of proxy, in connection with the vote of ANGC's stockholders with respect to the Merger (such proxy statement and form of proxy, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to ANGC's stockholders, being the "ANGC Proxy Statement"). Each of PEC and ANGC will use its best efforts to cause the Registration Statement to be declared effective as promptly as practicable, and shall take any action required to be taken under any applicable federal or state securities laws in connection with the issuance of shares of PEC Common Stock in the Merger. Each of PEC and ANGC shall furnish to the other all information concerning it and the holders of its capital stock as the other may reasonably request in connection with such actions. As promptly as practicable after the Registration Statement shall have been declared effective, ANGC shall mail the ANGC Proxy Statement to its stockholders entitled to notice of and to vote at the ANGC Stockholders Meeting and PEC shall mail the PEC Proxy Statement to its stockholders entitled to notice of and to vote at the PEC Stockholders Meeting. The ANGC Proxy Statement shall include the recommendation of ANGC's Board of Directors in favor of the Merger and adoption of this Agreement, unless otherwise necessary due to the applicable fiduciary duties of the directors of ANGC, as determined by such directors in good faith after consultation with and based upon the advice of independent legal counsel

     (who may be ANGC's regularly engaged independent legal counsel). The PEC Proxy Statement shall include the recommendation of PEC's Board of Directors in favor of approval of the issuance of the PEC Common Stock in the Merger.

          (b) The information supplied by ANGC for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by ANGC for inclusion in (i) the ANGC Proxy Statement to be sent to the stockholders of ANGC in connection with the ANGC Stockholders Meeting shall not, at the date the ANGC Proxy Statement (or any supplement thereto) is first mailed to stockholders, at the time of the ANGC Stockholders Meeting or at the Effective Time and (ii) the PEC Proxy Statement to be sent to the stockholders of PEC in connection with the PEC Stockholders Meeting shall not, at the date the PEC Proxy Statement (or any supplement thereto) is first mailed to stockholders, at the time of the PEC Stockholders Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to ANGC or any of its affiliates, or its or their respective officers or directors, should be discovered by ANGC that should be set forth in an amendment to the Registration Statement or a supplement to the ANGC Proxy Statement or the PEC Proxy Statement, ANGC shall promptly inform PEC thereof in writing. All documents that ANGC is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

          (c) The information supplied by PEC for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by PEC for inclusion in (i) the ANGC Proxy Statement to be sent to the stockholders of ANGC in connection with the ANGC Stockholders Meeting shall not, at the date the ANGC Proxy Statement (or any supplement thereto) is first mailed to stockholders, at the time of the ANGC Stockholders Meeting or at the Effective Time and (ii) the PEC Proxy Statement to be sent to the stockholders of PEC in connection with the PEC Stockholders Meeting shall not, at the date the PEC Proxy Statement (or any supplement thereto) is first mailed to stockholders, at the time of the PEC Stockholders Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to PEC or any of its affiliates, or to their respective officers or directors, should be discovered by PEC that should be set forth in an amendment to the Registration Statement or a supplement to the ANGC Proxy Statement or the PEC Proxy Statement, PEC shall promptly inform ANGC thereof in writing. All documents that PEC is responsible for filing with the SEC in connection with the transactions contemplated hereby will comply as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

     SECTION 6.03. Appropriate Action; Consents; Filings.

          (a) ANGC and PEC shall each use, and shall cause each of their respective subsidiaries to use, all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement, (ii) obtain from any Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by PEC or ANGC or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the Merger, (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under
     (A) the Securities Act (in the case of PEC) and the Exchange Act and the rules and regulations thereunder, and any other applicable federal or state securities laws, (B) the HSR Act and (C) any other applicable Law; provided that PEC and ANGC shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the nonfiling party and its advisors prior to filings and, if requested, shall accept all reasonable additions, deletions or changes suggested in connection therewith. ANGC and PEC shall furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law (including all information required to be included in the ANGC Proxy Statement, the PEC Proxy Statement or the Registration Statement) in connection with the transactions contemplated by this Agreement. PEC and ANGC shall request early termination of the waiting period with respect to the Merger under the HSR Act.

          (b) PEC and ANGC agree to cooperate with respect to, and shall cause each of their respective subsidiaries to cooperate with respect to, and agree to use all reasonable efforts vigorously to contest and resist, any action, including legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an "Order") of any Governmental Entity that is in effect and that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement, including, without limitation, by vigorously pursuing all available avenues of administrative and judicial appeal and all available legislative action. Each of PEC and ANGC also agree to take any and all actions, including, without limitation, the disposition of assets or the withdrawal from doing business in particular jurisdictions, required by regulatory authorities as a condition to the granting of any approvals required in order to permit the consummation of the Merger or as may be required to avoid, lift, vacate or reverse any legislative or judicial action which would otherwise cause any condition to Closing not to be satisfied; provided, however, that in no event shall either party take, or be required to take, any action that would or could reasonably be expected to have a PEC Material Adverse Effect, and ANGC shall not be required to take any action which would be consummated prior to the Effective Time and which would or could reasonably be expected to have an ANGC Material Adverse Effect .

          (c) (i) Each of ANGC and PEC shall give (or shall cause their respective subsidiaries to give) any notices to third parties, and use, and cause their respective subsidiaries to use, all reasonable efforts to obtain any third party consents (A) necessary, proper or advisable to consummate the transactions contemplated by this Agreement, (B) otherwise required under any contracts, licenses, leases or other agreements in connection with the consummation of the transactions contemplated hereby or
     (C) required to prevent an ANGC Material Adverse Effect from occurring prior to the Effective Time or a PEC Material Adverse Effect from occurring after the Effective Time.

          (ii) In the event that any party shall fail to obtain any third party consent described in subsection (c)(i) above, such party shall use all reasonable efforts, and shall take any such actions reasonably requested by the other parties, to limit the adverse effect upon ANGC and PEC, their respective subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

          (d) Each of PEC and ANGC shall promptly notify the other of (w) any material change in its current or future business, financial condition or results of operations, (x) any complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any Governmental Entities with respect to its business or the transactions contemplated hereby, (y) the institution or the threat of material litigation involving it or any of its subsidiaries or (z) any event or condition that might reasonably be expected to cause any of its representations, warranties, covenants or agreements set forth herein not to be true and correct at the Effective Time. As used in the preceding sentence, "material litigation" means any case, arbitration or adversary proceeding or other matter which would have been required to be disclosed on the ANGC Disclosure Schedule pursuant to Section 3.09 or the PEC Disclosure Schedule pursuant to Section 4.09, as the case may be, if in existence on the date hereof, or in respect of which the legal fees and other costs to ANGC or PEC (or their respective subsidiaries), as the case may be, might reasonably be expected to exceed $250,000 over the life of the matter.

     SECTION 6.04. Affiliates; Pooling; Tax Treatment.

          (a) ANGC shall use all reasonable efforts to obtain from any person who may be deemed to have become an affiliate of ANGC after the date of this Agreement and on or prior to the Effective Time a written agreement substantially in the form of Exhibit A hereto as soon as practicable after attaining such status.

          (b) PEC shall use all reasonable efforts to obtain from any person who may be deemed to have become an affiliate of PEC after the date of this Agreement and on or prior to the Effective Time a written agreement substantially in the form of Exhibit B hereto as soon as practicable after obtaining such status.

          (c) PEC shall not be required to maintain the effectiveness of the Registration Statement for the purpose of resale by stockholders of ANGC who may be affiliates of ANGC or PEC pursuant to Rule 145 under the Securities Act.

          (d) Each party hereto shall use all reasonable efforts to cause the Merger to be treated for financial accounting purposes as a Pooling Transaction, and shall not take, and shall use all reasonable efforts to prevent any affiliate of such party from taking, any actions which could prevent the Merger from being treated for financial accounting purposes as a Pooling Transaction.

          (e) Each party hereto shall use all reasonable efforts to cause the Merger to qualify, and shall not take, and shall use all reasonable efforts to prevent any affiliate of such party from taking, any actions which could prevent the Merger from qualifying, as a reorganization under the provisions of Section 368(a) of the Code.

     SECTION 6.05. Public Announcements. PEC and ANGC shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation. The press release announcing the execution and delivery of this Agreement shall be a joint press release of PEC and ANGC.

     SECTION 6.06. NYSE Listing. PEC shall use all reasonable efforts to cause the shares of PEC Common Stock to be issued in the Merger to be approved for listing (subject to official notice of issuance) on the NYSE prior to the Effective Time.

     SECTION 6.07. Comfort Letters.

          (a) ANGC shall use all reasonable efforts to cause KPMG Peat Marwick to deliver a letter dated as of the date of the ANGC Proxy Statement, and addressed to itself and PEC and their respective Boards of Directors, in form and substance reasonably satisfactory to PEC and customary in scope and substance for agreed upon procedures letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Registration Statement and the ANGC Proxy Statement.

          (b) PEC shall use all reasonable efforts to cause KPMG Peat Marwick to deliver a letter dated as of the date of the PEC Proxy Statement, and addressed to itself and ANGC and their respective Boards of Directors, in form and substance reasonably satisfactory to ANGC and customary in scope and substance for agreed upon procedures letters delivered by independent public accounts in connection with registration statements and proxy statements similar to the Registration Statement and the PEC Proxy Statement.

     SECTION 6.08. Employee Benefit Plans.

          (a) Option Plans. PEC and ANGC shall take such actions not inconsistent with the Merger being accounted for financial accounting purposes as a Pooling Transaction, including (with respect to ANGC) the amendment of the Option Plans and Stock Options, to permit PEC to assume, and PEC shall assume, effective at the Effective Time, each Stock Option that remains unexercised in whole or in part as of the Effective Time and substitute shares of PEC Common Stock for the shares of ANGC Common

     Stock purchasable under each such assumed option ("Assumed Option"), which assumption and substitution shall be effected as follows:

             (i) the Assumed Option shall not give the optionee additional benefits which such optionee did not have under the Stock Option before such assumption and shall be assumed on the same terms and conditions as the Stock Option being assumed, subject to Section 6.08(a)(ii) and (iii) below;

             (ii) the number of shares of PEC Common Stock purchasable under the Assumed Option shall be equal to the number of shares of PEC Common Stock that the holder of the Stock Option being assumed would have received (without regard to any vesting schedule) upon consummation of the Merger had such Stock Option been exercised in full immediately prior to consummation of the Merger; and

             (iii) the per share exercise price of such Assumed Option shall be an amount equal to the per share exercise price of the Stock Option being assumed divided by the Exchange Ratio.

          (b) Registration. PEC shall take all corporate action necessary to reserve for issuance a sufficient number of shares of PEC Common Stock for delivery upon exercise of the Assumed Options, and, as soon as practicable after the Effective Time, PEC shall file a registration statement on Form S-8 (or other appropriate form) with respect to the shares of PEC Common Stock subject to the Assumed Options, and shall use its best efforts to maintain the effectiveness of such registration statement for so long as any of the Assumed Options remain outstanding.

          (c) Certain Agreements. ANGC shall enter into amendments, in form and substance acceptable to PEC, providing that PEC Common Stock shall be substituted for securities issuable pursuant to the terms of employment agreements entered into between Grand Valley Gas Company and certain employees of Grand Valley Gas Company.

          (d) Benefit Plans. PEC shall keep the Benefit Plans (or benefit plans providing reasonably comparable benefits), other than the Option Plans, in effect for a period of at least 50 weeks after the Effective Time. PEC shall assure that ANGC employees' benefits under health plans, during such period from and after the Effective Time, will not be subject to any exclusions for pre-existing conditions otherwise covered by such health plans, and that credit will be received for any deductibles or out-of-pocket amounts previously paid with respect to the applicable plan year. Any employee of ANGC whose employment is terminated by ANGC during such period after the Effective Time shall be entitled to (i) a severance benefit equal to two month's base salary plus the product of one-half of a month's base salary multiplied by the number of such employee's full or partial years of service with ANGC or any successor and (ii) the continuance of such employee's health benefits for six months after such termination on the same basis as immediately prior to such termination.

     SECTION 6.09. Convertible Debt. ANGC shall take such action as is required pursuant to that certain Amendment, Restatement and Assumption of Note Agreement dated as of July 1, 1994 relating to the $10,000,000 aggregate principal amount of ANGC's 9% Convertible Senior Subordinated Notes due December 15, 2004 in connection with, and as a result of, the Merger.

     SECTION 6.10. Merger Sub. Prior to the Effective Time, Merger Sub shall not conduct any business or make any investments other than as specifically contemplated by this Agreement and will not have any assets (other than a de minimis amount of cash paid to Merger Sub for the issuance of its stock to PEC) or liabilities.

     SECTION 6.11. Indemnification and Insurance. For a period of five years after the Effective Time, (i) PEC shall not amend or otherwise modify Article IX of the charter of ANGC or Article XII of the bylaws of ANGC (in each case as in effect on the date hereof) in a manner that would adversely affect the rights thereunder of any individuals who at any time prior to the Effective Time were directors or officers of ANGC in respect of acts or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such amendment or modification is required by law, (ii) PEC shall guarantee the performance by ANGC of its obligations under Article IX of the charter of ANGC and Article XII of the bylaws of ANGC to the extent of the excess, if any, of (A) the net worth of

ANGC as of the Effective Time over (B) the net worth of ANGC as of the date of any claim under such provisions of the charter and bylaws of ANGC by a person referred to in the foregoing clause (i), and (iii) PEC shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by ANGC (or substitute policies providing at least the same coverage and limits and containing terms and conditions which are not materially less advantageous) with respect to claims arising from facts or events which occurred before the Effective Time; provided, however that in no event shall PEC be required to expend more than 200% of the current annual premiums paid by ANGC for such insurance. This Section 6.11 is intended to be for the benefit of, and shall be enforceable by, the persons referred to in clause (i) of the foregoing sentence, their heirs and personal representatives, and shall be binding on PEC and its successors and assigns.

                                  ARTICLE VII

                               CLOSING CONDITIONS

     SECTION 7.01. Conditions to Obligations of Each Party Under This Agreement. The respective obligations of each party to effect the Merger and the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in writing by the parties hereto, in whole or in part, to the extent permitted by applicable law:

          (a) Effectiveness of the Registration Statement; Blue Sky. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated by the SEC. PEC shall have received all Blue Sky permits and other authorizations necessary to consummate the transactions contemplated by this Agreement.

          (b) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of ANGC, and the issuance of the PEC Common Stock in the Merger shall have been approved by the requisite vote of the stockholders of PEC.

          (c) No Order. No Governmental Entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

          (d) HSR Act. The applicable waiting period under the HSR Act with respect to the transactions contemplated by this Agreement shall have expired or been terminated.

          (e) Pooling of Interests. PEC and ANGC shall have been advised in writing by KPMG Peat Marwick on the Closing Date that the Merger should be treated for financial accounting purposes as a Pooling Transaction.

     SECTION 7.02. Additional Conditions to Obligations of the PEC Companies. The obligations of the PEC Companies to effect the Merger and the other transactions contemplated hereby are also subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in writing by PEC, in whole or in part, to the extent permitted by applicable law:

          (a) Representations and Warranties. Each of the representations and warranties of ANGC contained in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date). The PEC Companies shall have received a certificate of the President and the Chief Financial Officer of ANGC, dated the Closing Date, to such effect.

          (b) Agreements and Covenants. ANGC shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing

     Date. The PEC Companies shall have received a certificate of the President and the Chief Financial Officer of ANGC, dated the Closing Date, to that effect.

          (c) Material Adverse Change. Since the date of this Agreement, there shall have been no change, occurrence or circumstance in the current or future business, financial condition or results of operations of ANGC or any of its subsidiaries having or reasonably likely to have, individually or in the aggregate, a material adverse effect on the financial condition, results of operations or current or future business of ANGC and its subsidiaries, taken as a whole. The PEC Companies shall have received a certificate of the President and the Chief Financial Officer of ANGC, dated the Closing Date, to such effect.

          (d) Absence of Regulatory Conditions. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any Governmental Entity in connection with the grant of a regulatory approval necessary, in the reasonable business judgment of PEC, to the continuing operation of the current or future business of ANGC, which imposes any condition or restriction upon the PEC Companies or the business or operations of ANGC which, in the reasonable business judgment of PEC, would be materially burdensome in the context of the transactions contemplated by this Agreement.

          (e) Tax Opinion. Vinson & Elkins L.L.P. shall have delivered to PEC its written opinion as of the date that the PEC Proxy Statement is first mailed to PEC stockholders substantially to the effect that (x) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, (y) PEC, Merger Sub and ANGC will each be a party to that reorganization within the meaning of Section 368(b) of the Code, and (z) PEC, Merger Sub and ANGC will not recognize any gain or loss for U.S. federal income tax purposes as a result of the Merger, and such opinion shall not have been withdrawn or modified in any material respect.

          (f) Employment Agreements. The employees of ANGC set forth in a letter from PEC to ANGC delivered on or prior to the date of this Agreement shall have entered into employment agreements with PEC or the Surviving Corporation, effective as of the Effective Time, in form and substance reasonably acceptable to PEC.

     SECTION 7.03. Additional Conditions to Obligations of ANGC. The obligations of ANGC to effect the Merger and the other transactions contemplated hereby are also subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in writing by ANGC, in whole or in part, to the extent permitted by applicable law:

          (a) Representations and Warranties. Each of the representations and warranties of the PEC Companies contained in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date). ANGC shall have received a certificate of the President and the Chief Financial Officer of each of the PEC Companies, dated the Closing Date, to such effect.

          (b) Agreements and Covenants. The PEC Companies shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date. ANGC shall have received a certificate of the President and the Chief Financial Officer of each of the PEC Companies, dated the Closing Date, to that effect.

          (c) Material Adverse Change. Since the date of this Agreement, there shall have been no change, occurrence or circumstance in the current or future business, financial condition or results of operations of PEC or any of its subsidiaries having or reasonably likely to have, individually or in the aggregate, a material adverse effect on the financial condition, results of operations or current or future business of PEC and its subsidiaries, taken as a whole. ANGC shall have received a certificate of the President and the Chief Financial Officer of each of the PEC Companies, dated the Closing Date, to such effect.

          (d) Absence of Regulatory Conditions. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any Governmental

     Entity in connection with the grant of a regulatory approval necessary, in the reasonable business judgment of ANGC, to the continuing operation of the current or future business of PEC, which imposes any condition or restriction upon PEC or the business or operations of PEC which, in the reasonable business judgment of ANGC, would be materially burdensome in the context of the transactions contemplated by this Agreement.

          (e) New York Stock Exchange Listing. The shares of PEC Common Stock to be issued in the Merger shall have been approved for listing (subject to official notice of issuance) on the NYSE.

          (f) Tax Opinion. Holme Roberts & Owen LLC shall have delivered to ANGC its written opinion as of the date that the ANGC Proxy Statement is first mailed to ANGC stockholders substantially to the effect that (x) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, (y) PEC, Merger Sub and ANGC will each be a party to that reorganization within the meaning of Section 368(b) of the Code, and (z) no gain or loss for U.S. federal income tax purposes will be recognized by the holders of ANGC Common Stock upon receipt of shares of PEC Common Stock in the Merger, except with respect to any cash received in lieu of a fractional share interest in PEC Common Stock, and such opinion shall not have been withdrawn or modified in any material respect.

                                  ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 8.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the Merger by the stockholders of ANGC:

          (a) by mutual consent of PEC and ANGC;

          (b) by PEC, upon a breach of any representation, warranty, covenant or agreement on the part of ANGC set forth in this Agreement, or if any representation or warranty of ANGC shall have become untrue, in either case such that the conditions set forth in Section 7.02(a) or Section 7.02(b) of this Agreement, as the case may be, would be incapable of being satisfied by March 31, 1995 (or as otherwise extended as described in Section 8.01(e)); provided, that in any case, a wilful breach shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this Section 8.01(b);

          (c) by ANGC, upon a breach of any representation, warranty, covenant or agreement on the part of the PEC Companies set forth in this Agreement, or if any representation or warranty of the PEC Companies shall have become untrue, in either case such that the conditions set forth in Section 7.03(a) or Section 7.03(b) of this Agreement, as the case may be, would be incapable of being satisfied by March 31, 1995 (or as otherwise extended as described in Section 8.01(e)); provided, that in any case, a wilful breach shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this Section 8.01(c);

          (d) by either PEC or ANGC, if there shall be any Order which is final and nonappealable preventing the consummation of the Merger, except if the party relying on such Order to terminate this Agreement has not complied with its obligations under Section 6.03(b) of this Agreement;

          (e) by either PEC or ANGC, if the Merger shall not have been consummated before March 31, 1995; provided, however, that this Agreement may be extended by written notice of either PEC or ANGC to a date not later than June 30, 1995, if the Merger shall not have been consummated as a direct result of ANGC or the PEC Companies having failed by March 31, 1995 to receive all required regulatory approvals or consents with respect to the Merger;

          (f) by either PEC or ANGC, if this Agreement and the Merger shall fail to receive the requisite vote for approval and adoption by the stockholders of ANGC at the ANGC Stockholders Meeting or if the issuance of the PEC Common Stock in connection with the Merger shall fail to receive the requisite vote for approval by the stockholders of PEC at the PEC Stockholders Meeting;

          (h) by PEC, if (i) the Board of Directors of ANGC withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to PEC or shall have resolved to do any of the foregoing; (ii) the Board of Directors of ANGC shall have recommended to the stockholders of ANGC any Competing Transaction or shall have resolved to do so; (iii) a tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of ANGC is commenced, and the Board of Directors of ANGC does not recommend that stockholders not tender their shares into such tender or exchange offer or; (iv) any person (other than PEC or an affiliate thereof) shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder), shall have been formed which beneficially owns, or has the right to acquire beneficial ownership of, 20% or more of the then outstanding shares of capital stock of ANGC; or

          (i) by ANGC, if the Board of Directors of ANGC (x) fails to make or withdraws its recommendation referred to in Section 6.02(a) if there exists at such time a Competing Transaction (as defined in Section 5.02(g)), or
     (y) recommends to ANGC's stockholders approval or acceptance of a Competing Transaction, in each case only if the Board of Directors of ANGC, after consultation with and based upon the advice of independent legal counsel (who may be ANGC's regularly engaged independent legal counsel), determines in good faith that such action is necessary for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law.

     The right of any party hereto to terminate this Agreement pursuant to this
Section 8.01 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers, directors, representatives or agents, whether prior to or after the execution of this Agreement.

     SECTION 8.02. Effect of Termination. Except as provided in Section 8.05 or
Section 9.01 of this Agreement, in the event of the termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, there shall be no liability on the part of the PEC Companies or ANGC to the other and all rights and obligations of any party hereto shall cease, except that nothing herein shall relieve any party of any liability for (i) any breach of such party's covenants or agreements contained in this Agreement, or (ii) any willful breach of such party's representations or warranties contained in this Agreement.

     SECTION 8.03. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of ANGC, (i) no amendment, which under applicable law may not be made without the approval of the stockholders of ANGC, may be made without such approval, and (ii) no amendment, which under the applicable rules of the NYSE, may not be made without the approval of the stockholders of PEC, may be made without such approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     SECTION 8.04. Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. For purposes of this Section 8.04, the PEC Companies as a group shall be deemed to be one party.

     SECTION 8.05. Fees, Expenses and Other Payments.

          (a) Except as provided in Section 8.05(c) of this Agreement, all Expenses (as defined in paragraph (b) of this Section 8.05) incurred by the parties hereto shall be borne solely and entirely by the party which has incurred such Expenses; provided, however, that the allocable share of the PEC Companies as a group and ANGC for all Expenses related to printing, filing and mailing the Registration Statement, the ANGC Proxy Statement and the PEC Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Registration Statement, the ANGC Proxy Statement and the

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

     PEC Proxy Statement shall be one-half each; and provided further that PEC may, at its option, pay any Expenses of ANGC, and PEC shall pay all SEC filing fees.

          (b) "Expenses" as used in this Agreement shall include all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Registration Statement, the ANGC Proxy Statement and the PEC Proxy Statement, the solicitation of stockholder approvals and all other matters related to the consummation of the transactions contemplated hereby.

          (c) ANGC agrees that if this Agreement is terminated pursuant to:

             (i) Section 8.01(b) and (x) such termination is the result of a wilful breach of any representation, warranty, covenant or agreement of ANGC contained herein, (y) ANGC shall have had contacts or entered into negotiations relating to a Competing Transaction, in any such case at any time within the period commencing on the date of this Agreement through the date of termination of this Agreement, and (z) within twelve months after the date of termination of this Agreement, and with respect to any person or group with whom the contacts or negotiations referred to in clause (y) have occurred, a Business Combination (as defined in Section 8.05(e)) shall have occurred or ANGC shall have entered into a definitive agreement providing for a Business Combination; or

             (ii) Section 8.01(f) because this Agreement and the Merger shall fail to receive the requisite vote for approval and adoption by the stockholders of ANGC at the ANGC Stockholders Meeting and at the time of such meeting there shall exist a Competing Transaction; or

             (iii) Section 8.01(h)(i) and at the time of the withdrawal, modification or change (or resolution to do so) of its recommendation by the Board of Directors of ANGC, there shall exist a Competing Transaction; or

             (iv) Sections 8.01(h)(ii) or (iii); or

             (v) Section 8.01(i);

     then ANGC shall pay to PEC an amount equal to $20,000,000, which amount is inclusive of all of PEC's Expenses.

          (d) Any payment required to be made pursuant to Section 8.05(c) of this Agreement shall be made as promptly as practicable but not later than three business days after termination of this Agreement, and shall be made by wire transfer of immediately available funds to an account designated by PEC, except that any payment to be made as the result of an event described in Section 8.05(c)(i) shall be made as promptly as practicable but not later than three business days after the occurrence of the Business Combination or the execution of the definitive agreement providing for a Business Combination.

          (e) For purposes of this Section 8.05, the term "Business Combination" means (i) a merger, consolidation, share exchange, business combination or similar transaction involving ANGC, (ii) a sale, lease, exchange, transfer or other disposition of 20% or more of the assets of ANGC and its subsidiaries, taken as a whole, in a single transaction or a series of transactions, or (iii) the acquisition, by a person (other than PEC or any affiliate thereof) or group (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of 20% or more of the ANGC Common Stock whether by tender or exchange offer or otherwise.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     SECTION 9.01. Effectiveness of Representations, Warranties and Agreements.

          (a) Except as set forth in Section 9.01(b) of this Agreement, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers, directors, representatives or agents, whether prior to or after the execution of this Agreement.

          (b) The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Article VIII, except that the agreements set forth in Articles I and II and IX and Sections 6.08 and 6.11 shall survive the Effective Time and those set forth in Sections 5.04(d), 8.02 and 8.05 and
     Article IX hereof shall survive termination. Nothing herein shall be construed to cause the Confidentiality Agreement to terminate upon the termination of this Agreement pursuant to Article VIII.

     SECTION 9.02. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

          (a) If to any of the PEC Companies, to:

              Panhandle Eastern Corporation
              5400 Westheimer Court
              P.O. Box 1642
              Houston, Texas 77251-1642

              Attention: General Counsel
              Telecopier No.: (713) 627-4691

          with a copy to:

              Vinson & Elkins L.L.P.
              2300 First City Tower
              1001 Fannin
              Houston, Texas 77002-6760

              Attention: Bruce R. Bilger
              Telecopier No.: (713) 758-2346

          (b) If to ANGC, to:

              Associated Natural Gas Corporation
              370 17th Street, Suite 900
              Denver, Colorado 80202

              Attention: General Counsel
              Telecopier No.: (303) 595-0480
          with a copy to:

              Holme Roberts & Owen LLC
              1700 Lincoln
              Suite 4100
              Denver, Colorado 80203
              Attention: Joseph W. Morrisey, Jr.
              Telecopier No.: (303) 866-0200

     SECTION 9.03. Certain Definitions. For the purposes of this Agreement, the term:

          (a) "affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

          (b) a person shall be deemed a "beneficial owner" of or to have "beneficial ownership" of ANGC Common Stock or PEC Common Stock, as the case may be, in accordance with the interpretation of the term "beneficial ownership" as defined in Rule 13d-3 under the Exchange Act, as in effect on the date hereof; provided that a person shall be deemed to be the beneficial owner of, and to have beneficial ownership of, ANGC Common Stock or PEC Common Stock, as the case may be, that such person or any affiliate of such person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise.

          (c) "business day" means any day other than a day on which banks in the State of New York are authorized or obligated to be closed;

          (d) "control" (including the terms "controlled," "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise;

          (e) "knowledge" or "known" shall mean, with respect to any matter in question, if an executive officer of ANGC or PEC, as the case may be, has actual knowledge of such matter;

          (f) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act);

          (g) "Significant Subsidiary" means any subsidiary of ANGC or PEC, as the case may be, that would constitute a Significant Subsidiary of such party within the meaning of Rule 1-02 of Regulation S-X of the SEC;

          (h) "subsidiary" or "subsidiaries" of ANGC, PEC, the Surviving Corporation or any other person, means any corporation, partnership, joint venture or other legal entity of which ANGC, PEC, the Surviving Corporation or any such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity;

          (i) "Tax" or "Taxes" shall mean any and all taxes, charges, fees, levies, assessments, duties or other amounts payable to any federal, state, local or foreign taxing authority or agency, including, without limitation,
     (x) income, franchise, profits, gross receipts, minimum, alternative minimum, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, severance, excise, stamp, windfall profits, transfer and gains taxes, (y) customs, duties, imposts, charges, levies or other similar assessments of any kind, and (z) interest, penalties and additions to tax imposed with respect thereto; and

          (j) "PEC Preferred Stock Purchase Rights" shall mean those preferred stock purchase rights issued or issuable pursuant to that certain Rights Agreement, dated as of March 11, 1986, between PEC and Continental Stock Transfer & Trust Company, as successor Rights Agent to Texas Commerce Bank National Association, as successor to First City National Bank of Houston.

     SECTION 9.04. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Section references herein are, unless the context otherwise requires, references to sections of this Agreement.

     SECTION 9.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     SECTION 9.06. Entire Agreement. This Agreement (together with the Exhibits, the ANGC Disclosure Schedule and the PEC Disclosure Schedule), the Confidentiality Agreement and the PEC Option Agreement constitute the entire agreement of the parties, and supersede all prior agreements and undertakings, both written and oral, among the parties or between any of them, with respect to the subject matter hereof. ANGC agrees that nothing contained in this Agreement, the PEC Option Agreement, the proxies granted by certain officers and directors of ANGC to PEC on or about the date hereof or the transactions contemplated hereby or thereby shall be deemed to violate the Confidentiality Agreement, and that such agreements and proxies have been entered into or granted with the prior written consent of ANGC.

     SECTION 9.07. Assignment. This Agreement shall not be assigned by operation of law or otherwise.

     SECTION 9.08. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied (other than as contemplated by Section 6.08 and Section 6.11), is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     SECTION 9.09. Specific Performance. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Merger, will cause irreparable injury to the other parties for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder.

     SECTION 9.10. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

     SECTION 9.11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

     SECTION 9.12. Counterparts. This Agreement may be executed in multiple counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                            PANHANDLE EASTERN CORPORATION

                                            By:    /s/  PAUL M. ANDERSON
                                                 _______________________________
                                                 President

                                            PANHANDLE ACQUISITION TWO, INC.

                                            By:    /s/  PAUL M. ANDERSON
                                                 _______________________________
                                                 President

                                            ASSOCIATED NATURAL GAS CORPORATION

                                            By:    /s/  DONALD H. ANDERSON
                                                 ______________________________
                                                 President

                                                                       EXHIBIT A

                           ANGC AFFILIATE'S AGREEMENT

Panhandle Eastern Corporation
5400 Westheimer Court
P.O. Box 1642
Houston, Texas 77251-1642

Ladies and Gentlemen:

     I have been advised that as of the date hereof, I may be deemed to be an "affiliate" of Associated Natural Gas Corporation, a Delaware corporation ("ANGC"), as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").

     Pursuant to the terms and subject to the conditions of that certain Agreement and Plan of Merger by and among Panhandle Eastern Corporation, a Delaware corporation ("PEC"), Panhandle Acquisition Two, Inc., a Delaware corporation and a wholly owned subsidiary of PEC ("Merger Sub"), and ANGC dated as of October 9, 1994 (the "Merger Agreement"), providing for, among other things, the merger of Merger Sub with and into ANGC (the "Merger"), I will be entitled to receive shares of common stock, par value $1.00 per share, of PEC ("PEC Common Stock"), in exchange for shares of common stock, par value $.05 per share, of ANGC ("ANGC Common Stock") owned by me at the Effective Time (as defined in the Merger Agreement) of the Merger as determined pursuant to the Merger Agreement.

     I further understand that the Merger will be treated for financial accounting purposes as a "pooling of interests" in accordance with generally accepted accounting principles and that the staff of the SEC has issued certain guidelines that should be followed to ensure the pooling of the entities.

     In consideration of the agreements contained herein, PEC's reliance on this letter in connection with the consummation of the Merger and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, I hereby represent, warrant and agree that (i) I will not make any sale, transfer or other disposition of ANGC Common Stock owned by me during the period commencing 30 days before the Effective Time and ending at the earlier of the Effective Time and the termination of the Merger Agreement, and (ii) I will not make any sale, transfer or other disposition of PEC Common Stock owned by me after the Effective Time until such time as financial statements that include at least 30 days of combined operations of ANGC and PEC after the Merger shall have been publicly reported, unless I shall have delivered to PEC prior to any such sale, transfer or other disposition, a written opinion from KPMG Peat Marwick, independent public accountants for PEC, or a written no-action letter from the accounting staff of the SEC, in either case in form and substance reasonably satisfactory to PEC, to the effect that such sale, transfer or other disposition will not cause the Merger not to be treated as a "pooling of interests" for financial accounting purposes in accordance with generally accepted accounting principles and the rules, regulations and interpretations of the SEC and (iii) I will not make any sale, transfer or other disposition of any shares of PEC Common Stock received by me pursuant to the Merger in violation of the Securities Act or the Rules and Regulations. I have been advised that the issuance of the shares of PEC Common Stock pursuant to the Merger will have been registered with the SEC under the Securities Act on a Registration Statement on Form S-4. However, I have also been advised, and I agree, that since I may be deemed to be an affiliate of ANGC at the time the Merger is submitted for a vote of the stockholders of ANGC, the PEC Common Stock received by me pursuant to the Merger can be sold by me only (i) pursuant to an effective registration statement under the Securities Act, (ii) in conformity with the volume and other limitations of Rule 145 promulgated by the SEC under the Securities Act, or
(iii) in reliance upon an exemption from registration that is available under the Securities Act.

     I also understand and agree that stop transfer instructions will be given to PEC's transfer agent with respect to the PEC Common Stock to be received by me pursuant to the Merger and that there will be placed on the certificates representing such shares of PEC Common Stock, or any substitutions therefor, a legend stating in substance as follows:

     "These shares were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. These shares may only be transferred in accordance with the terms of such Rule and an Affiliate's Agreement between the original holder of such shares and Panhandle Eastern Corporation, a copy of which agreement is on file at the principal offices of Panhandle Eastern Corporation."

It is understood and agreed that the legend set forth above shall be removed upon surrender of certificates bearing such legend by delivery of substitute certificates without such legend if I shall have delivered to PEC an opinion of counsel, in form and substance reasonably satisfactory to PEC, to the effect that (i) the sale or disposition of the shares represented by the surrendered certificates may be effected without registration of the offering, sale and delivery of such shares under the Securities Act, and (ii) the shares to be so transferred may be publicly offered, sold and delivered by the transferee thereof without compliance with the registration provisions of the Securities Act.

     By its execution hereof, PEC agrees that it will, as long as I own any PEC Common Stock to be received by me pursuant to the Merger which remains subject to Rule 145 under the Securities Act, take all reasonable efforts to make timely filings with the SEC of all reports required to be filed by it pursuant to the Securities Exchange Act of 1934, as amended, and will promptly furnish upon written request of the undersigned a written statement confirming that such reports have been so timely filed.

     If you are in agreement with the foregoing, please so indicate by signing below and returning a copy of this letter to the undersigned, at which time this letter shall become a binding agreement between us.

                                            Very truly yours,

                                            By:_________________________________
                                                Name:
                                                Title:
                                                Date:
                                                Address:

ACCEPTED this      day
of             , 1994

Panhandle Eastern Corporation

By:_________________________________
    Name:
    Title:

                                                                       EXHIBIT B

                           PEC AFFILIATE'S AGREEMENT

Panhandle Eastern Corporation
5400 Westheimer Court
Houston, Texas 77251

Ladies and Gentlemen:

     I have been advised that as of the date hereof, I may be deemed to be an "affiliate" of Panhandle Eastern Corporation, a Delaware corporation ("PEC"), as that term is defined in Rule 1-02 of Regulation S-X of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC").

     I understand that, pursuant to the terms and subject to the conditions of that certain Agreement and Plan of Merger dated as of October 9, 1994 (the "Merger Agreement") by and among PEC, Panhandle Acquisition Two, Inc., a Delaware corporation and a wholly owned subsidiary of PEC ("Merger Sub"), and Associated Natural Gas Corporation, a Delaware corporation ("ANGC"), Merger Sub will be merged with and into ANGC (the "Merger") at the Effective Time ( as defined in the Merger Agreement).

     I further understand that the Merger will be treated for financial accounting purposes as a "pooling of interests" in accordance with generally accepted accounting principles and that the staff of the SEC has issued certain guidelines that should be followed to ensure the pooling of the entities.

     In consideration of the agreements contained herein, PEC's reliance on this letter in connection with the consummation of the Merger and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, I hereby represent, warrant and agree that (i) I will not make any sale, transfer or other disposition of PEC Common Stock (as defined in the Merger Agreement) owned by me during the period commencing 30 days before the Effective Time and ending at the earlier of the Effective Time and the termination of the Merger Agreement, and (ii) I will not make any sale, transfer or other disposition of PEC Common Stock owned by me after the Effective Time until such time as financial statements that include at least 30 days of combined operations of ANGC and PEC after the Merger shall have been publicly reported, unless I shall have delivered to PEC prior to any such sale, transfer or other disposition, a written opinion from KPMG Peat Marwick, independent public accountants for PEC, or a written no-action letter from the accounting staff of the SEC, in either case in form and substance reasonably satisfactory to PEC, to the effect that such sale, transfer or other disposition will not cause the Merger not to be treated as a "pooling of interests" for financial accounting purposes in accordance with generally accepted accounting principles and the rules, regulations and interpretations of the SEC.

                                            Very truly yours,

                                            By:_________________________________
                                                Name:
                                                Title:
                                                Date:
                                                Address:

                                                                     APPENDIX II

                           (MERRILL LYNCH LETTERHEAD)

                                October 8, 1994

Board of Directors
Panhandle Eastern Corporation
5400 Westheimer Court
Houston, Texas 77056

Gentlemen and Madam:

     Panhandle Eastern Corporation, a Delaware Corporation, (the "Company"), Panhandle Acquisition Two, Inc., a Delaware Corporation and a wholly owned subsidiary of the Company (the "Merger Sub") and Associated Natural Gas Corporation, a Delaware Corporation, (the "Subject Company") propose to enter into an Agreement and Plan of Merger to be dated as of October 9, 1994 (the "Agreement") pursuant to which the Merger Sub will merge with and into the Subject Company (the "Merger"). We understand that pursuant to the terms of the Agreement each share of the Subject Company's common stock, par value $0.05 per share (the "Shares"), will be converted into the right to receive between 1.5725 and 1.8750 shares (the "Exchange Ratio") of the common stock, par value $1.00 per share, of the Company (the "Company Shares").

     You have asked us whether, in our opinion, the Exchange Ratio is fair to the holders of the Company's common stock from a financial point of view.

     In arriving at the opinion set forth below, we have, among other things:

          (1) Reviewed the Subject Company's Annual Reports, Forms 10-K and related financial information for the five fiscal years ended September 30, 1993 and the Subject Company's Forms 10-Q and the related unaudited financial information for the quarterly periods ending December 31, 1993, March 31, 1994 and June 30, 1994;

          (2) Reviewed the Company's Annual Reports, Forms 10-K and related financial information for the five fiscal years ended December 31, 1993 and the Company's Forms 10-Q and the related unaudited financial information for the quarterly periods ending March 31, 1994, and June 30, 1994.

          (3) Reviewed certain information, including financial forecasts relating to the business, earnings, cash flow, assets and prospects of the Subject Company and of the Company, furnished to us by the Subject Company and the Company, respectively;

          (4) Conducted discussions with members of senior management of the Subject Company and the Company concerning their respective businesses and prospects;

          (5) Reviewed the historical market prices and trading activity for the Shares and the Company Shares and compared them with that of certain publicly traded companies which we deemed to be reasonably similar to the Subject Company and the Company, respectively;

          (6) Compared the results of operations of the Subject Company and the Company with those of certain companies which we deemed to be reasonably similar to the Subject Company and the Company, respectively;

                                      AII-1

          (7) Compared the proposed financial terms of the transactions contemplated by the Agreement with the financial terms of certain other mergers and acquisitions which we deemed to be relevant;

          (8) Considered the pro forma effect of the Merger on the Company's capitalization ratios and earnings and cash flow per share;

          (9) Reviewed a draft of the Agreement dated October 8, 1994; and

          (10) Reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

     In preparing our opinion, we have relied on the accuracy and completeness of all information supplied or otherwise made available to us by the Subject Company and the Company, respectively, and we have not independently verified such information or undertaken an independent appraisal of the assets of the Subject Company or the Company. We have also assumed that the Merger and the exchange of shares contemplated thereby will constitute a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended and that the Merger will be treated for financial accounting purposes as a pooling of interests. With respect to the financial forecasts furnished by the Subject Company and the Company, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the Subject Company's or the Company's management as to the expected future financial performance of the Subject Company or the Company, as the case may be.

     On the basis of, and subject to the foregoing, we are of the opinion that the Exchange Ratio is fair to the holders of the Company's common stock from a financial point of view.

                                          Very truly yours,

                                          Merrill Lynch, Pierce, Fenner & Smith
                                            Incorporated

                                          By     /s/  Richard K. Gordon
                                             ___________________________________
                                                      Richard K. Gordon
                                                      Vice Chairman
                                                      Investment Banking Group

                                      AII-2

                                                                    APPENDIX III

                      (DILLON, READ & CO. INC. LETTERHEAD)

                                                                 October 9, 1994

The Board of Directors
Associated Natural Gas Corporation
900 Republic Plaza
370 Seventeenth Street
Denver, CO 80202

Dear Sirs:

     You have requested our opinion as to the fairness, from a financial point of view, to the holders (the "Shareholders") of shares of common stock, par value $0.05 per share ("ANGC Common Stock"), of Associated Natural Gas Corporation ("ANGC") of the consideration to be received by the Shareholders pursuant to the Agreement and Plan of Merger, dated as of October 9, 1994 (the "Merger Agreement"), by and among Panhandle Eastern Corporation ("PEC"), Panhandle Acquisition Two, Inc., a wholly-owned subsidiary of PEC ("Merger Sub"), and ANGC, pursuant to which Merger Sub will be merged with and into ANGC (the "Merger") and ANGC will become a wholly-owned subsidiary of PEC.

     In the event the Merger is consummated, each issued and outstanding share of ANGC Common Stock, other than shares of ANGC Common Stock to be cancelled pursuant to the Merger Agreement, shall be converted into that number (the "Exchange Ratio") of shares of PEC Common Stock, par value $1.00 ("PEC Shares"), equal to the quotient obtained by dividing $39.00 by the Average Daily Price of the PEC Common Stock (as defined in the Merger Agreement) during the fifteen consecutive trading days ending on (but excluding) the third trading day prior to the ANGC Stockholders Meeting (as defined in the Merger Agreement); provided however, that the Exchange Ratio shall not exceed 1.8750, nor be less than
1.5725. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

     Dillon, Read & Co. Inc. has acted as financial advisor to the Board of Directors of ANGC in connection with the Merger and will receive a fee upon the consummation thereof in addition to the fee it is receiving for rendering this opinion. In addition, we have performed investment banking services for, and received compensation from, ANGC from time to time. Dillon Read has also provided investment banking services for, and received compensation from, PEC from time to time. These services have included acting as a manager or agent for various securities offerings of ANGC, PEC, and various subsidiaries of PEC.

     In arriving at our opinion we have reviewed the Merger Agreement and certain business and financial information relating to ANGC and its subsidiaries, including certain financial projections, estimates and analyses provided to us by ANGC, and have reviewed and discussed the businesses and prospects of ANGC and its subsidiaries with representatives of ANGC's management. We have considered certain financial and stock market data of ANGC and have compared that information to similar data for other publicly-held companies in businesses similar to that of ANGC.

     We have also reviewed certain publicly available business and financial information relating to PEC, including certain financial projections, estimates and analyses provided to us by PEC, and have had discussions with certain representatives of management of PEC. We have considered certain financial and

                                     AIII-1
stock market data of PEC and have compared that information to similar data for publicly-held companies in businesses similar to that of PEC.

     In arriving at our opinion, we have also considered the financial terms of certain other mergers and acquisitions which we believe to be generally comparable to the Merger and have considered such other information, financial studies and analyses, and financial, economic and market criteria as we deemed relevant.

     In connection with our review, we have not independently verified any of the foregoing information and have relied on its being complete and accurate in all material respects. We have not made an independent evaluation or appraisal of any assets or liabilities (contingent or otherwise) of ANGC or PEC or any of their respective subsidiaries, nor have we been furnished with any such evaluation or appraisal that has not been publicly disclosed. With respect to the financial projections, estimates and analyses provided to us by ANGC and by PEC, we have assumed, with your permission, that such information was reasonably prepared on bases reflecting the best currently available estimates and judgments of management of ANGC and of PEC as to future financial performance. Our opinion is based on economic, monetary and market conditions existing on the date hereof.

     In rendering this opinion, we are not rendering any opinion as to the value of PEC or making any recommendation to the Shareholders in respect of the advisability of disposing of or retaining PEC Shares received pursuant to the Merger. In addition, we are not making any recommendation regarding whether or not it is advisable for Shareholders to vote in favor of the Merger. In the ordinary course of business, we have traded securities of ANGC and PEC for our own account and for the accounts of our customers and, accordingly, may at any time hold along or short position in such securities.

     Based upon and subject to the foregoing, we are of the opinion, as of the date hereof, that the consideration to be received by the Shareholders pursuant to the Merger Agreement is fair, from a financial point of view, to the Shareholders.

                                          Very truly yours,

                                          /s/  DILLON, READ & CO. INC.

                                          DILLON, READ & CO. INC.

                                     AIII-2

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with threatened, pending or completed actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in right of the corporation), brought against them by reason of the fact that they were or are such directors, officers, employees or agents, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in any such action, suit or proceeding. Article IX of Panhandle's Bylaws provides for indemnification of each person who is or was or is threatened to be made a party to any threatened, pending or completed civil, administrative or investigative action, suit or proceeding because such person is or was a director, advisory director or employee of Panhandle or is or was serving at the request of Panhandle as a director, advisory director, officer, or employee of another corporation or of a partnership, joint venture, trust, employee benefit plan or other enterprise, against judgments, fines, amounts paid in settlement, reasonable expenses and other liabilities arising in connection with such action, suit or proceeding, to the fullest extent to which indemnity may lawfully be provided pursuant to a by-law under applicable law. Panhandle also maintains policies of directors and officers liability insurance.

     Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) or (iv) for any transaction from which the director derived an improper personal benefit. Article Tenth of Panhandle's Restated Certificate of Incorporation contains such a provision.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

      EXHIBIT
       NUMBER                                DESCRIPTION OF EXHIBITS
- -------------------- ------------------------------------------------------------------------
         2.1         -- Agreement and Plan of Merger dated October 9, 1994 among Panhandle
                        Eastern Corporation, Panhandle Acquisition Two, Inc. and Associated
                        Natural Gas Corporation (included as Appendix I to the Joint Proxy
                        Statement/Prospectus)
         2.2         -- Stock Option Agreement dated as of October 9, 1994 between Panhandle
                        Eastern Corporation and Associated Natural gas Corporation
                        (incorporated by reference to Exhibit 99.2 to the Statement on
                        Schedule 13D dated October 10, 1994 of Panhandle)
         2.3         -- Form of Irrevocable Proxy executed by directors and executive officers of Associated Natural Gas Corporation (incorporated by reference to Exhibit 99.3 to the Statement on Schedule 13D dated
                        October 10, 1994 of Panhandle)
         4.1         -- Restated Certificate of Incorporation of Panhandle Eastern
                        Corporation (incorporated by reference to Exhibit 3.1 to Form S-3
                        Registration Statement of Panhandle, dated May 14, 1990, File Number
                        33-34886)
         4.2         -- By-Laws of Panhandle Eastern Corporation effective July 8, 1986
                        (incorporated by reference to Exhibit 19(a) to Form 10-Q of Panhandle for quarter ended September 30, 1986, File Number 1-8157)

      EXHIBIT
       NUMBER                                DESCRIPTION OF EXHIBITS
- -------------------- ------------------------------------------------------------------------
         4.3         -- Rights Agreement, dated March 11, 1986, between Panhandle Eastern
                        Corporation and First City National Bank of Houston (incorporated by reference to Exhibit 1 to Form 8-A Registration Statement of
                        Panhandle dated March 12, 1986, File Number 1-8157)
         4.4         -- Amendment to Rights Agreement, dated May 6, 1993, among Panhandle
                        Eastern Corporation, Texas Commerce Bank National Association (as
                        successor to First City National Bank of Houston), and Continental
                        Stock Transfer & Trust Company (incorporated by reference to Exhibit
                        4.1 to Form 8-K of Panhandle dated May 28, 1993, File Number 1-8157)
         5.1         -- Opinion of Vinson & Elkins L.L.P regarding the legality of the securities
         8.1         -- Opinion of Holme Roberts & Owen LLC regarding tax matters
        23.1         -- Consent of Vinson & Elkins L.L.P. (set forth in Exhibit 5.1)
        23.2         -- Consent of Holme Roberts & Owen LLC (set forth in Exhibit 8.1)
        23.3         -- Consent of KPMG Peat Marwick LLP (Panhandle)
        23.4         -- Consent of KPMG Peat Marwick LLP (ANGC)
        23.5         -- Consent of Arthur Andersen LLP
        23.6         -- Consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated
        23.7         -- Consent of Dillon, Read & Co. Inc.
        24.1         -- Powers of Attorney for Directors of the Company
        99.1         -- Form of Panhandle Proxy
        99.2         -- Form of ANGC Proxy
        99.3         -- Report of Arthur Andersen LLP

     (b) Financial Statement Schedules:

          None required.

ITEM 22. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (2) That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form;

          (3) That every prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of
     Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (4) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective; and

          (5) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 20 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 20, 1994.

                                            PANHANDLE EASTERN CORPORATION

                                            By:   /s/  JAMES B. HIPPLE
                                               _________________________________
                                                     (James B. Hipple,
                                                 Senior Vice President and
                                                  Chief Financial Officer)

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 20, 1994.

             NAME AND SIGNATURE                                          TITLE
- ---------------------------------------------    ---------------------------------------------------
       (i) Principal executive officer:

            /s/  DENNIS R. HENDRIX               Chairman and Chief Executive Officer
_____________________________________________
                (Dennis R. Hendrix)

      (ii) Principal financial officer:

             /s/  JAMES B. HIPPLE                Senior Vice President and Chief Financial  Officer
_____________________________________________
                 (James B. Hipple)

     (iii) Principal Accounting officer:

             /s/  SANDRA P. MEYER                Controller
_____________________________________________
                 (Sandra P. Meyer)

      (iv) Directors:*

            /s/  PAUL M. ANDERSON
_____________________________________________
                (Paul M. Anderson)

             /s/  MILTON CARROLL
_____________________________________________
                 (Milton Carroll)

              /s/  ROBERT CIZIK
_____________________________________________
                  (Robert Cizik)

         /s/  CHARLES W. DUNCAN, JR.
_____________________________________________
             (Charles W. Duncan, Jr.)

            /s/  HARRY E. EKBLOM
_____________________________________________
                (Harry E. Ekblom)

            /s/  WILLIAM T. ESREY
_____________________________________________
                (William T. Esrey)

            /s/  ANN MAYNARD GRAY
_____________________________________________
                (Ann Maynard Gray)

            /s/  DENNIS R. HENDRIX
_____________________________________________
                (Dennis R. Hendrix)

             NAME AND SIGNATURE
- ---------------------------------------------

             /s/  HAROLD S. HOOK
_____________________________________________
                 (Harold S. Hook)

           /s/  LEO E. LINBECK, JR.
_____________________________________________
               (Leo E. Linbeck, Jr.)

            /s/  GEORGE L. MAZANEC
_____________________________________________
                (George L. Mazanec)

            /s/  RALPH S. O'CONNOR
_____________________________________________
                (Ralph S. O'Connor)

- ---------------

* Signed on behalf of each of these persons:

By:     /s/  ROBERT W. REED
_____________________________________________
            (Robert W. Reed,
            Attorney-in-Fact)

                                                                    EXHIBIT 99.2

                               FORM OF ANGC PROXY

                       ASSOCIATED NATURAL GAS CORPORATION

     PROXY FOR SPECIAL STOCKHOLDERS MEETING TO BE HELD ON DECEMBER   , 1994

     The undersigned hereby appoints           ,           , and           and
each of them proxies (to act by majority decision if more than one shall act), with full power of substitution, to vote all shares of stock of Associated Natural Gas Corporation which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders to be held at the Golden Room, Brown Palace Hotel, 321 17th Street, Denver, Colorado on December
  , 1994 at 9:00 a.m., local time, and at any adjournment thereof, upon the matters described in the accompanying Joint Proxy Statement/Prospectus and upon other business that may properly come before the meeting of any adjournment thereof. Said proxies are directed to vote as instructed on the matters set forth below and otherwise at their discretion. Receipt of a copy of the Notice of said meeting and Joint Proxy Statement/Prospectus is hereby acknowledged. The Board of Directors recommends a vote "for" the proposal to approve and adopt the Merger Agreement.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT AND IN THE DISCRETION OF THE WITHIN NAMED PROXIES
WITH RESPECT TO OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

     Please mark your proxy, date, sign, and return it promptly in the accompanying envelope, which requires no postage if mailed in the United States.

1. Proposal to approve and adopt the Agreement and Plan of Merger dated as of October 9, 1994, among Panhandle Eastern Corporation, Panhandle Acquisition Two, Inc. and Associated Natural Gas Corporation.

          / / FOR               / / AGAINST               / / ABSTAIN

     NOTE: PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR HEREON. When signing as custodian, attorney, executor, administrator, trustee, etc., please give your full title as such. All joint owners should sign this proxy. If account is registered in the name of a corporation, partnership or other entity, a duly authorized individual must sign on its behalf and give title.

________________________________    ____________________   ________________________________    ___________________
Signature(s)                        Date                   Signature(s)                        Date